Filed Pursuant to Rule 424(b)(2)
Registration No. 333-194431

This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement filed with the Securities and Exchange Commission, but this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities described herein, and are not soliciting an offer to buy such securities, in any state or jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 1, 2016

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated June 17, 2014)

Weatherford International Ltd.

$1,000,000,000

    % Exchangeable Senior Notes due 2021

Guaranteed on an unsecured basis by Weatherford International plc and Weatherford International, LLC

Exchangeable for ordinary shares of Weatherford International plc

Weatherford International Ltd., a Bermuda exempted company, which, except as otherwise provided herein, we refer to as Weatherford Bermuda, is offering $1.0 billion aggregate principal amount of its     % Exchangeable Senior Notes due 2021 (the “notes”). The notes will bear cash interest from                 , 2016 at an annual rate of     %, payable semi-annually in arrears on July 1 and January 1 of each year, beginning on January 1, 2017. The notes will mature on July 1, 2021, unless earlier repurchased, redeemed or exchanged. The notes will be fully and unconditionally guaranteed, on a senior, unsecured basis, by our parent company, Weatherford International plc, an Irish public limited company, which, except as otherwise provided herein, we refer to as Weatherford Ireland, and by Weatherford International, LLC, a Delaware limited liability company, which we refer to as Weatherford Delaware and which is an indirect, wholly owned subsidiary of Weatherford Ireland and an indirect subsidiary of Weatherford Bermuda. We also refer to Weatherford Ireland and Weatherford Delaware together as the guarantors.

The notes may be exchanged at the option of the holders in the circumstances and during the periods described below. We will settle exchanges by paying or delivering, as applicable, cash, ordinary shares of Weatherford Ireland (the “ordinary shares”) or a combination of cash and ordinary shares, at our election, based on an initial exchange rate of          ordinary shares per $1,000 principal amount of notes (which represents an initial exchange price of approximately $         per ordinary share), subject to adjustment as described in this prospectus supplement. Holders may exchange their notes at their option only in the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2016, if the last reported sale price per ordinary share for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter exceeds 130% of the exchange price on such trading day; (2) during the five consecutive business days immediately after any 10 consecutive trading day period (such period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per ordinary share on such trading day and the exchange rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on the ordinary shares; (4) if we call the notes for redemption; and (5) at any time from, and including, January 1, 2021 until the close of business on the second scheduled trading day immediately before the maturity date. If a “make-whole fundamental change” (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the exchange rate for a specified period of time.

The notes may not be redeemed by Weatherford Bermuda at its option, except in limited circumstances described in this prospectus supplement in connection with a change in tax law. If a “fundamental change” (as defined in this prospectus supplement) occurs, then holders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The notes and the guarantees will be senior, unsecured obligations of Weatherford Bermuda and the guarantors, respectively, and will be (1) equal in right of payment with existing and future senior, unsecured indebtedness of Weatherford Bermuda and the guarantors, respectively; (2) senior in right of payment to existing and future indebtedness of Weatherford Bermuda and the guarantors, respectively, that is expressly subordinated to the notes and the guarantees, as applicable; and (3) effectively subordinated to existing and future secured indebtedness of Weatherford Bermuda and the guarantors, respectively, to the extent of the value of the collateral securing that indebtedness. Your right to payment under the notes and the guarantees is also structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent Weatherford Bermuda, Weatherford Ireland or Weatherford Delaware, as applicable, is not a holder thereof) preferred equity, if any, of Weatherford Ireland’s subsidiaries, other than Weatherford Bermuda and Weatherford Delaware.

We have granted the underwriters an option to purchase, on the same terms and conditions as set forth below, up to an additional $150 million aggregate principal amount of notes within 30 days from the date of this prospectus supplement, solely to cover over-allotments.

The ordinary shares are listed for trading on the New York Stock Exchange (“NYSE”) under the symbol “WFT.” On May 31, 2016, the last reported sale price of the ordinary shares on the NYSE was $5.61 per share. We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system.

Investing in the notes involves risks. Before buying our notes, you should read the discussion of material risks described in “Risk Factors” beginning on page S-8 of this prospectus supplement and page 5 of the accompanying prospectus for more information.

	Per Note	Total
Public Offering Price(1)	$	$
Underwriting Discount	$	$
Proceeds to us (before expenses)	$	$

(1)	Plus accrued interest from , 2016, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities described herein or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

For the avoidance of doubt, this document is not intended to be and is not a prospectus for the purposes of the Companies Act 2014 of Ireland (the “Irish Companies Act”), the Prospectus Directive (2003/71/EC) Regulations 2005 of Ireland (as amended) or the Prospectus Rules issued by the Central Bank of Ireland, and the Central Bank of Ireland has not approved this document.

The permission of the Bermuda Monetary Authority is required, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of securities (which includes the notes) of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the Bermuda Monetary Authority has granted a general permission. The Bermuda Monetary Authority, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities (which includes the notes) of a Bermuda company from and/or to a non-resident of Bermuda for exchange control purposes, other than “Equity Securities” (which the notes are not) of such company. In granting the general permission, the Bermuda Monetary Authority does not accept any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

The underwriters expect to deliver the notes to purchasers on or about                 , 2016 through the facilities of The Depository Trust Company.

Joint Book-Running Managers

RBC Capital Markets	Citigroup

Prospectus Supplement dated                 , 2016

Prospectus Supplement

Prospectus

You should rely solely on the information contained in this prospectus supplement, the accompanying prospectus, or in any related free writing prospectus issued by us and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities, or soliciting an offer to purchase these securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any related issuer free writing prospectus, or any document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find Additional Information.”

Unless the context requires otherwise or unless otherwise noted herein, as used in this prospectus supplement:

•	“Weatherford Ireland” refers to Weatherford International plc, an Irish public limited company.

•	“Weatherford Bermuda” refers to Weatherford International Ltd., a Bermuda exempted company and wholly owned, indirect subsidiary of Weatherford Ireland.

•

“Weatherford Delaware” refers to Weatherford International, LLC, a Delaware limited liability company and wholly owned, indirect subsidiary of Weatherford Ireland and an indirect subsidiary of Weatherford Bermuda.

•

“We,” “us” or “our” refers to Weatherford Ireland and its subsidiaries (including Weatherford Bermuda and Weatherford Delaware) on a consolidated basis, unless in relation to the terms of the notes and this offering, in which case such terms refer to Weatherford Bermuda, as the issuer of the notes.

NOTICE TO INVESTORS

This document is not a prospectus within the meaning of the Irish Companies Act, the Prospectus (Directive 2003/71/EC) Regulations 2005 of Ireland (as amended) or the Prospectus Rules issued by the Central Bank of Ireland. No offer of notes to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish prospectus law (within the meaning of Part 23 of the Irish Companies Act) or the Prospectus Directive (2003/71/EC) (as amended). This document has not been approved or reviewed by or registered with the Central Bank of Ireland or any other competent authority or regulatory authority in the European Economic Area. This document does not constitute investment advice or the provision of investment services within the meaning of the European Communities (Markets in Financial Instruments) Regulations 2007 of Ireland (as amended) or the Markets in Financial Instruments Directive (2004/39/EC). Weatherford Ireland is not an authorized investment firm within the meaning of the European Communities (Markets in Financial Instruments) Regulations 2007 of Ireland (as amended) or the Markets in Financial Instruments Directive (2004/39/EC) and the recipients of this document should seek independent legal and financial advice in determining their actions in respect of or pursuant to this document.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus supplement and the accompanying prospectus, including in the documents incorporated by reference herein and therein, contains various statements relating to future financial performance and results, including certain projections, business trends and other statements that are not historical facts. These statements constitute “forward-looking statements” as defined in the Securities Act of 1933, as amended (the “Securities Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “budget,” “strategy,” “plan,” “guidance,” “outlook,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, although not all forward-looking statements contain these identifying words.

Forward-looking statements reflect our beliefs and expectations based on current estimates and projections. While we believe these expectations, and the estimates and projections on which they are based, are reasonable and were made in good faith, these statements are subject to numerous risks and uncertainties. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecasted in the forward-looking statements. Furthermore, from time to time, we update the various factors we consider in making our forward-looking statements and the assumptions we use in those statements. However, we undertake no obligation to correct, update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws. The following sets forth various risks and uncertainties relating to those statements. Certain of these risks and uncertainties may cause actual results to be materially different from projected results contained in forward-looking statements in this prospectus supplement and the accompanying prospectus and in our other disclosures. These risks and uncertainties include, but are not limited to, those described under “Risk Factors” in this prospectus supplement, the accompanying prospectus, our most recent Annual Report on Form 10-K (the “Form 10-K”) and the following:

•	the price volatility of oil, natural gas and natural gas liquids, including the impact of the recent and significant decline in the price of crude oil;

•	global political, economic and market conditions, political disturbances, war, terrorist attacks, changes in global trade policies, and international currency fluctuations;

•	nonrealization of expected benefits from our acquisitions or business dispositions and our ability to execute such acquisitions and dispositions;

•	our ability to realize expected revenues and profitability levels from current and future contracts;

•

our ability to manage our workforce, supply chain and business processes, information technology systems and technological innovation and commercialization, including the impact of our cost reduction plans;

•	our high level of indebtedness;

•	increases in the prices and availability of our raw materials;

•	potential non-cash asset impairment charges for long-lived assets, goodwill, intangible assets or other assets;

•	changes to our effective tax rate and cash tax payments;

S-iii

•

potential charges arising out of the U.S. Securities and Exchange Commission (“SEC”) and Department of Justice investigation into the circumstances surrounding the prior material weakness in our internal control over financial reporting for income taxes and the restatements of our historical financial statements in 2011 and 2012;

•	nonrealization of potential earnouts associated with business dispositions;

•	downturns in our industry which could further affect the carrying value of our goodwill;

•	member-country quota compliance within the Organization of Petroleum Exporting Countries;

•	adverse weather conditions in certain regions of our operations;

•	our ability to realize the expected benefits from our 2014 redomestication from Switzerland to Ireland and to maintain our Swiss tax residency;

•	failure to ensure on-going compliance with current and future laws and government regulations, including but not limited to environmental, tax and accounting laws, rules and regulations; and

•	limited access to capital, significantly higher cost of capital, or difficulty raising additional funds in the equity or debt capital markets.

Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in our other filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act. For additional information regarding risks and uncertainties, see our other filings with the SEC.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before making an investment decision. We urge you to read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus carefully, including the historical financial statements and notes to those financial statements of Weatherford International plc incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement and “Risk Factors” in Weatherford International plc’s Annual Report on Form 10-K for the year ended December 31, 2015 and similar sections in any subsequent Exchange Act reports that we incorporate by reference in this prospectus supplement and the accompanying prospectus for more information about important risks that you should consider before investing in the notes.

Overview

Weatherford International Ltd. is a Bermuda exempted company (“Weatherford Bermuda”) and wholly owned, indirect subsidiary of Weatherford International plc, an Irish public limited company (“Weatherford Ireland” and, together with its subsidiaries, including Weatherford Bermuda, the “company,” “we,” “us” and “our”). We are a multinational oilfield service company and one of the world’s leading providers of equipment and services used in the drilling, evaluation, completion, production and intervention of oil and natural gas wells. We conduct operations in over 100 countries and have service and sales locations in nearly all of the oil and natural gas producing regions in the world.

Our principal business is to provide equipment and services to the oil and natural gas exploration and production industry, both on land and offshore, through our three business groups: (1) Formation Evaluation and Well Construction, (2) Completion and Production and (3) Land Drilling Rigs, which together include 14 product lines.

Recent Developments

Amended and Restated Credit Agreement and Term Loan Agreement

On May 4, 2016, Weatherford Bermuda entered into (i) an amended and restated credit agreement with, among others, JPMorgan Chase Bank, N.A., as administrative agent, lender and swingline lender, in the amount of $1.38 billion (the “Revolving Credit Agreement”) and (ii) a term loan agreement with, among others, JPMorgan Chase Bank, N.A., as administrative agent and lender, in the amount of $500 million (the “Term Loan Agreement”). Obligations under the Revolving Credit Agreement and Term Loan Agreement are guaranteed by Weatherford Ireland and a material portion of its subsidiaries. Obligations under the Term Loan Agreement are secured by substantially all of Weatherford Ireland’s assets, including the equity and assets of a material portion of its subsidiaries.

Tender Offers for 2017 Notes, 2018 Notes, 2019 Notes and 2020 Notes

We intend to commence tender offers (the “Tender Offers”) to purchase for cash, subject to certain conditions, up to $1.0 billion (the “Maximum Purchase Amount”) aggregate purchase price, excluding accrued interest, of our 6.35% senior notes due 2017 (the “2017 Notes”), our 6.00% senior notes due 2018 (the “2018 Notes”), our 9.625% senior notes due 2019 (the “2019 Notes”) and our 5.125% senior notes due

2020 (the “2020 Notes” and, together with the 2017 Notes, 2018 Notes and 2019 Notes, the “Target Notes”). The Tender Offers will be subject to a cap with respect to each of the 2019 Notes and the 2020 Notes (collectively, the “Caps”). Subject to the Maximum Purchase Amount and the Caps, the aggregate purchase price of a series of Target Notes that is purchased in the Tender Offers will be based on the order of priority assigned to such series of Target Notes.

We expect that the total consideration for each series of Target Notes will include a premium (the “Early Tender Premium”) for each $1,000 principal amount of notes that are tendered prior to an early tender deadline. Holders that validly tender Target Notes subsequent to the early tender deadline but prior to the expiration date of the Tender Offers will not receive the Early Tender Premium.

Each Tender Offer may be amended, extended or terminated individually. The Tender Offers will be made pursuant to an Offer to Purchase. This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell any of the Target Notes, and the Tender Offers will not be offers to sell or solicitations of offers to purchase the notes. The Tender Offers will be conditioned on, among other things, the consummation of this offering. This offering, however, is not conditioned on the consummation of the Tender Offers or the tender of any specified amount of 2017 Notes, 2018 Notes, 2019 Notes or 2020 Notes in the Tender Offers. There can be no assurance as to the amount of Target Notes that will be tendered in the Tender Offers or that we will consummate the Tender Offers, which are subject to market conditions and other factors.

Ongoing Capital Markets Activities

We regularly evaluate potential capital markets transactions for opportunities to raise capital at attractive prices. Such efforts may involve our participation in debt or equity offerings, any of which may impact the trading price and value of the notes. These efforts can involve transactions that, if successful, would have a material effect on our financial condition and results of operations.

We typically do not announce a capital markets transaction until after we and any underwriters or purchasers begin to actively market such transaction to potential investors. Past experience has demonstrated that discussions and negotiations regarding a potential transaction can advance or terminate in a short period of time. The success of any transaction would be subject to market conditions, conditions set forth in any definitive agreements relating to such transactions and other factors. Accordingly, we can give no assurance that any current or future capital markets transactions will be successful.

Corporate Information

Our headquarters are located at Bahnhofstrasse 1, 6340 Baar, Switzerland and our telephone number at that location is +41.22.816.1500. We are incorporated in Ireland; however, we are a Swiss tax resident.

The Offering

The following summary contains basic information about the offering of the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, see the section entitled “Description of Notes” in this prospectus supplement. For purposes of the following summary, references to “we,” “our” and “us” refer only to Weatherford International Ltd. and not to its parent company, Weatherford International plc, or any of Weatherford International plc’s other subsidiaries, including Weatherford International, LLC; references to the “parent” or “Weatherford Ireland” refer only to Weatherford International plc and not to any of its subsidiaries; references to “Weatherford Delaware” refer only to Weatherford International, LLC; references to “guarantors” refer to Weatherford Ireland and Weatherford Delaware together; and, unless the context requires otherwise, references to “ordinary shares” refer to the ordinary shares of the parent.

Issuer	Weatherford International Ltd.

Notes offered	$1.0 billion in principal amount of % Exchangeable Senior Notes due 2021 (the “notes”). We have also granted the underwriters an option, for a period of 30 days from the date of this prospectus supplement, to purchase up to an additional $150 million aggregate principal amount of notes, solely to cover over-allotments.

Guarantees	The notes will be fully and unconditionally guaranteed on a senior unsecured basis by Weatherford Ireland and Weatherford Delaware.

Interest rate	% per year.

Interest payment dates	Interest will be payable semi-annually in arrears on July 1 and January 1 of each year, beginning on January 1, 2017.

Maturity date	July 1, 2021, unless earlier exchanged, redeemed or repurchased.

Ranking	The notes will be our senior, unsecured obligations and will be:

•	equal in right of payment with our existing and future senior, unsecured indebtedness;

•	senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes;

•	effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and

•

structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our non-guarantor subsidiaries.

The guarantee of each guarantor will be such guarantor’s senior unsecured obligation and will be:

•	equal in right of payment with such guarantor’s existing and future senior, unsecured indebtedness;

•	senior in right of payment to such guarantor’s existing and future indebtedness that is expressly subordinated to the guarantee;

•	effectively subordinated to such guarantor’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and

•

structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent such guarantor is not a holder thereof) preferred equity, if any, of such guarantor’s non-guarantor subsidiaries.

As of March 31, 2016, as adjusted to give effect to the entry into the Term Loan Agreement and the Revolving Credit Agreement as if it had occurred on such date, the parent had total consolidated indebtedness of $7.1 billion, substantially all of which, other than $500 million of indebtedness incurred under the Term Loan Agreement, was unsecured indebtedness of us or our subsidiaries guaranteed by Weatherford Ireland, Weatherford Delaware and/or us and to which the notes and the guarantees would have ranked equal in right of payment. As of May 27, 2016, subsidiaries of parent, other than us or Weatherford Delaware, had outstanding guarantees for approximately $1.6 billion of our debt under our Revolving Credit Agreement and Term Loan Agreement. See “Risk Factors — Risks Relating to the Notes and our Indebtedness — The notes and the guarantees will be effectively subordinated to any of our or the guarantors’ existing and future secured debt and structurally subordinated to the liabilities of our and the guarantors’ non-guarantor subsidiaries.” The indenture that will govern the notes will not limit the amount of debt, including senior debt that we, any guarantor or our or their respective subsidiaries may incur.

Redemption	The notes may not be redeemed by us at our option, except in limited circumstances described in this prospectus supplement in connection with a change in tax law. Notice of such a redemption would be deemed to constitute a “make-whole fundamental change,” which will in certain circumstances result in a temporarily increased exchange rate. See “Description of Notes —Redemption of Notes.”

Exchange rights	Holders may exchange their notes at their option only in the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on September 30, 2016, if the last reported sale price per ordinary share for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter exceeds 130% of the exchange price on such trading day;

•

during the five consecutive business days immediately after any 10 consecutive trading day period (such period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per ordinary share on such trading day and the exchange rate on such trading day;

•	upon the occurrence of certain corporate events or distributions on the ordinary shares described in this prospectus supplement;

•	if we call the notes for redemption; and

•	at any time from, and including, January 1, 2021 until the close of business on the second scheduled trading day immediately before the maturity date.

We will settle exchanges by paying or delivering, as applicable, cash, ordinary shares or a combination of cash and ordinary shares, at our election, based on an initial exchange rate of ordinary shares per $1,000 principal amount of notes (which represents an initial exchange price of approximately $ per ordinary share), subject to adjustment in certain circumstances as described in this prospectus supplement. If we elect to deliver cash or a combination of cash and ordinary shares, then the consideration due upon exchange will be based on an observation period consisting of 40 VWAP trading days.

If a “make-whole fundamental change” (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the exchange rate for a specified period of time.

See “Description of Notes — Exchange of the Notes.”

Repurchase of notes by us at the option of the holders following a fundamental change
If a “fundamental change” (as defined in this prospectus supplement) occurs, then holders of the notes may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See “Description of Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes.”

Additional amounts	All payments and deliveries made by or on behalf of us or the guarantors, or any successor to us or the guarantors, under or with respect to the notes, will be made without withholding or deduction for taxes imposed by a relevant jurisdiction, unless such withholding or deduction is required by law. If any such withholding or deduction is required, we, the guarantors or the successor, as applicable, will, in certain cases and subject to certain exceptions, pay such additional amounts as may be necessary so that the net amount received by beneficial owners of the notes after such withholding or deduction will not be less than the amount that would have been received in the absence of such withholding or deduction. See “Description of Notes — Additional Amounts.”

Book-entry, delivery and form	The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee. Beneficial interests in global notes may not be exchanged for certificated securities, except in limited circumstances. See “Description of Notes — Book-Entry, Settlement and Clearance.”

No prior market	The notes will be a new issue of securities with no established trading market. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue market making at any time without notice. Accordingly, we cannot assure you as to the development or liquidity of the trading market for the notes.

No listing	We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. The parent’s ordinary shares are listed on NYSE under the symbol “WFT.”

Trustee, paying agent and exchange agent	Deutsche Bank Trust Company Americas

Certain tax considerations	For certain U.S. federal income tax, Bermuda tax, Irish tax and Swiss tax considerations relating to the purchase, ownership and disposition of the notes and the ordinary shares, if any, into which the notes will be exchangeable, see “Material United States Federal Income Tax Considerations,” “Material Bermuda Tax Considerations,” “Material Irish Tax Considerations” and “Material Swiss Tax Considerations.”

Use of proceeds

We expect the net proceeds to us from this offering to be approximately $975.0 million (or $1.12 billion if the underwriters fully exercise their over-allotment option), after deducting the underwriters’ discounts and our estimated offering expenses. We intend to use the net proceeds from this offering to fund all or a portion of the Tender Offers. In the event that the Tender Offers are not consummated, or the aggregate amount of securities tendered in the Tender Offers and accepted for payment is less than the expected net proceeds of this offering, we may use such proceeds to repay or retire other outstanding indebtedness, which may include amounts outstanding under our Revolving Credit Agreement. Until we apply the net proceeds for the purposes described above, we may invest them in short-term liquid investments. See “Use of Proceeds.”

Risk factors	Investing in our notes involves risks. Before deciding to invest in our notes, you should carefully read and consider the information set forth in the “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” sections of this prospectus supplement and the “Risk Factors” section of the Form 10-K and similar sections in any subsequent Exchange Act reports that we incorporate by reference in this prospectus supplement and the accompanying prospectus, and all other information set forth in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus.

RISK FACTORS

Investing in our notes involves a high degree of risk. Before deciding whether to purchase our notes, you should carefully consider the risks and uncertainties described below as well as those described under “Risk Factors” in the Form 10-K, together with all of the other information included in, or incorporated by reference into, this prospectus. See “Incorporation by Reference.” If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

For purposes of this “Risk Factors” section, references to “Weatherford Bermuda,” “we,” “our” and “us” refer only to Weatherford International Ltd. and not to its parent company, Weatherford International plc, or any of Weatherford International plc’s other subsidiaries, including Weatherford International, LLC; references to the “parent” or “Weatherford Ireland” refers only to Weatherford International plc and not to any of its subsidiaries; references to “Weatherford Delaware” refers only to Weatherford International, LLC; references to “guarantors” refer to Weatherford Ireland and Weatherford Delaware together; and, unless the context requires otherwise, references to “ordinary shares” refer to the ordinary shares of the parent.

Risks Relating to the Notes and our Indebtedness

The notes and the guarantees will be effectively subordinated to any of our or the guarantors’ existing and future secured debt and structurally subordinated to the liabilities of our and the guarantors’ non-guarantor subsidiaries.

The notes and the guarantees will be senior, unsecured obligations of us and the guarantors, respectively, and will be effectively subordinated to existing and future secured indebtedness of us and the guarantors, respectively, to the extent of the value of the collateral securing that indebtedness.

As of March 31, 2016, as adjusted to give effect to the entry into the Term Loan Agreement and the Revolving Credit Agreement as if it had occurred on such date, Weatherford Ireland had total consolidated indebtedness of $7.1 billion, substantially all of which, other than $500 million of indebtedness incurred under the Term Loan Agreement, was unsecured indebtedness of us or our subsidiaries guaranteed by Weatherford Ireland, Weatherford Delaware and/or us and to which the notes and the guarantees would have ranked equal in right of payment. Despite our current consolidated debt levels, we may be able to incur substantial additional debt in the future, including secured debt, subject to the restrictions contained in our debt instruments and credit facilities. The indenture that will govern the notes will not limit the amount of debt, including senior debt that we, the guarantors or our or their respective subsidiaries may incur. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, Weatherford Ireland or Weatherford Delaware, the holders of any secured indebtedness of us, Weatherford Ireland or Weatherford Delaware will be entitled to proceed directly against the collateral securing such indebtedness. Accordingly, that collateral will not be available for satisfying any amounts owed under the notes or the guarantees, as applicable, unless and until the secured indebtedness is satisfied in full.

Other than Weatherford Delaware, none of our subsidiaries will guarantee the notes. Accordingly, the notes and the guarantees will also be structurally subordinated to all existing and future unsecured and secured liabilities and (to the extent we are not a holder thereof) preferred equity, if any, of Weatherford Ireland’s subsidiaries other than us or Weatherford Delaware. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any of such subsidiaries, we or Weatherford Ireland, as a common equity owner of the subsidiary, and, therefore, holders of our debt, including the notes, will be subject to the prior claims of that subsidiary’s creditors, including trade creditors. As of March 31, 2016, as adjusted to give effect to the entry into the Term Loan Agreement and the Revolving Credit Agreement as if it had occurred on such date, the aggregate amount of liabilities of our subsidiaries was approximately $9.9 billion, including $7.1 billion of consolidated indebtedness, trade and other payables but excluding intercompany liabilities. As of May 27, 2016, subsidiaries of Weatherford Ireland, other than us or Weatherford Delaware, had outstanding guarantees for approximately $1.6 billion of our debt under our Revolving Credit Agreement and Term Loan Agreement. The provisions of the indenture that will govern the notes will not prohibit our subsidiaries from incurring additional indebtedness or issuing preferred equity.

We may not have the ability to raise the funds necessary to settle exchanges of the notes in cash or to repurchase the notes for cash upon a fundamental change, and our existing indebtedness contains, and our future indebtedness may also contain, limitations on our ability to repurchase of the notes.

Holders of the notes will have the right to require us to repurchase their notes upon the occurrence of a fundamental change at a repurchase price generally equal to 100% of the principal amount to be repurchased, plus accrued and unpaid interest, if any, as described under “Description of Notes —Fundamental Change Permits Holders to Require Us to Repurchase Notes.” In addition, upon exchange of the notes, unless we elect to deliver solely ordinary shares to settle the exchange, we will be required to make cash payments in respect of the notes being exchanged as described in under “Description of Notes —Exchange of the Notes — Settlement upon Exchange.” We may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of the notes or to settle exchanges of the notes in cash.

In addition, our ability to repurchase the notes or pay cash upon exchange of the notes may be limited by law, regulatory authority or the agreements governing our indebtedness. For example, our amended and restated credit agreement and our term loan agreement prohibit us from paying cash to repurchase the notes or making cash payments (other than cash payments in lieu of issuing any fractional share) upon the exchange of notes unless:

•	no default or event of default has occurred and is continuing at the time of, or immediately after, the payment;

•

the amount of cash paid, together with all other applicable restricted payments we have made in reliance on the exception described in this sentence, is less than 50% of our cumulative “excess cash flow” (as defined in those agreements) for each fiscal quarter commencing with the fiscal quarter ending June 30, 2016; and

•	after giving pro forma effect to the payment, our “total leverage ratio” (as defined, and calculated in the manner set forth, in those agreements) would be less than 4.00 to 1.00.

We may not generate sufficient excess cash flow, or satisfy the other requirements described above, to enable us to repurchase the notes for cash when required or settle exchanges in cash or a combination of cash and ordinary shares. Our failure to repurchase notes when required in connection with a fundamental change would constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our other indebtedness. If the repayment of the other indebtedness accelerates, then we may not have sufficient funds to repay that indebtedness, repurchase the notes when required or pay the cash amounts due upon exchange of the notes.

Servicing our indebtedness requires a significant amount of cash, and we may not have sufficient cash flow from our business to service or repay this indebtedness.

Our ability to make scheduled payments of the principal and to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance and results of operations which are subject to economic, financial, competitive, legislative, regulatory and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our indebtedness and the indebtedness of Weatherford Ireland and its other subsidiaries and make necessary capital expenditures. If Weatherford Ireland and its subsidiaries are unable to generate such cash flow, Weatherford Ireland and its subsidiaries may be required to adopt one or more alternatives, such as selling assets, restructuring debt, reducing or delaying capital expenditures or obtaining additional equity capital of Weatherford Ireland on terms that may be onerous or highly dilutive. The ability to refinance the indebtedness of Weatherford Ireland and its subsidiaries will depend on the capital markets and the financial condition of Weatherford Ireland and its subsidiaries at such time. Weatherford Ireland and its subsidiaries may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations, including the notes, or the debt obligations of Weatherford Ireland and its other subsidiaries.

Our indebtedness and liabilities could limit cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations and impair our ability to satisfy our obligations under the notes.

As of March 31, 2016, as adjusted to give effect to the entry into the Term Loan Agreement and the Revolving Credit Agreement as if it had occurred on such date, Weatherford Ireland’s total consolidated indebtedness was approximately $7.1 billion. We may also incur additional indebtedness to meet future financing needs, and the indenture that will govern the notes will not contain any limits on incurring such additional indebtedness. Our indebtedness could have significant negative consequences for our business, results of operations and financial condition, including:

•	increasing our vulnerability to adverse economic and industry conditions;

•	limiting our ability to obtain additional financing;

•	requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, thereby reducing the amount of our cash flow available for other purposes;

•	limiting our flexibility in planning for, or reacting to, changes in our business; and

•	placing us at a possible competitive disadvantage with less leveraged competitors or competitors that may have better access to capital resources.

Any harm to our business and operations resulting from our current or future level of indebtedness could adversely affect our ability to pay amounts due on the notes and could depress the trading price of the ordinary shares underlying the notes.

If we are unable to comply with the restrictions and covenants in the agreements governing the Revolving Credit Agreement, the Term Loan Agreement and our other indebtedness, there could be a default under the terms of these agreements, which could result in an acceleration of payment of funds that we have borrowed and would affect our ability to make principal and interest payments on the notes.

Any default under the agreements governing our indebtedness that is not cured or waived by the required lenders, and the remedies sought by the holders of any such indebtedness, could make us unable to pay principal and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the agreements governing our indebtedness (including covenants in the Revolving Credit Agreement and Term Loan Agreement), we could be in default under the terms of such agreements. In the event of such default:

•	the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

•	the lenders under such agreements could elect to terminate their commitments thereunder and cease making further loans; and

•	we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to obtain waivers under the Revolving Credit Agreement or Term Loan Agreement to avoid being in default. If we breach our covenants under the Revolving Credit Agreement or Term Loan Agreement and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under such agreements, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

The terms of the Revolving Credit Agreement and Term Loan Agreement restrict our current and future operations, particularly our ability to respond to changes or to pursue our business strategies.

The Revolving Credit Agreement and Term Loan Agreement contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest, including restrictions on our ability to:

•	incur additional indebtedness;

•	pay dividends make other distributions;

•	prepay, redeem or repurchase certain debt;

•	make loans and investments;

•	sell assets;

•	incur liens;

•	enter into transactions with affiliates;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends; and

•	consolidate, merge or sell all or substantially all of our assets.

As a result of these restrictions, we may be:

•	limited in how we conduct our business;

•	unable to raise additional debt or equity financing to operate during general economic or business downturns; or

•	unable to compete effectively, execute our growth strategy or take advantage of new business opportunities.

In addition, the restrictive covenants in the Revolving Credit Agreement and Term Loan Agreement require us to maintain specified financial ratios. Our ability to meet those financial ratios can be affected by events beyond our control.

A breach of the covenants under the Revolving Credit Agreement or Term Loan Agreement could result in an event of default thereunder. Such a default may allow the lenders to accelerate the related indebtedness and may result in the acceleration of any other indebtedness to which a cross-acceleration or cross-default provision applies. In addition, an event of default under the Revolving Credit Agreement or Term Loan Agreement would permit the lenders thereunder to terminate all commitments. Furthermore, if we were unable to repay the amounts due and payable under the Term Loan Agreement, the lenders thereunder could proceed against the collateral granted to them to secure that indebtedness. In the event our lenders accelerate the repayment of our borrowings, we and our subsidiaries may not have sufficient assets to repay that indebtedness.

Our holding company structure may impact our ability to meet our obligations under the notes.

We are a holding company subsidiary of Weatherford Ireland with no material assets (other than shares of our subsidiaries), operations, revenues or cash flows other than those related to the issuance, administration and repayment of debt, including the notes being offered hereby. As a result, our ability to meet our obligations under the notes is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, loan, debt repayment or otherwise. Our subsidiaries do not have any obligation to make funds available to repay our indebtedness, other than cases in which such subsidiaries have guaranteed such indebtedness, or pay dividends. Dividends from subsidiaries that are not wholly owned are shared with other equity owners. In addition, cash at our international operations is also subject to foreign withholding taxes upon repatriation.

In addition, our subsidiaries may not be able to, or be permitted to, make distributions to enable us to repay our indebtedness or pay dividends. Each of our subsidiaries is a distinct legal entity, and, under certain circumstances, legal restrictions, as well as the financial condition and operating requirements of our subsidiaries, may limit our ability to obtain cash from our subsidiaries. Our rights to participate in any distribution of our subsidiaries’ assets upon their liquidation, reorganization or insolvency would generally be subject to the prior claims of the subsidiaries’ creditors, including any trade creditors.

There may be future sales or other dilution of the equity of Weatherford Ireland, which may adversely affect the market price of the ordinary shares and the value of the notes.

Except as described under the heading “Underwriting,” Weatherford Ireland is not restricted from issuing additional ordinary shares, including securities that are convertible into or exchangeable for, or that represent the right to receive, ordinary shares. The issuance of additional ordinary shares will dilute the ownership interest of existing shareholders.

Sales of a substantial number of ordinary shares or other equity-related securities in the public market could depress the market price of the notes, the ordinary shares or both, and impair Weatherford Ireland’s ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of the ordinary shares or other equity-related securities would have on the market price of the ordinary shares or the value of the notes. The price of the ordinary shares could be affected by possible sales of the ordinary shares by investors who view the notes as a more attractive means of equity participation in Weatherford Ireland and by hedging or arbitrage trading activity. The hedging or arbitrage could, in turn, affect the market price of the notes.

The exchange rate for notes may not be adjusted for all dilutive events.

The exchange rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on the ordinary shares, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of Notes — Exchange of the Notes —Exchange Rate Adjustments.” The exchange rate will not be adjusted, however, for other events, such as a third-party tender or exchange offer or an issuance of ordinary shares for cash, that may adversely affect the trading price of the notes or the ordinary shares. In addition, an event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to such exchange rates.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, an arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the ordinary shares underlying the notes and dynamically adjusting their short position while they hold the notes. Investors may also implement this type of strategy by entering into swaps on ordinary shares in lieu of or in addition to short selling ordinary shares.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including the ordinary shares). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of the ordinary shares, borrow the ordinary shares or enter into swaps on the ordinary shares could adversely affect the trading price and the liquidity of the notes.

Volatility in the market price and trading volume of ordinary shares could adversely impact the trading price of the notes.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of the ordinary shares could fluctuate significantly for many reasons, including in response to the risks described in this section and elsewhere in this prospectus supplement, or for reasons unrelated to Weatherford Ireland’s consolidated operations, such as reports by industry analysts, investor perceptions, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of the ordinary shares would likely adversely impact the trading price of the notes. The market price of the ordinary shares could also be affected by possible sales of the ordinary shares by investors who view the notes as a more attractive means of equity participation in Weatherford Ireland and by hedging or arbitrage trading activity that we expect to develop involving ordinary shares. This trading activity could, in turn, affect the trading price of the notes.

The conditional exchange feature of the notes could result in your receiving less than the value of the ordinary shares into which the notes would otherwise be exchangeable.

Prior to the close of business on the business day immediately preceding January 1, 2021, you may exchange your notes only if specified conditions are met. If the specific conditions for exchange are not met, you will not be able to exchange your notes, and you may not be able to receive the value of the cash, ordinary shares or combination of cash and ordinary shares, as applicable, into which the notes would otherwise be exchangeable.

Upon exchange of the notes, you may receive less valuable consideration than expected because the value of the ordinary shares may decline after you exercise your exchange right but before we settle the exchange.

A holder that exchanges its notes will be exposed to fluctuations in the trading price of the ordinary shares during the period from the date the holder elects to exchange its notes until the date we settle the exchange. We will have the option to pay or deliver, as the case may be, cash, ordinary shares or a combination of cash and ordinary shares, at our election, to settle the exchange of notes. If we elect to settle exchanges solely in cash or in a combination of cash and ordinary shares, then the amount of consideration that you will receive upon exchange of your notes will be determined by reference to the volume-weighted average prices of the ordinary shares over a 40 consecutive trading-day observation period. Accordingly, if the trading price of the ordinary shares decreases during this period, or after this period and before we deliver the consideration due upon exchange, the amount or value of consideration you receive will be adversely affected. In addition, if the market price of the ordinary shares on the date we deliver the consideration due upon exchange is below the average of the volume-weighted average price of the ordinary shares during the relevant observation period, then the amount of cash or the value of any ordinary shares that you will receive in settlement of the exchange will be less than the value used to determine the amount of cash or number of ordinary shares that you will receive.

Weatherford Ireland’s, Weatherford Bermuda’s and Weatherford Delaware’s credit ratings may not reflect all risks of your investment in the notes.

Weatherford Ireland’s, Weatherford Bermuda’s and Weatherford Delaware’s credit ratings are assessments by rating agencies of their ability to pay their debts when due. Consequently, real or anticipated changes in their credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

The notes may not be rated or may receive a lower rating than anticipated.

Weatherford Ireland, Weatherford Bermuda and Weatherford Delaware do not intend to seek a rating on the notes. However, if one or more rating agencies rates the notes and assigns the notes a rating lower than the rating expected by investors, or reduces its rating in the future, the trading price of the notes and the market price of the ordinary shares could be harmed.

In addition, the trading price of the notes will be directly affected by market perceptions of our creditworthiness. Consequently, if a credit ratings agency rates any of Weatherford Ireland’s, Weatherford Bermuda’s or Weatherford Delaware’s debt in the future or downgrades or withdraws any such rating, or puts Weatherford Ireland, Weatherford Bermuda or Weatherford Delaware on credit watch, the trading price of the notes is likely to decline.

Holders of notes will not be entitled to any rights with respect to the ordinary shares, but they will be subject to all changes made with respect to them to the extent our exchange obligation includes ordinary shares.

Holders of notes will not be entitled to any rights with respect to the ordinary shares underlying their notes (including, without limitation, voting rights and rights to receive any dividends or other distributions on the ordinary shares) until the date they are deemed to be a record holder of those shares. Upon exchange of a note, the holder of that note will be deemed to become the record holder the ordinary shares, if any, issuable upon the exchange on the exchange date (in the event we elect to settle the exchange solely in ordinary shares) or the last trading day of the related observation period (in the event we elect to settle the exchange with a combination of cash and ordinary shares). Before such date, the holder will be subject to all changes affecting the ordinary shares. For example, if an amendment is proposed to Weatherford Ireland’s memorandum and articles of association requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the date a holder of notes to be exchanged is deemed to be a holder of record of the underlying ordinary shares, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting ordinary shares.

The notes will not be protected by financially restrictive covenants.

The indenture that will govern the notes will not contain any financial covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us, Weatherford Ireland or our and Weatherford Ireland’s respective subsidiaries. The indenture will not contain covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us, Weatherford Ireland or our and Weatherford Ireland’s respective subsidiaries except to the extent described under “Description of Notes —Fundamental Change Permits Holders to Require Us to Repurchase Notes,” “— Exchange of the Notes —Increase in Exchange Rate in Connection with a Make-Whole Fundamental Change” and “— Consolidation, Merger, Amalgamation and Sale of Assets.”

Some significant restructuring transactions and significant changes in the composition of the board of Weatherford Ireland may not constitute a fundamental change.

Upon the occurrence of a fundamental change relating to Weatherford Ireland, holders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, as described under “Description of Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes.” However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us or Weatherford Ireland may not constitute a fundamental change. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of indebtedness of Weatherford Ireland and its subsidiaries, including us, or otherwise adversely affect our or Weatherford Ireland’s capital structure or any credit ratings, thereby adversely affecting the holders of notes. In addition, significant changes in the composition of Weatherford Ireland’s board will not, in themselves, constitute a fundamental change.

The adjustment to the exchange rate for notes exchanged in connection with make-whole fundamental changes may not adequately compensate holders for the lost option value of their notes as a result of any such transaction. In addition, the definition of a make-whole fundamental change is limited and may not protect you from losing some of the option value of your notes in the event of a variety of transactions that do not constitute a make-whole fundamental change.

If certain corporate events that constitute a make-whole fundamental change occur, including our giving notice of redemption of the notes after certain tax law changes, then, in certain circumstances and subject to certain limitations, we will temporarily increase the exchange rate by a number of additional shares. The number of additional shares will be determined based on the date on which the make-whole fundamental change transaction becomes effective and the “stock price” per ordinary share in such transaction, as described under the caption “Description of Notes — Exchange of the Notes — Increase in Exchange Rate in Connection with a Make-Whole Fundamental Change.” While the increase in the exchange rate is designed to compensate holders for the lost option value of the notes as a result of such transaction, the increase in the exchange rate is only an approximation of the lost value and may not adequately compensate holders for such loss. In addition, if the stock price is greater than $         per share or less than $         per share (in each case, subject to adjustment in accordance with the indenture), then we will not be required to increase the exchange rate pursuant to these provisions. Moreover, in no event will we increase the exchange rate pursuant to these provisions to an amount that exceeds              shares per $1,000 principal amount of notes, subject to adjustment under certain circumstances.

Furthermore, the definition of make-whole fundamental change is limited to certain enumerated transactions. As a result, the make-whole fundamental change provisions of the indenture will not afford protection to holders of the notes in the event that other transactions occur that could adversely affect the option value of the notes. For example, transactions, such as a spin-off or sale of a subsidiary with volatile earnings, or a change in our line of business, could significantly affect the trading characteristics of the ordinary shares and reduce the option value of the notes without constituting a make-whole fundamental change.

Our obligation to increase the exchange rate upon certain make-whole fundamental change transactions could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness of economic remedies.

The guarantees will be the guarantors’ respective obligations only, and the guarantors’ operations are conducted through, and substantially all of their consolidated assets are held by, their subsidiaries.

Weatherford Ireland and Weatherford Delaware are each holding companies that conduct all of their respective operations through subsidiaries. Accordingly, the guarantors’ ability to pay the cash obligations, if any, that become due under the guarantees will depend on the results of operations of their respective subsidiaries and upon the ability of such subsidiaries to provide the guarantors with cash, whether in the form of dividends, loans or otherwise, to pay amounts due under the guarantees. The guarantors’ subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments in respect of the guarantees or the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to the guarantors from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations. As a result, the guarantors may not be able to pay the cash obligations, if any, that become due under the guarantees.

U.S. Federal and state laws and Irish law allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.

Under U.S. federal and foreign bankruptcy laws and comparable provisions of state and foreign fraudulent transfer laws, the guarantees of the notes could be voided if, among other things, at the time the guarantors issued the guarantees, a guarantor:

•	intended to hinder, delay or defraud any present or future creditor by making such guarantee; or

•	received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness and either:

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, a guarantor in the United States would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it was generally not paying or could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not a guarantor was solvent at the relevant time. If a guarantee is legally challenged, the guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the respective guarantor, the obligations of the guarantor were incurred for less than reasonably equivalent value or fair consideration. A court could thus void the obligations under that guarantee, subordinate them to the guarantor’s other indebtedness or take other action detrimental to the holders of the notes.

The issuance of the guarantees of the notes by a guarantor may be subject to review under Irish law in certain circumstances, including the following:

•

a guarantor, having become the subject of liquidation proceedings within six months (or two years if the guarantee is given in favor of anyone who is, in relation to the guarantor, a connected person) of issuing the guarantee, is made the subject of an application by the liquidator, on behalf of the guarantor, to the Irish courts to void the guarantee on the grounds that the issuance of the guarantee constituted a preference over other creditors at a time when the guarantor was insolvent;

•

if a guarantor was wound up, the Irish courts, on the application of a liquidator or creditor, may, if it can be shown that the guarantee or any payments made thereunder constituted a fraud on the guarantor, order a return of any payments made by the guarantor under the guarantee and declare that any ordinary shares issued thereunder are void;

•	if the guarantee is challenged on the grounds that there was no corporate benefit to the guarantor in entering into the guarantee; or

•

a guarantor having become insolvent, or deemed likely to become insolvent, is made the subject of court protection under the examinership procedure (see further below) and the court approves a scheme for the compromise of debts of the guarantor.

Under the laws of Ireland, a guarantee may only be issued where the entity issuing the guarantee receives sufficient commercial benefit for doing so. If there is insufficient commercial benefit, the beneficiary of the guarantee may not be able to rely on the authority of the directors of that entity to grant the guarantee, and, accordingly, a court may set aside the guarantee at the request of the entity’s shareholders or a liquidator. The board of directors of Weatherford Ireland and the sole member of Weatherford Delaware have each passed a resolution that the entry into the guarantee is in its best interests and for its corporate benefit. However, no assurance can be given that a court would agree with their conclusions in this regard. In addition, in an insolvency of an Irish company, the claims of certain preferential creditors (including the Irish Revenue Commissioners for certain unpaid taxes) will rank in priority to claims of unsecured creditors. If Weatherford Ireland becomes subject to an insolvency proceeding and Weatherford Ireland has obligations to creditors that are treated under Irish law as creditors that are senior relative to the holders of the notes, the holders of the notes may suffer losses as a result of their subordinated status during such insolvency proceeding.

If a court voids the guarantee or any payment under the guarantee of the notes as a result of a fraudulent transfer or holds it unenforceable for any other reason, the rights of holders of the notes under the guarantee would be seriously undermined and such holders could cease to have any claim against that guarantor under its guarantee of the notes. In addition, if the guarantee is voided, we would be required to cash settle any exchanges of the notes unless a registration statement covering the ordinary shares deliverable upon exchange, if any, was effective. We may not have sufficient resources to settle any such exchanges in cash since we are a holding company with very limited assets (other than shares of our subsidiaries), revenue and cash flows. See “— Our holding company structure may impact our ability to meet our obligations under the notes.”

A substantial number of our guarantors’ subsidiaries operate or are incorporated in jurisdictions other than Ireland and the United States and may be subject to the insolvency, bankruptcy and corporation laws of such other jurisdictions. The insolvency, bankruptcy and corporation laws of these jurisdictions may differ materially from those of Ireland and those of the United States. In addition, there can be no assurance as to how the insolvency, bankruptcy or corporation laws of the various jurisdictions in which Weatherford Ireland and its subsidiaries operate will be applied in relation to one another.

If Weatherford Ireland is unable to pay its debts, an examiner may be appointed under Irish law to oversee Weatherford Ireland’s operations.

If Weatherford Ireland is unable, or likely to be unable, to pay its debts, including obligations under its guarantee, an examiner may be appointed to oversee Weatherford Ireland’s operations and to facilitate its survival and the whole or any part of its business by formulating proposals for a compromise or scheme of arrangement. An examiner may be appointed even if Weatherford Ireland is not insolvent. If an examiner has been appointed to Weatherford Ireland or any of its subsidiaries, the examinership may be extended to any of the related companies of the entity in question, including us and Weatherford Delaware, even if we or Weatherford Delaware are not insolvent. There can be no assurance that we would be exempt from an extension of the examinership.

If an examiner is appointed to Weatherford Ireland, a protection period, not exceeding 100 days, will be imposed so that the examiner can formulate and implement his or her proposals for a compromise or scheme of arrangement. During the protection period, any enforcement action by a creditor is prohibited. In addition, Weatherford Ireland would be prohibited from paying any debts existing at the time of the presentation of the petition to appoint an examiner. The appointment of an examiner may restrict the ability of Weatherford Ireland to make timely payments under its guarantee, and holders may be unable to enforce their rights under the guarantee. During the course of examinership, holders’ rights under the guarantee may be affected by the examiner’s exercise of his or her powers to, for example, repudiate a restriction or prohibition on further borrowings or the creation of a security interest.

Further, a scheme of arrangement may be approved involving the writing down of the debt due by Weatherford Ireland to the holders of the notes irrespective of their views. In the event that a scheme of arrangement is not approved and Weatherford Ireland subsequently goes into liquidation, the examiner’s remuneration and expenses (including certain borrowings incurred by the examiner on behalf of Weatherford Ireland and approved by the Irish High Court) and the claims of certain other creditors referred to above (including the Irish Revenue Commissioners for certain unpaid taxes) will take priority over the amounts due by Weatherford Ireland to the holders of the notes.

Furthermore, a court may order that an examiner shall have any of the powers a liquidator appointed by court would have, which could include the power to apply to have transactions set aside under section 604 or section 557 of the Irish Companies Act. We cannot be certain that, in the event of Weatherford

Ireland becoming insolvent, its guarantee of the notes or any payment by it pursuant to such guarantee will not be challenged by a liquidator or examiner or that a court would uphold such guarantee or payment.

We cannot assure you that an active trading market will develop for the notes.

Prior to this offering, there has been no trading market for the notes. We do not intend to apply to list the notes on any securities exchange or for quotation on any automated dealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security, by any credit ratings assigned to the notes or by any downgrade or withdrawal of such credit ratings or the credit ratings of Weatherford Ireland, by changes in our financial performance or prospects or in the prospects for companies in our industry generally and by changes in the interest rate environment. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

Certain provisions in the indenture governing the notes could delay or prevent an otherwise beneficial takeover or takeover attempt of Weatherford Ireland.

Certain provisions in the notes and the indenture could make it more difficult or more expensive for a third party to acquire Weatherford Ireland. For example, if a takeover would constitute a fundamental change, then holders of the notes will have the right to require us to repurchase their notes in cash. In addition, if a takeover constitutes a make-whole fundamental change, then we may be required to temporarily increase the exchange rate. In either case, and in other cases, our obligations under the notes and the indenture could increase the cost of acquiring Weatherford Ireland or otherwise discourage a third party from acquiring Weatherford Ireland or removing incumbent management.

Interest payments in relation to the exchangeable notes could be subject to Swiss withholding tax.

An exchangeable note issued by a non-Swiss subsidiary of a Swiss tax resident company, for which such Swiss tax resident company, in the case at hand Weatherford Ireland, grants a downstream guarantee, will qualify as a Swiss bond for Swiss tax purposes if there is a harmful flow back of the funds to Switzerland (either to the guarantee-issuing company or any other related Swiss tax resident company). In such case, the interest payments to the note holders will become subject to Swiss withholding tax of 35%. We use our best efforts to ensure that none of the proceeds from the offer of the notes will be used in a manner that would trigger a harmful flow back of the funds to Switzerland, and, as such, the notes are not expected to constitute Swiss bonds or bond like instruments subject to Swiss withholding tax. In the unlikely case the notes would nevertheless be subject to Swiss withholding tax, and subject to certain exceptions, we will pay additional amounts such that the note holders receive the agreed interest payment without reduction for any Swiss withholding tax as described in “Description of Notes — Additional Amounts.”

A transfer of notes may be subject to Swiss federal stamp duties.

In certain circumstances, the transfer of the notes subsequent to initial issuance may be subject to Swiss federal stamp duties on the dealing in securities irrespective of the place of residency of the purchaser or seller if (i) the transaction takes place through or with a Swiss bank or other Swiss securities dealer, as those terms are defined in the Swiss Federal Stamp Duty Act, and (ii) no exemption applies in the specific case. The applicable stamp duty rate would be 0.15% for each of the two parties to a transaction, provided that no (partial) exemption applies, and is calculated based on the purchase price or sale proceeds. If the transaction does not involve cash consideration, the Swiss federal stamp duty on the dealing in securities is computed on the basis of the market value of the consideration. If a purchase or sale is not entered into through or with a Swiss bank or other Swiss securities dealer, then no Swiss federal stamp duty on the dealing in securities will be due.

You may be subject to tax upon an adjustment to, or a failure to adjust, the exchange rate of the notes even though you do not receive a corresponding cash distribution.

The exchange rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the exchange rate is adjusted, you may be deemed to have received for U.S. federal income tax purposes a taxable dividend to the extent of our earnings and profits without the receipt of any cash. In addition, a failure to adjust (or adjust adequately) the exchange rate after an event that increases your proportionate interest in Weatherford Ireland could be treated as a deemed taxable dividend to you. Such deemed dividend may be subject to backup withholding, which may be set off against payments on the notes or the ordinary shares. On April 12, 2016, the United States Internal Revenue Service (“IRS”) proposed regulations addressing the amount and timing of deemed distributions and filing and notice obligations of issuers, which if adopted could affect the U.S. federal income tax treatment of a holder of notes deemed to receive such a distribution. See “Description of Notes — Exchange of the Notes — Exchange Rate Adjustments” and “Material United States Federal Income Tax Considerations.”

The accounting method for exchangeable debt securities that may be settled in cash, such as the notes, could have a material effect on Weatherford Ireland’s reported financial results.

Under Financial Accounting Standards Board Accounting Standards Codification 470-20, Debt with Conversion and Other Options, or ASC 470-20, a reporting entity must separately account for the liability and equity components of certain debt instruments whose conversion may be settled entirely or partially in cash (such as the notes we are offering) in a manner that reflects the entity’s economic interest cost for non-convertible debt. As a result, we expect that the liability component of the notes will initially be valued at the fair value of a similar debt instrument that does not have an associated exchange right and will be reflected as a liability in Weatherford Ireland’s consolidated balance sheet. Further, we expect that the equity component of the notes will be included in the capital in excess of par value section of Weatherford Ireland’s stockholders’ equity on its consolidated balance sheet, and the value of the equity component will be treated as original issue discount for purposes of accounting for the debt component. This original issue discount will be amortized to non-cash interest expense over the term of the notes, and Weatherford Ireland will record a greater amount of non-cash interest expense in current periods as a result of this amortization. Accordingly, Weatherford Ireland may report lower net income in its financial results because ASC 470-20 will require the interest expense associated with the notes to include both the current period’s amortization of the debt discount and the notes’ coupon interest, which could adversely affect reported or future financial results, the trading price of the ordinary shares and the trading price of the notes.

In addition, because the notes will be potentially exchangeable into cash, Weatherford Ireland may be required to classify the liability portion of the notes as a current, rather than long-term, liability if any of the conditions to exchange are satisfied, even if holders do not elect to exchange their notes. This could materially reduce Weatherford Ireland’s net working capital.

Although exchangeable debt instruments for which exchanges may be settled entirely or partly in cash (such as the notes) may be eligible, in certain circumstances, to be accounted for using the treasury stock method, we expect that Weatherford Ireland will be required to use the if-converted method for measuring diluted earnings per share until it is able to settle in cash due to restrictions under the Revolving Credit Agreement and the Term Loan Agreement. Under the if-converted method, net income is increased for the after-tax interest expense of the notes and shares outstanding are increased for the number of shares issuable upon exchange of the notes. Under this method, the shares issuable upon exchange are included in the calculation when the effects are dilutive, regardless of whether the notes are currently exchangeable. In the future, Weatherford Ireland may be eligible to use the treasury-stock method, where the shares issuable upon exchange of the notes are not included in the calculation of diluted earnings per share unless the exchange value of the notes exceeds their principal amount at the end of the relevant reporting period, in which case the notes will be accounted for as if the number of ordinary shares that would be necessary to settle the excess are issued. The accounting standards in the future may not permit the use of the treasury stock method. If, in the future, Weatherford Ireland is unable to use the treasury stock method then its diluted earnings per share could be adversely affected.

The notes will initially be held in book-entry form, and, holders must rely on the procedures and the relevant clearing system to exercise their rights and remedies.

Unless and until certificated notes are issued in exchange for book-entry interests in the notes, beneficial owners of the book-entry interests will not be considered owners or holders of notes. Instead, DTC or its nominee will be the sole holder of the notes. Payments of principal, interest and other amounts due on or in respect of the notes in global form will be made to DTC, after which those payments will be credited to DTC participants’ accounts that hold book-entry interests in the notes in global form and credited by those participants to indirect participants. Unlike holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the notes. Instead, if a holder owns a book-entry interest, the holder will be permitted to act only to the extent the holder has received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The procedures implemented for granting proxies may not be sufficient to enable holders to vote on any requested action on a timely basis.

Irish and Bermuda laws differ from the laws in effect in the United States and may afford less protection to holders of the notes and the ordinary shares.

It may not be possible to enforce court judgments obtained in the United States against Weatherford Ireland in Ireland, or Weatherford Bermuda in Bermuda, based on the civil liability provisions of the U.S. federal or state securities laws. In addition, there is some uncertainty as to whether the courts of Ireland or Bermuda would recognize or enforce judgments of U.S. courts obtained against Weatherford Ireland, Weatherford Bermuda or any of their directors or officers based on the civil liabilities provisions of the U.S. federal or state securities laws or hear actions against Weatherford Ireland, Weatherford Bermuda or those persons based on those laws. Weatherford Ireland and Weatherford Bermuda have been advised that the United States currently does not have a treaty with Ireland or Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Ireland or Bermuda.

As an Irish company, Weatherford Ireland is governed by the Irish Companies Act, which differs in some material respects from laws generally applicable to U.S. corporations and shareholders, including, among others, differences relating to interested director and officer transactions and shareholder lawsuits. Likewise, the duties of directors and officers of an Irish company generally are owed to the company only. Shareholders of Irish companies generally do not have a personal right of action against directors or officers of the company and may exercise such rights of action on behalf of the company only in limited circumstances. Accordingly, holders of the notes and the ordinary shares, including the ordinary shares issuable upon exchange of the notes, may have more difficulty protecting their interests than would holders of securities of a corporation incorporated in a jurisdiction of the United States.

As a Bermuda company, Weatherford Bermuda is subject to the Companies Act 1981 of Bermuda (“Bermuda Companies Act”). The Bermuda Companies Act differs in some material respects from laws generally applicable to U.S. corporations and shareholders, including provisions relating to interested directors, mergers, amalgamations and acquisitions, takeovers and indemnification of directors.

Under Bermuda law, the duties of directors and officers of a company are generally owed to the company only. Shareholders of Bermuda companies do not generally have rights to take action against directors or officers of the company, and may only do so in limited circumstances. Directors and officers of a Bermuda company must, in exercising their powers and performing their duties, act honestly and in good faith with a view to the best interests of the company and must exercise the care and skill that a reasonably prudent person would exercise in comparable circumstances. If a director or officer of a Bermuda company is found to have breached his duties to that company, he may be held personally liable to the company in respect of that breach of duty.

Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to permit a shareholder to commence an action in a company’s name to remedy a wrong done to the company where the act complained of is alleged to be beyond the company’s corporate power or is illegal or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of shareholders than actually approved it.

Section 98 of the Bermuda Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

Weatherford Bermuda has adopted provisions in its bye-laws that provide that it shall indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Weatherford Bermuda’s bye-laws provide that the its shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Bermuda Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such a purpose.

U.S. persons that own, or are deemed to own, 10% or more of our shares may be subject to U.S. federal income taxation under the controlled foreign corporation (“CFC”) rules and may also subject us to increased taxation. Ownership of the notes, generally, should be considered on an as-exchanged basis under the CFC rules. The potential for shareholders to be taxed under the CFC rules may impact demand for the notes and ordinary shares.

Currently, certain of our subsidiary corporations are not considered CFCs because they are less than 50% owned by our U.S. group of subsidiaries and other 10% or greater U.S. shareholders. However, there is a risk that, if a U.S. shareholder holds 10% or more of our shares, directly, indirectly, constructively or by attribution, some of our subsidiaries could be classified as CFCs for U.S. federal income tax purposes. Under the CFC rules, a holder of notes should, generally, be treated as owning the number of shares into which such notes can be exchanged. Further, if a holder of notes also owns, or is treated as owning, shares of our stock, such shares would be combined with any equity interest that may result from owning the notes, for the purposes of determining whether a holder is a U.S. Shareholder and the CFC status of certain of our subsidiaries. If one or more of our subsidiaries is classified as a CFC, we and any shareholder that is a U.S. person that owns, directly or indirectly, constructively or by attribution, 10% or more of our outstanding shares, may be subject to U.S. income taxation at ordinary income tax rates on all or a portion of the CFC’s undistributed earnings and profits attributable to “subpart F income.” The CFC rules are complex and U.S. investors are urged to consult their tax advisors regarding the possible application of the CFC rules to them in their particular circumstances. The risk of being subject to increased taxation may deter our current investors from acquiring additional notes or ordinary shares and new investors from establishing a position in the notes or our ordinary shares, which could impact the demand for, and value of, the notes and ordinary shares.

We may not consummate the Tender Offers, and this offering is not conditioned on the consummation of the Tender Offers.

We intend to use the net proceeds from this offering to fund all or a portion of the Tender Offers, as described under “Summary — Recent Developments — Tender Offers for 2017 Notes, 2018 Notes, 2019 Notes and 2020 Notes.” However, there can be no assurance as to the amount of Target Notes that will be tendered in the Tender Offers or that we will consummate the Tender Offers, which are subject to market conditions and other factors.

This offering is not conditioned on the consummation of the Tender Offers. Therefore, upon the closing of this offering, you will become a holder of the notes regardless of whether the Tender Offers are consummated, delayed or terminated. If the Tender Offers are delayed or terminated, the value of the notes may decline to the extent that their price reflects a market assumption that the Tender Offers will be consummated on the terms described herein.

If the Tender Offers are not consummated, we may use the net proceeds from this offering to repay or retire other outstanding indebtedness, which may include amounts outstanding under the Revolving Credit Agreement.

Risks Relating to the Ordinary Shares

The price of our ordinary shares may be volatile.

The trading price of the ordinary shares has historically fluctuated significantly. For example, since the beginning of 2014, the high sale price per ordinary share on the NYSE was $24.88, the low sale price per share was $4.71, and on May 31, 2016, the last reported sale price of the ordinary shares on the NYSE was $5.61 per share. The price of the ordinary shares could be subject to wide fluctuations in the future in response to many events or factors, including those discussed in this risk factors section, as well as:

•	actual or anticipated fluctuations in operating results;

•	declines in the market prices of oil and natural gas;

•	changes in expectations as to future financial performance or buy/sell recommendations of securities analysts;

•	acquisitions, strategic alliances or joint ventures involving us or our competitors;

•	actions of our current stockholders, including sales of ordinary shares by our directors and executive officers;

•	the arrival or departure of key personnel;

•	our, or a competitor’s, announcement of new products, services or innovations; and

•	the operating and stock price performance of other comparable companies.

General market conditions and domestic or international macroeconomic factors unrelated to our performance may also affect the price of our ordinary shares. For these reasons, investors should not rely on recent trends to predict future prices of our ordinary shares or financial results.

Weatherford Ireland has never declared or paid cash dividends on its share capital and it does not expect to pay any cash dividends in the near future.

Weatherford Ireland has never declared or paid cash dividends on its share capital and does not expect to pay any cash dividends in the near future. If Weatherford Ireland proposes to pay dividends in the future, it must do so in accordance with Irish law, which provides that distributions including dividend payments, share repurchases and redemptions be funded from “distributable reserves.” See “Description of Weatherford Ireland’s Ordinary Shares — Dividends.” Any future determination as to the payment of dividends will, subject to Irish legal requirements, be at the sole discretion of Weatherford Ireland’s board of directors and will depend on Weatherford Ireland’s consolidated financial condition, results of operations, capital requirements, compliance with existing and future borrowing arrangements, and other factors Weatherford Ireland’s board of directors deems relevant. Accordingly, holders of ordinary shares must rely on increases in the trading price of their shares for returns on their investment in the foreseeable future.

A transfer of ordinary shares may be subject to Irish stamp duty.

In certain circumstances, the transfer of shares in an Irish incorporated company will be subject to Irish stamp duty, which is a legal obligation of the buyer. This duty is currently charged at the rate of 1.0% of the price paid or the market value of the shares acquired, if higher. Because Weatherford Ireland’s ordinary shares are traded on a recognized stock exchange in the United States, an exemption from this stamp duty is available to transfers by shareholders who hold ordinary shares beneficially through brokers which in turn hold those shares through The Depository Trust Company (“DTC”) to holders who also hold through DTC. However, a transfer by or to a record holder who holds ordinary shares directly in his, her or its own name could be subject to this stamp duty. Weatherford Ireland, in its absolute discretion and insofar as the Irish Companies Act or any other applicable law permit, may, or may provide that a subsidiary of Weatherford Ireland will, pay Irish stamp duty arising on a transfer of ordinary shares on behalf of the transferee of such ordinary shares. If stamp duty resulting from the transfer of ordinary shares which would otherwise be payable by the transferee is paid by Weatherford Ireland or any of its subsidiaries on behalf of the transferee, then in those circumstances, Weatherford Ireland will, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee or the transferor (at its discretion), (ii) set-off the stamp duty against any dividends payable to the transferee of those ordinary shares and (iii) claim a first and permanent lien on the ordinary shares on which stamp duty has been paid by Weatherford Ireland or its subsidiary for the amount of stamp duty paid. Weatherford Ireland’s lien shall extend to all dividends paid on those ordinary shares. Parties to a share transfer may assume that any Irish stamp duty arising in respect of a transaction in Weatherford Ireland’s shares has been paid unless one or both of such parties is otherwise notified by Weatherford Ireland.

A transfer of ordinary shares may be subject to Swiss federal stamp duties.

In certain circumstances, the transfer of shares in an Irish incorporated, but Swiss tax resident company, will be subject to Swiss federal stamp duties on the dealing in securities irrespective of the place of residency of the purchaser or seller if (i) the transaction takes place through or with a Swiss bank or other Swiss securities dealer, as those terms are defined in the Swiss Federal Stamp Duty Act, and (ii) no exemption applies in the specific case. The applicable stamp duty rate would be 0.15% for each of the two parties to a transaction, provided that no (partial) exemption applies, and is calculated based on the purchase price or sale proceeds. If the transaction does not involve cash consideration, the Swiss federal stamp duty on the dealing in securities is computed on the basis of the market value of the consideration. If a purchase or sale is not entered into through or with a Swiss bank or other Swiss securities dealer, then no Swiss federal stamp duty on the dealing in securities will be due.

Dividends paid by Weatherford Ireland may be subject to Swiss dividend withholding tax.

In certain circumstances, as a Swiss tax resident company, Weatherford Ireland will be required to deduct Swiss dividend withholding tax (currently at the rate of 35%) from dividends paid to Weatherford Ireland’s shareholders. Such Swiss withholding tax is due regardless of the place of residency of the shareholder. Shareholders that are resident in the United States, EU countries and other countries with which Switzerland has signed a tax treaty may be entitled to a partial or full refund of the Swiss withholding tax. Swiss withholding tax could adversely affect the price of ordinary shares and the value of the notes.

Future issuances of equity or equity-linked securities by us may cause the market price of ordinary shares to fall.

As of May 25, 2016, Weatherford Ireland had 895,882,767 ordinary shares issued and outstanding. As of May 25, 2016, 1,797,200 ordinary shares were authorized for issuance upon exercise of stock options (of which zero were exercisable), 11,395,138 ordinary shares were authorized for issuance upon the vesting of restricted stock units and 3,255,346 ordinary shares were authorized for issuance upon the vesting of performance share units. The issuance of the notes offered hereby, the ordinary shares offered pursuant to the Ordinary Shares Offering, and the sale of additional shares that may become eligible for sale in the public market from time to time could have the effect of depressing the market price for our ordinary shares.

USE OF PROCEEDS

We expect the net proceeds to us from this offering to be approximately $975.0 million (or $1.12 billion if the underwriters fully exercise their over-allotment option), after deducting the underwriters’ discounts and our estimated offering expenses.

We intend to use the net proceeds from this offering to fund all or a portion of the Tender Offers. In the event that the Tender Offers are not consummated, or the aggregate amount of securities tendered in the Tender Offers and accepted for payment is less than the expected net proceeds of this offering, we may use such proceeds to repay or retire other outstanding indebtedness, which may include amounts outstanding under our Revolving Credit Agreement. Until we apply the net proceeds for the purposes described above, we may invest them in short-term liquid investments.

As of March 31, 2016, we had approximately $600 million in aggregate principal amount of the 2017 Notes outstanding. The interest rate on the aggregate principal amount of the 2017 Notes is 6.35%.

As of March 31, 2016, we had approximately $500 million in aggregate principal amount of the 2018 Notes outstanding. The interest rate on the aggregate principal amount of the 2018 Notes is 6.00%.

As of March 31, 2016, we had approximately $1.0 billion in aggregate principal amount of the 2019 Notes outstanding. The interest rate on the aggregate principal amount of the 2019 Notes is 9.625%.

As of March 31, 2016, we had approximately $773 million in aggregate principal amount of the 2020 Notes outstanding. The interest rate on the aggregate principal amount of the 2020 Notes is 5.125%.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2016:

•	on an actual basis; and

•

as adjusted to give effect to (i) the entry into the Term Loan Agreement and the Revolving Credit Agreement on May 4, 2016 and (ii) the offering of the notes, in each case as if they had occurred on March 31, 2016.

The following table does not give effect to the Tender Offers. See “Summary—Recent Developments.”

	March 31, 2016
	Actual	As Adjusted(1)
	(in millions, except par value)
Cash and cash equivalents	$464	$1,439
Long-term debt, including current maturities:
Revolving credit facility(2)	1,035	535
Other short-term bank loans	130	130

Total short-term borrowings	$1,165	$665
Long-term debt
Secured Term Loan Agreement(3)	—	500
6.35% Senior Notes due 2017	603	603
6.00% Senior Notes due 2018	498	498
9.625% Senior Notes due 2019	1,011	1,011
5.125% Senior Notes due 2020	769	769
4.50% Senior Notes due 2022	642	642
6.50% Senior Notes due 2036	446	446
6.80% Senior Notes due 2037	255	255
7.00% Senior Notes due 2038	455	455
9.875% Senior Notes due 2039	245	245
6.75% Senior Notes due 2040	456	456
5.95% Senior Notes due 2042	368	368
4.82% secured borrowing	8	8
% Exchangeable Senior Notes due 2021(4)	—	1,000
Other long-term debt	137	137

Long-term debt	5,893	7,393

Total indebtedness	$7,058	$8,058

Shareholders’ equity:
Ordinary shares—$0.001 par value; authorized 1,356, issued and outstanding 895, actual and as adjusted	1	1
Capital in excess of par value	6,144	6,144
Retained deficit	(56)	(56)
Accumulated other comprehensive loss	(1,498)	(1,498)

Weatherford Ireland shareholders’ equity	4,591	4,591
Noncontrolling interests	68	68

Total shareholders’ equity	$4,659	$4,659

Total capitalization	$11,717	$12,717

(1)	Although we intend to use the net proceeds from this offering to fund all or a portion of the Tender Offers or otherwise repay or retire indebtedness, the As Adjusted column does not give effect to the Tender Offers, and instead presents the net proceeds from this offering as an upward adjustment to cash and cash equivalents pending their intended use. See “Use of Proceeds.” This offering is not conditioned on the consummation of the Tender Offers or the tender of any specified amount of 2017 Notes, 2018 Notes, 2019 Notes or 2020 Notes in the Tender Offers. There can be no assurance that we will consummate the Tender Offers, which are subject to market conditions and other factors. As of May 27, 2016, the aggregate amount outstanding of the Target Notes was approximately $2.9 billion.

(2)	At March 31, 2016, we had a $2 billion unsecured, revolving credit facility that was to mature on July 13, 2017 with $949 million of available credit and $16 million in outstanding letters of credit. On May 4, 2016, we amended and restated our Revolving Credit Agreement to be in the amount of $1.38 billion in total, with $1.15 billion maturing in July 2019, for extending lenders, and $229 million maturing in July 2017, for non-extending lenders. At May 27, 2016, we had approximately $304 million available under the revolving credit facility, and there were $16 million in outstanding letters of credit under the revolving credit facility. Our revolving credit facility can be used for a combination of borrowings, including letters of credit, and the indebtedness incurred thereunder is structurally senior to the notes to the extent the Revolving Credit Agreement is guaranteed by entities that will not guarantee the notes. Amounts borrowed under the revolving credit facility fluctuate during each quarter based on working capital requirements and typically are lower at the end of a quarter.

(3)	On May 4, 2016, we entered into the Term Loan Agreement, which provides for secured indebtedness in the amount of $500 million. The $500 million term loan extended thereunder was used to reduce borrowings under our Revolving Credit Agreement. The indebtedness incurred under the Term Loan Agreement is secured and is effectively senior to the notes and the guarantees to the extent of the collateral therefor and is structurally senior to the notes and the guarantees to the extent the Term Loan Agreement is guaranteed by entities that will not guarantee the notes.

(4)	The amount shown in the table above for the notes represents their principal amount. However, in accordance with ASC 470-20, Weatherford will separately account for the debt and equity components of the notes. Specifically, the initial carrying amount of the debt component will be valued using Weatherford’s cost of capital for a similar instrument that does not have an exchange feature, and the related debt discount will be credited to capital in excess of par value and amortized into interest expense over the term of the notes. Although ASC 470-20 will result in higher reported interest expense in Weatherford’s consolidated statement of income, it does not affect the actual interest amounts that we are required to pay on the notes.

This table should be read in conjunction with, and is qualified in its entirety by reference to, “Use of Proceeds” in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the related notes in our Form 10-K and Form 10-Q which are incorporated by reference in this prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

For purposes of computing the ratio of earnings to fixed charges, earnings are divided by fixed charges. “Earnings” represent the aggregate of (a) our earnings (loss) before income taxes, minority interest, discontinued operations and equity in earnings of unconsolidated investees and (b) fixed charges, net of interest capitalized plus (c) distributed income from equity investments. “Fixed charges” represent interest (whether expensed or capitalized), the amortization of capitalized debt costs and original issue discount and that portion of rental expense on operating leases deemed to be the equivalent of interest.

	Three Months Ended March 31, 2016		Twelve Months Ended December 31,
			2015		2014		2013		2012		2011
Ratio of earnings to fixed charges:	—	(1)	—	(1)	—	(1)	—	(1)	—	(1)	2.30x

(1)	For the three months ended March 31, 2016 and for the years ended December 31, 2015, 2014, 2013 and 2012, earnings before fixed charges were inadequate to cover fixed charges by $593 million, $2.1 billion, $266 million, $211 million and $349 million, respectively.

MARKET PRICE OF THE ORDINARY SHARES

Weatherford Ireland’s ordinary shares are traded under the symbol “WFT” on the NYSE. As of May 25, 2016, there were 1,917 shareholders of record. The following table sets forth, for the periods indicated, the range of high and low sales prices per share for the ordinary shares as reported on the NYSE.

	High	Low

2016
First Quarter	$8.80	$4.95
Second Quarter (through May 31, 2016)	$8.49	$4.71

2015
First Quarter	$13.12	$9.40
Second Quarter	$14.91	$12.10
Third Quarter	$12.35	$7.21
Fourth Quarter	$11.49	$7.52

2014
First Quarter	$17.53	$13.07
Second Quarter	$23.25	$16.68
Third Quarter	$24.88	$20.00
Fourth Quarter	$20.89	$10.07

On May 31, 2016, the closing price of the ordinary shares was $5.61 per share.

DESCRIPTION OF NOTES

We will issue the notes under a base indenture, dated as of October 1, 2003, among Weatherford International Ltd., Weatherford International, Inc., as guarantor, and Deutsche Bank Trust Company Americas, as trustee (the “base indenture”), as supplemented by a supplemental indenture, to be dated as of the date of the initial closing of this offering, among Weatherford International Ltd., Weatherford International plc, as guarantor, Weatherford International, LLC, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (the base indenture, as so supplemented, the “indenture”). You may request a copy of the indenture from us as described under “Where You Can Find Additional Information.”

The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to, and is qualified by reference to, all of the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read those documents because they, and not this description, define your rights as a holder of the notes. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

For purposes of this description, references to “we,” “our” and “us” refer only to Weatherford International Ltd. and not to its parent company, Weatherford International plc, or any of Weatherford International plc’s other subsidiaries, including Weatherford International, LLC; the “parent” refers only to Weatherford International plc and not to any of its subsidiaries; “Weatherford Delaware” refers only to Weatherford International Ltd.; “guarantors” refers to the parent and Weatherford Delaware; and, unless the context requires otherwise, references to “ordinary shares” refer to the ordinary shares of the parent.

General

The notes will:

•	be our unsecured, senior obligations;

•	initially be limited to an aggregate principal amount of $1.0 billion (or $1.15 billion if the underwriters exercise their over-allotment option in full);

•	bear cash interest from , 2016 at an annual rate of %, payable semi-annually in arrears on July 1 and January 1 of each year, beginning on January 1, 2017;

•

bear special interest if we fail to comply with certain reporting requirements as described below under the caption “—Events of Default — Special Interest as Sole Remedy for Certain Reporting Defaults”;

•	mature on July 1, 2021, unless earlier exchanged, redeemed or repurchased;

•	be exchangeable into ordinary shares at the option of the holder in the circumstances described under “—Exchange of the Notes”;

•	not be subject to redemption at our option prior to maturity, except in limited circumstances in connection with a “change in tax law” as described below under “—Redemption of Notes”;

•

be subject to repurchase by us at the option of the holders following a “fundamental change” (as defined below under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;

•	be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof;

•

initially be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form, as described under “—Book-Entry, Settlement and Clearance”; and

•	be fully and unconditionally guaranteed on an unsecured, senior basis by the guarantors.

We will settle any exchange of notes by paying or delivering, as applicable, cash, ordinary shares or a combination of cash and ordinary shares, at our election, based on an initial exchange rate, subject to adjustment, of ordinary shares per $1,000 principal amount of notes, as described under “—Exchange of the Notes.” The exchange rate is subject to adjustment if certain events described in “—Exchange of the Notes — Exchange Rate Adjustments” occur.

The indenture does not limit the amount of debt that may be issued by us, the parent or any of the parent’s other subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us or any guarantor from paying dividends or from issuing or repurchasing our or their other securities. Other than the restrictions described under “—Consolidation, Merger, Amalgamation and Sale of Assets” below and except for the provisions set forth under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or any guarantor or in the event of a decline in our or any guarantor’s credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us or any guarantor that could adversely affect such holders. See “Risk Factors — Risks Relating to the Notes and our Indebtedness — Some significant restructuring transactions and significant changes in the composition of the board of Weatherford Ireland may not constitute a fundamental change.”

We may, without the consent of the holders, issue additional notes under the indenture with the same terms and with the same CUSIP number as the notes offered hereby (other than differences in the issue price and the date from which interest will accrue) in an unlimited aggregate principal amount. We and the guarantors may also from time to time repurchase notes in open market purchases or negotiated transactions without giving prior notice to holders. Any notes repurchased by us or any guarantor will be retired and no longer outstanding under the indenture.

We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system.

Except to the extent the context otherwise requires, we use the term “notes” in this prospectus supplement to refer to each $1,000 principal amount of notes. We and the trustee will treat the person in whose name the notes are registered (Cede & Co., in the case of notes held through The Depository Trust Company (“DTC”)) as the owner of such notes for all purposes under the indenture, and references in this prospectus supplement to “holders” are references to such registered holders, unless the context requires otherwise.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay, or cause to be paid through the paying agent, any amounts due on notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. The transfer or exchange of a beneficial interest in a note in global form may be effectuated in accordance with the indenture and the applicable procedures of the depositary. See “—Book-Entry, Settlement and Clearance.”

We will pay, or cause to be paid through the paying agent, any amounts due on certificated notes at the office or agency designated by us for that purpose. We have initially designated the office of the trustee in New York, New York as our paying agent and registrar as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. We will maintain a paying agent and registrar in a jurisdiction that is not obliged to withhold or deduct tax pursuant to the European Union Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26 and 27 November 2000 on the taxation of savings income, or any law implementing, or complying with or introduced in order to conform to, such directive. Interest on certificated notes will be payable to holders of certificated notes by check mailed to the holders of those notes. A holder of certificated notes may transfer or exchange such notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents.

No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax, stamp duty or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note surrendered for exchange, to be redeemed or for which a repurchase notice has been submitted, and not withdrawn, in accordance with the indenture.

Interest

The notes will bear cash interest at a rate of         % per year until maturity. Interest on the notes will accrue from the most recent date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from                     , 2016. Interest will be payable semi-annually in arrears on July 1 and January 1 of each year, beginning on January 1, 2017.

Interest will be paid to the person in whose name a note is registered at the close of business on the June 15 and December 15 (the “regular record dates”), as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. If the maturity date or any interest payment date falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay.

The term “business day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

Additional Amounts

All payments and deliveries made by or on behalf of us or any guarantor, or any successor to us or any guarantor, under or with respect to the notes, including, but not limited to payments of principal and interest and deliveries of ordinary shares (together with payments of cash for any fractional ordinary shares) upon exchange and any payments under the guarantees described under “—Guarantees,” will be made without withholding or deduction for, or on account of, any present or future taxes, duties, imposts, assessments or governmental charges of whatever nature imposed or levied (including any penalties and interest related thereto) (“applicable taxes”) by or within (1) Ireland (meaning Ireland exclusive of Northern Ireland) or Bermuda (or any political subdivision or taxing authority thereof or therein), (2) any jurisdiction in which we, any guarantor or any of our or their respective successors is, for tax purposes, incorporated, organized or resident, or, as a result of activities carried on by us, any guarantor or any successor has otherwise created a taxable presence (or any political subdivision or taxing authority thereof or therein) or (3) any jurisdiction (or any political subdivision or taxing authority thereof or therein) from or through which payment is made by or on behalf of us or any guarantor (including the jurisdiction of any paying agent) (each jurisdiction described in (1), (2) or (3), as applicable, a “relevant taxing jurisdiction”), unless such withholding or deduction is required by law or by the interpretation or administration thereof. In the event that any such withholding or deduction is so required, we or the guarantors, as applicable, will pay such additional amounts (the “additional amounts”) as may be necessary to ensure that the net amount received by the beneficial owners of the notes after such withholding or deduction (and after deducting any applicable taxes on the additional amounts) will equal the amounts that would have been received by such holder had no such withholding or deduction been required; provided that no additional amounts will be payable:

(1)	for or on account of:

(a)	any applicable taxes that would not have been imposed but for:

(i)	the existence of any present or former connection between the relevant holder (or a fiduciary, settlor, beneficiary, member, partner or shareholder of, or possessor of power over, the relevant holder, if the relevant holder is an estate, nominee, trust, partnership, limited liability company or corporation) or beneficial owner of such note and the relevant taxing jurisdiction (other than merely acquiring or holding such note or the receipt of payments or the exercise or enforcement of rights under the notes or the guarantees) including, without limitation, such holder or beneficial owner being or having been a national, domiciliary or resident of, or incorporated in, such relevant taxing jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(ii)	the presentation of such note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment on, or deliveries of ordinary shares upon exchange of, such note became due and payable pursuant to the terms thereof or was made or duly provided for (except to the extent that the holder or beneficial owner would have been entitled to additional amounts had the note been presented on the last day of such 30-day period); or

(iii)	the failure of the holder or beneficial owner to provide a declaration of non-residence or other similar claim or certification concerning nationality, residency or identity or other similar form for exemption or to present any applicable form or certificate that is required or imposed by statute, treaty, regulation or administrative practice, in each case, within a reasonable period of time following a timely and reasonable written request from us; provided that the holder or beneficial owner is legally entitled to provide such declaration, claim form or certificate and that upon the making of such declaration or claim or presentation of such form or certificate, the holder or beneficial owner would have been able to avoid such deduction or withholding;

(b)	any estate, inheritance, gift, sale, transfer, personal property or similar applicable taxes;

(c)	any applicable taxes that are payable otherwise than by withholding or deduction from payments under or with respect to the notes or the guarantees;

(d)	any tax imposed on a payment to an individual and required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directive;

(e)	any taxes payable by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the notes or request for payment under the guarantees to another paying agent designated by us pursuant to the indenture; and

(f)	any combination of applicable taxes referred to in the preceding clauses (a), (b), (c), (d) and (e);

(2)	if the holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment, to the extent that the relevant payment would be required under the laws of the relevant taxing jurisdiction to be included for tax purposes in the income of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to such additional amounts had that beneficiary, settlor, partner or beneficial owner been the holder thereof;

(3)	any final withholding tax withheld by a Swiss bank or similar Swiss financial institution (a “Swiss financial institution”) that is imposed with respect to a holder of a note through an account with a Swiss financial institution, to the extent that such withholding tax would not have been imposed, if such holder had not voluntarily opted for imposition of such withholding tax in lieu of certain disclosure that would otherwise be required under a bilateral tax cooperation agreement between Switzerland and the country in which the holder is tax resident; and

(4)	any Taxes imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986 (the “Code”) and any amended or successor version that is substantively comparable and not materially more onerous to comply with, any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, or any law or regulation implementing an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing.

In addition to the foregoing, we will also pay and indemnify the holder for any present or future stamp, issue, registration, value added, court or documentary taxes, or any other excise or property taxes, charges or similar levies or taxes (including penalties, interest and any other reasonable expenses related thereto) which are levied by any relevant taxing jurisdiction (“transfer taxes”) on the execution, delivery, registration or enforcement of any of the notes, the indenture or any other document or instrument (other than the ordinary shares) referred to therein or the receipt of payments with respect thereto (subject to the exclusions described above, other than the exclusion described in paragraph 1(c)). For the avoidance of doubt, the indemnification provided in this paragraph shall not include any transfer taxes or stamp duty arising from the transfer of notes between holders or in the ordinary course after the issue date (other than a transfer of notes in exchange for ordinary shares).

If, after the date of this prospectus supplement, we or any guarantor becomes obligated to pay additional amounts with respect to any payment under or with respect to the notes, we will deliver to the trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay additional amounts arises after the 30th day prior to that payment date, in which case we will notify the trustee promptly thereafter) an officer’s certificate stating the fact that additional amounts will be payable and the amount estimated to be so payable. The officer’s certificate must also set forth any other information reasonably necessary to enable the paying agent or the exchange agent, as the case may be, to pay additional amounts to holders on the relevant payment date. The trustee shall be entitled to rely solely on such officer’s certificate as conclusive proof that such payments are necessary. We will provide the trustee with satisfactory documentation evidencing the payment of additional amounts.

We or the guarantors, as appropriate, will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law. Upon request, we will provide to the trustee an official receipt or, if official receipts are not obtainable, other satisfactory documentation evidencing the payment of any applicable taxes so deducted or withheld. Upon written request, copies of those receipts or other documentation, as the case may be, will be made available by the trustee to the holders of the notes.

Whenever there is mentioned in any context the delivery of ordinary shares (together with payments of cash for any fractional ordinary shares) upon exchange of the notes or the payment of interest on any note or any other amount payable with respect to such note, such mention shall be deemed to include payment of additional amounts provided for in the indenture to the extent that, in such context, additional amounts are, were or would be payable in respect thereof.

Ranking

The notes will be our senior, unsecured obligations and will be:

•	equal in right of payment with our existing and future senior, unsecured indebtedness;

•	senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes;

•	effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and

•

structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our non-guarantor subsidiaries.

The guarantee of each guarantor will be that guarantor’s senior, unsecured obligation and will be:

•	equal in right of payment with that guarantor’s existing and future senior, unsecured indebtedness;

•	senior in right of payment to that guarantor’s existing and future indebtedness that is expressly subordinated to the guarantee;

•	effectively subordinated to that guarantor’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and

•

structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent that guarantor is not a holder thereof) preferred equity, if any, of that guarantor’s other non-guarantor subsidiaries.

In the event of our or any guarantor’s bankruptcy, liquidation, reorganization or other winding up, our or that guarantor’s assets that secure any indebtedness will not be available to make payments under the notes or the applicable guarantee unless all of that indebtedness is first paid in full. In the event of the bankruptcy, liquidation, reorganization or other winding up of any of our non-guarantor subsidiaries, we, as a common equity holder of that subsidiary, and, therefore, the holders, will rank behind that subsidiary’s creditors, including that subsidiary’s trade creditors, and (to the extent we are not a holder thereof) that subsidiary’s preferred equity holders. Even if we were a creditor of any of our non-guarantor subsidiaries, our rights as a creditor would be effectively subordinated to any security interest of others in the assets of that subsidiary, to the extent of the value of the those assets, and would be subordinated to any indebtedness of that subsidiary that is senior in right of payment to that held by us.

As of March 31, 2016, as adjusted to give effect to the entry into the Term Loan Agreement and the Revolving Credit Agreement as if it had occurred on such date, the parent had total consolidated indebtedness of $7.1 billion, substantially all of which, other than $500 million of indebtedness incurred under the Term Loan Agreement, was unsecured indebtedness of us or our subsidiaries guaranteed by the guarantors and/or us and to which the notes and the guarantees would have ranked equal in right of payment. As of May 27, 2016, subsidiaries of the parent, other than us or Weatherford Delaware, had outstanding guarantees for approximately $1.6 billion of our debt under our Revolving Credit Agreement and Term Loan Agreement. See “Risk Factors—Risks Relating to the Notes and our Indebtedness—The notes and the guarantees will be effectively subordinated to any of our or the guarantors’ existing and future secured debt and structurally subordinated to the liabilities of our and our guarantors’ non-guarantor subsidiaries.” The indenture that will govern the notes will not limit the amount of debt, including senior debt that we, any guarantor or our or their respective subsidiaries may incur.

Guarantees

The notes and our obligations under the indenture will be fully and unconditionally guaranteed, on a senior, unsecured basis, by each of the parent and Weatherford Delaware.

Each guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed without rendering the guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. The guarantees of parent will not cover our obligation to pay-up or procure the payment-up of the ordinary shares to at least their nominal value upon exchange. The terms of the guarantees will be set forth in the indenture, and the guarantee will not be represented by any separate physical certificates.

Redemption of Notes

No General Redemption Right; No Sinking Fund

No “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically. The notes may not be redeemed by us at our option prior to their maturity, except in the limited circumstances described below.

Redemption at Our Option upon a Change in Tax Law

Prior to the maturity date, if we have, or on the next interest payment date would, become obligated to pay to the holder of any note additional amounts as a result of any change or amendment on or after the date of this prospectus supplement in the laws or any rules or regulations of a relevant taxing jurisdiction or any change on or after the date of this prospectus supplement in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such relevant taxing jurisdiction (including the enactment of any legislation and the formal announcement or publication of any judicial decision or regulatory or administrative interpretation or determination) (a “change in tax law”), then we may, at our option, redeem all, but not less than all, of the notes, for cash at the redemption price described below. In addition, calling any notes for redemption will constitute a make-whole fundamental change (as described below), which may result in a temporary increase to the conversion rate.

The redemption date will be a business day of our choosing that is no more than 60, nor less than 30, calendar days after the date we provide the related redemption notice, as described below.

The redemption price for any note called for redemption will be the principal amount of such note plus accrued and unpaid interest on such note to, but excluding, the redemption date. However, if the redemption date is after a regular record date and on or before the next interest payment date, then (i) the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such redemption, to receive, on such redemption date, the unpaid interest that would have accrued on such note to, but excluding, such redemption date; and (ii) the redemption price will not include accrued and unpaid interest on such note to, but excluding, such redemption date.

If a change in tax law occurs and we have elected to redeemed the notes, then we will provide to each holder (and to any beneficial owner of a global note, if required by applicable law) notice of the redemption containing certain information set forth in the indenture, including the redemption price and the redemption date. Notices of redemption may not be revoked or subject to conditions, and outstanding notes will become due and payable at the redemption price on the redemption date specified in the related notice.

Notwithstanding anything to the contrary above, we may not redeem any notes if the principal amount of the notes has been accelerated (other than as a result of failure to pay the redemption price and any related interest described above on the redemption date) and such acceleration has not been rescinded on or before the redemption date.

Exchange of the Notes

Generally

The notes (or any portion of a note having a principal amount that is an integral multiple of $1,000) will be exchangeable, at the holders’ option, into cash, ordinary shares or a combination of cash and ordinary shares (together with cash in lieu of any fractional share, if applicable), at our election, based on an initial exchange rate of                  shares per $1,000 principal amount of notes (which represents an initial exchange price of approximately $             per share), subject to adjustment as described below.

When the Notes May be Exchanged at the Option of Holders

Holders may exchange their notes only in the circumstances set forth below. However, in no event may notes be exchanged after the close of business on the second “scheduled trading day” (as defined below) immediately before the maturity date. For purposes of this “Description of Notes” section, “close of business” means 5:00 pm, New York City time, and “open of business” means 9:00 am, New York City time.

Exchange upon Satisfaction of Ordinary Share Sale Price Condition

A holder may exchange its notes during any calendar quarter commencing after the calendar quarter ending on September 30, 2016 (and only during such calendar quarter), if the “last reported sale price” (as defined below) per ordinary share for each of at least 20 “trading days” (as defined below), whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter exceeds 130% of the “exchange price” (as defined below) on such trading day.

The “last reported sale price” of the ordinary shares on any trading day means the closing sale price per share (or if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the ordinary shares are traded. If the ordinary shares are not listed for trading on a U.S. national or regional securities exchange on the relevant trading day, the “last reported sale price” will be the last quoted bid price for the ordinary shares in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the ordinary shares are not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and last ask prices for the ordinary shares on the relevant trading day from a nationally recognized independent investment banking firm selected by us for this purpose, which may include one of the underwriters. Any such determination will be conclusive absent manifest error.

“Trading day” means a day on which (i) trading in the ordinary shares generally occurs on the NYSE or, if the ordinary shares are not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which the ordinary shares are then listed or, if the ordinary shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ordinary shares are then traded and (ii) there is no “market disruption event” (as defined below). If the ordinary shares are not so listed or traded, “trading day” means a “business day.”

“Scheduled trading day” means a day on which trading is scheduled to occur on the principal U.S. national or regional securities exchange on which the ordinary shares are then listed. If the ordinary shares are not so listed, “scheduled trading day” means a “business day.”

“Market disruption event” means, if the ordinary shares are listed for trading on the NYSE, or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any trading day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the ordinary shares or in any options, contracts or futures contracts relating to the ordinary shares.

“Exchange price” means, as of any time, an amount equal to (i) $1,000 divided by (ii) the exchange rate in effect at such time.

Exchange upon Satisfaction of Note Trading Price Condition

A holder may exchange its notes during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the “trading price” (as defined below) per $1,000 principal amount of notes, as determined following a request by a holder in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price per ordinary share on such trading day and the exchange rate on such trading day. We refer to this condition as the “trading price condition.”

The trading price will be determined by the bid solicitation agent as described below and the definition of “trading price.” The bid solicitation agent (if not us) will have no obligation to determine the trading price of the notes unless we have requested such determination in writing, and we will have no obligation to make such request (or seek bids ourselves) unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price per ordinary share and the exchange rate. If a holder provides such evidence, then we will (if we are acting as the bid solicitation agent), or we will instruct the bid solicitation agent to, determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price per ordinary share on such trading day and the exchange rate on such trading day. If the trading price condition has been met after determination as described above, then we will provide the holders with notice of the same. If, on any trading day after the trading price condition has been met after determination as described above, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price per ordinary share on such trading day and the exchange rate on such trading day, then we will provide the holders with notice of the same.

“Trading price” of the notes on any trading day means the average of the secondary market bid quotations, expressed as a cash amount per $1,000 principal amount of notes, obtained by the bid solicitation agent for $1,000,000 in principal amount of notes at approximately 3:30 p.m., New York City time, on such trading day from three nationally recognized independent securities dealers we select, which may include any of the underwriters; provided, however, that, if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids will be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, then that one bid will be used. If, on any trading day, (i) the bid solicitation agent cannot reasonably obtain at least one bid for $1,000,000 in principal amount of notes from a nationally recognized independent securities dealer; (ii) we are not acting as the bid solicitation agent and we fail to instruct the bid solicitation agent to obtain bids when required; or (iii) the bid solicitation agent fails to solicit bids when required, then, in each case, the trading price per $1,000 principal amount of notes on such trading day will be deemed to be less than 98% of the product of the last reported sale price per ordinary share on such trading day and the exchange rate on such trading day.

We will act as the initial bid solicitation agent, but we may appoint any other person to act as bid solicitation agent without prior notice.

Exchange upon Specified Corporate Events

Certain Distributions

If the parent elects to:

•

issue, to all or substantially all holders of ordinary shares, any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from the ordinary shares and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be issued under this bullet point upon their separation from the ordinary shares or upon the occurrence of such triggering event) entitling them, for a period of not more than 60 calendar days after the record date of such issuance, to subscribe for or purchase ordinary shares at a price per share that is less than the average of the last reported sale prices per ordinary share for the 10 consecutive trading days ending on, and including, the trading day immediately preceding the declaration date for such issuance; or

•

distribute, to all or substantially all holders of ordinary shares, assets or securities or rights to subscribe for or purchase securities (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from the ordinary shares and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be issued under this bullet point upon their separation from the ordinary shares or upon the occurrence of such triggering event), which distribution per ordinary shares has a value, as we reasonably determine, exceeding 15% of the last reported sale price per ordinary share on the trading day immediately before the date such distribution is announced, then, in either case, we will provide notice of such issuance or distribution, and of the related right to exchange notes, to holders at least 42 scheduled trading days before the “ex-dividend date” (as defined below) for such issuance or distribution. Once we have given such notice, holders may exchange their notes at any time until the earlier of the close of business on the business day immediately before such ex-dividend date and our announcement that such issuance or distribution will not take place. However, the notes will not become exchangeable on account of such issuance or distribution (but we will still be required to provide notice of such issuance or distribution as described above) if each holder participates, at the same time and on the same terms as holders of ordinary shares, and solely by virtue of being a holder, in such issuance or distribution without having to exchange such holder’s notes and as if such holder held a number of ordinary shares equal to the product of (i) the exchange rate in effect on the record date for such issuance or distribution; and (ii) the aggregate principal amount (expressed in thousands) of notes held by such holder on such date.

Certain Corporate Events

If a fundamental change, “make-whole fundamental change” (as defined below under the caption “—Increase in Exchange Rate in Connection with a Make-Whole Fundamental Change,” other than a notice of redemption) or “ordinary share change event” (as defined below under the caption “—Recapitalizations,

Reclassifications and Changes of Ordinary Shares”) occurs (other than a merger or other business combination transaction that is effected solely to change our or the parent’s jurisdiction of incorporation and that does not constitute a fundamental change or a make-whole fundamental change), then, in each case, holders may exchange their notes at any time from, and including, the effective date of such transaction or event to, and including, the 35th trading day after such effective date (or, if such transaction or event also constitutes a fundamental change, to, but excluding, the related fundamental change repurchase date). No later than such effective date, we will provide notice to holders of such transaction or event, such effective date and the related right to exchange notes.

Exchange upon Redemption

If we call the notes for redemption, then the holders of the notes may exchange such notes at any time before the close of business on the business day immediately before the related redemption date (or, if we fail to pay the redemption price due on such redemption date in full, at any time until such time as we pay such redemption price in full).

Exchange During Free Exchange Period

A holder may exchange its notes at any time from, and including, January 1, 2021 until the close of business on the second scheduled trading day immediately before the maturity date.

Exchange Procedures

If you elect to exchange your notes, you must observe the following exchange procedures.

If you hold a beneficial interest in a global note, to exchange you must comply with DTC’s procedures for exchanging a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date as describe below and, if required, pay all taxes or duties, if any.

If you hold a certificated note, to exchange you must:

•	complete and manually sign the exchange notice on the back of the note, or a facsimile of the exchange notice;

•	deliver the completed exchange notice, which is irrevocable, and the note to the exchange agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all applicable transfer or similar taxes, if any; and

•	if required, pay funds equal to interest payable on the next interest payment date.

We refer to the date you comply with the relevant procedures for exchange described above and any other procedures for exchange set forth in the indenture as the “exchange date.”

If a holder has validly delivered a “fundamental change repurchase notice” (as defined below under the caption “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”) with respect to a note, then such note may not be exchanged, except to the extent (i) such note is not subject to such notice; (ii) such notice is withdrawn in accordance with the procedures described below; or (iii) we fail to pay the related fundamental change repurchase price for such note.

The person or persons entitled to receive any ordinary shares deliverable upon exchange of any notes will be treated as the record holder(s) of such shares as of close of business on (i) the applicable exchange date, in the case of “physical settlement” (as defined below), or (ii) the last “VWAP trading day” (as defined below) of the “observation period” (as defined below) for such exchange, in the case of “combination settlement” (as defined below). Prior to the close of business on such exchange date or last VWAP trading day, as applicable, the ordinary shares, if any, issuable upon exchange of the notes will not be deemed to be outstanding for any purpose and you will have no rights with respect to such ordinary shares by virtue of holding the notes, including voting rights in parent, rights to respond to tender offers and rights to receive any dividends or other distributions on the ordinary shares.

Treatment of Interest upon Exchange

We will not adjust the exchange rate to account for any accrued and unpaid interest on any note being exchanged, and, except as described below, our delivery of the consideration due in respect of the exchange will be deemed to fully satisfy and discharge our obligation to pay the principal of, and accrued and unpaid interest, if any, on, such note to, but excluding the exchange date. As a result, except described below, any accrued and unpaid interest on an exchanged note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, if consideration due upon exchange consists of both cash and ordinary shares, then accrued and unpaid interest that is deemed to be paid therewith will be deemed to be paid first out of such cash.

Notwithstanding anything to the contrary above, if the exchange date of a note is after a regular record date and before the next interest payment date, then:

•

the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such exchange, to receive, on the earlier of such interest payment date and the date we deliver the consideration due in respect of such exchange, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and

•	such note, when surrendered for exchange, must be accompanied with an amount of cash equal to the amount of such interest.

However, the holder need not deliver such cash:

•	if such exchange date occurs after the regular record date immediately before the maturity date;

•	if we have specified a fundamental change repurchase date that is after such regular record date and on or before such interest payment date;

•	if we have specified a redemption date that is after such regular record date and on before the business day immediately after such interest payment date; or

•	to the extent of any overdue interest or interest that has accrued on any overdue interest.

Settlement upon Exchange

Generally

Upon exchange, we may choose to pay or deliver, as applicable, either cash (“cash settlement”), ordinary shares (“physical settlement”) or a combination of cash and ordinary shares (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.” If cash settlement or combination settlement applies to an exchange, then the consideration due will be determined over an “observation period” (as defined below) consisting of 40 VWAP trading days.

The terms of our amended and restated credit agreement and our term loan agreement currently restrict, and the terms of our future indebtedness could further restrict, our ability to settle conversions under cash settlement. See “Risk Factors — Risks Relating to the Notes and our Indebtedness — We may not have the ability to raise the funds necessary to settle exchanges of the notes in cash or to repurchase the notes for cash upon a fundamental change, and our existing indebtedness contains, and our future indebtedness may also contain, limitations on our ability to repurchase of the notes.”

Settlement Method

We will have the right, as described below, to elect the settlement method applicable to the exchange of any notes. Except as described below, we must use the same settlement method for all exchanges with an exchange date that occurs on the same day, but we will not be obligated to use the same settlement method for exchanges with exchange dates that occur on different days. All exchanges with an exchange date that occurs on or after January 1, 2021 will be settled using the same settlement method, and we will provide notice of such settlement method to holders no later than the close of business on January 1, 2021. If we elect a settlement method for an exchange with an exchange date that occurs before January 1, 2021, then we will provide notice of such settlement method to the exchanging holder no later than the close of business on the second business day immediately after the exchange date. However, notwithstanding anything to the contrary above, if we call any notes for redemption, then we will specify in the related redemption notice the settlement method that will apply to all exchanges with an exchange date that occurs on or after the date we provide such redemption notice and before the related redemption date.

If we do not timely elect a settlement method with respect to any exchange, then we will be deemed to have elected the “default settlement method” (as defined below). If we timely elect combination settlement with respect to an exchange but do not timely notify the exchanging holder of the applicable “specified dollar amount” (as defined below), then the specified dollar amount for such exchange will be deemed to be $1,000 per $1,000 principal amount of notes. For the avoidance of doubt, our failure to timely elect a settlement or specify the applicable specified dollar amount will not constitute a default under the indenture. We currently intend to settle exchanges through combination settlement with a specified dollar amount of $1,000 per $1,000 principal amount of notes, which will be the initial “default settlement method.” However, we may, from time to time, change the default settlement method by notice to the holders.

Consideration Due upon Exchange

The consideration due upon exchange of each $1,000 principal amount of a note will be as follows:

•	if physical settlement applies, a number of ordinary shares equal to the exchange rate in effect on the exchange date for such exchange;

•	if cash settlement applies, cash in an amount equal to the sum of the “daily exchange values” (as defined below) for each VWAP trading day in the observation period for such exchange; or

•	if combination settlement applies, consideration consisting of the “daily settlement amounts” (as defined below) for each VWAP trading day in such observation period.

However, in lieu of delivering any fractional ordinary share otherwise due upon exchange, we will pay cash based on (i) the daily VWAP on the applicable exchange date (or, if such exchange date is not a VWAP trading day, the immediately preceding VWAP trading day), in the case of physical settlement; or (ii) the daily VWAP on the last VWAP trading day of applicable observation period, in the case of combination settlement.

If a holder exchanges more than one note on an exchange date, then the consideration due upon such exchange will (in the case of any global note, to the extent permitted by, and practicable under, the depositary procedures) be computed based on the total principal amount of notes exchanged on such exchange date by that holder.

“Observation period” means, with respect to any note to be exchanged, (i) subject to clause (ii) below, if the exchange date for such note occurs before January 1, 2021, the 40 consecutive VWAP trading days beginning on, and including, the second VWAP trading day immediately after such exchange date; (ii) if such exchange date occurs on or after the date we have sent a redemption notice and before the related redemption date, the 40 consecutive VWAP trading days beginning on, and including, the 42nd scheduled trading day immediately before such redemption date; and (iii) subject to clause (ii) above, if such exchange date occurs on or after January 1, 2021, the 40 consecutive VWAP trading days beginning on, and including, the 42nd scheduled trading day immediately before the maturity date.

“VWAP trading day” means a day on which (i) trading in the ordinary shares generally occurs on the NYSE or, if the ordinary shares are not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which the ordinary shares are then listed or, if the ordinary shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ordinary shares are then traded; and (ii) there is no “VWAP market disruption event” (as defined below). If the ordinary shares are not so listed or traded, then “VWAP trading day” means a business day.

“VWAP market disruption event” means, with respect to any date, (i) the failure by the principal U.S. national or regional securities exchange on which the ordinary shares are then listed, or, if the ordinary shares are not then listed on a U.S. national or regional securities exchange, the principal other market on which the ordinary shares are then traded, to open for trading during its regular trading session on such date; or (ii) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the ordinary shares or in any options, contracts or future contracts relating to the ordinary shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“Daily exchange value” means, with respect to any VWAP trading day, one-fortieth of the product of (i) the exchange rate on such VWAP trading day; and (ii) the daily VWAP per ordinary share on such VWAP trading day.

“Daily settlement amount” means, with respect to any VWAP trading day:

•	an amount of cash equal to the lesser of (i) the applicable “daily maximum cash amount” (as defined below); and (ii) the daily exchange value for such VWAP trading day; and

•

if such daily exchange value exceeds such daily maximum cash amount, a number of ordinary shares equal to the quotient obtained by dividing (i) the excess of such daily exchange value over such daily maximum cash amount by (ii) the daily VWAP for such VWAP trading day.

“Daily maximum cash amount” means, with respect to any exchange of notes, the quotient obtained by dividing (i) the applicable specified dollar amount by (ii) 40.

“Specified dollar amount,” means, with respect to the exchange of any note to which combination settlement applies, the maximum amount of cash (excluding cash in lieu of any fractional shares) per $1,000 principal amount deliverable upon such exchange, as specified in the settlement method notice for such exchange or as otherwise deemed to apply to such exchange as described above.

“Daily VWAP” means, for any VWAP trading day, the per share volume-weighted average price of the ordinary shares as displayed under the heading “Bloomberg VWAP” on Bloomberg page “WFT <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or, if such volume-weighted average price is unavailable, the market value of one ordinary share on such VWAP trading day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm we select, which may include any of the underwriters). The daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

Delivery of the Exchange Consideration

Except as described below under the caption “—Recapitalizations, Reclassifications and Changes of Ordinary Shares,” we will pay or deliver, as applicable, the consideration due upon exchange as follows: (i) if cash settlement or combination settlement applies, on or before the third business day immediately after the last VWAP trading day of the observation period for such exchange; and (ii) if physical settlement applies, on or before the third business day immediately after the exchange date for such exchange. However, we will pay or deliver, as applicable, the consideration due upon the exchange of any note with an exchange date after the regular record date immediately before the maturity no later than the maturity date. We refer to the date that we are required to deliver the consideration due upon exchange of a note as the “exchange settlement date.”

We will cause the parent to issue and deliver any ordinary shares due upon settlement of the exchange of any note. At no point will we hold ordinary shares. We will pay-up the ordinary shares, or procure that the ordinary shares are paid-up by another non-Irish subsidiary of the parent, in full in cash, including, if applicable, any additional paid in capital (so as to be validly issued for the purposes of the requirements of the Irish Companies Act). If, for any reason we are legally prohibited from paying-up the ordinary shares in full to at least their nominal value (for example, upon certain events of bankruptcy, insolvency or examinership), exchanging holders shall be entitled to pay the nominal value per share ($0.001) in cash, and, in such circumstances, subject to receipt of such payment, the parent shall issue the ordinary shares fully paid to that amount and exchanging holders shall receive validly issued ordinary shares.

We, but not Weatherford Ireland, will pay any documentary, stamp or similar issue or transfer tax due on any issuance of ordinary shares upon exchange of the notes, unless such tax is due because the holder requests any such shares to be issued in a name other than the holder’s name.

Exchange Rate Adjustments

The exchange rate will be adjusted as described below, except that we will not make any adjustments to the exchange rate for any transaction described below (other than in the case of (x) a share subdivision or share consolidation or (y) a tender or exchange offer) if each holder of the notes participates in such transaction at the same time and upon the same terms as holders of ordinary shares and solely as a result of holding the notes, without having to exchange its notes and as if it held a number of ordinary shares equal to the exchange rate in effect on the “ex-dividend date” (as defined below) for such transaction, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

(1)	If the parent exclusively issues ordinary shares as a dividend or distribution on all or substantially all of its ordinary shares, or if the parent effects a subdivision or consolidation of its ordinary shares, the exchange rate will be adjusted based on the following formula:

ER1 = ER0 ×	OS1
OS0

where,

ER0	=	the exchange rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the “effective date” (as defined below) of such share subdivision or share consolidation, as applicable;

ER1	=	the exchange rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable;

OS0	=	the number of ordinary shares outstanding immediately prior to the open of business on such ex-dividend date or effective date, as applicable; and

OS1	=	the number of ordinary shares outstanding immediately after giving effect to such dividend, distribution, share subdivision or share consolidation, as applicable.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share subdivision or share consolidation. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the exchange rate shall be immediately readjusted, effective as of the date the parent determines not to pay such dividend or distribution to the exchange rate that would then be in effect if such dividend or distribution had not been declared.

(2)	If the parent issues to all or substantially all holders of ordinary shares any rights, options or warrants (other than pursuant to a shareholder rights plan) entitling them for a period of not more than 45 calendar days after the date of such issuance to subscribe for or purchase ordinary shares, at a price per ordinary share less than the average of the last reported sale prices per ordinary share over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement for such issuance, the exchange rate will be increased based on the following formula:

ER1 = ER0 ×	OS0 + X
OS0 + Y

where,

ER0	=	the exchange rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

ER1	=	the exchange rate in effect immediately after the open of business on such ex-dividend date;

OS0	=	the number of ordinary shares outstanding immediately prior to the open of business on such ex-dividend date;

X	=	the total number of ordinary shares issuable pursuant to such rights, options or warrants; and

Y	=	the number of ordinary shares equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices per ordinary share over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement for such issuance.

Any adjustment made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that ordinary shares are not delivered after the expiration of such rights, options or warrants, the exchange rate shall be readjusted to the exchange rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of ordinary shares actually delivered. If such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, the exchange rate shall be readjusted to be the exchange rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

For purposes of this clause (2) (and for purposes of the second bullet point under the caption “—When the Notes May be Exchanged at the Option of Holders — Exchange upon Specified Corporate Events — Certain Distributions” above), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase ordinary shares at a price per ordinary share less than such average of the last reported sale prices per ordinary share over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the declaration date for such issuance, and in determining the aggregate offering price of such ordinary shares, there shall be taken into account any consideration received by the parent for such rights, options or warrants and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by the parent in good faith.

(3)	If the parent distributes any of the parent’s share capital, evidences of the parent’s indebtedness, other assets or property of the parent or rights, options or warrants to acquire the parent’s share capital or other securities, to all or substantially all holders of ordinary shares, excluding:

•	dividends, distributions, rights, options or warrants described in clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash described in clause (4) below;

•	any dividends and distributions in connection with an ordinary share change event as described below under “—Recapitalizations, Reclassifications and Changes of Ordinary Shares”;

•	except as otherwise described above and below under this section titled “—Exchange Rate Adjustments,” rights issued pursuant to a shareholder rights plan adopted by the parent; and

•	spin-offs as to which the provisions set forth below in this clause (3) shall apply.

then the exchange rate will be increased based on the following formula:

ER1 = ER0 ×	SP0
SP0 – FMV

where,

ER0	=	the exchange rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

ER1	=	the exchange rate in effect immediately after the open of business on such ex-dividend date;

SP0	=	the average of the last reported sale prices per ordinary share over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV	=	the fair market value (as determined by the parent in good faith) of the share capital, evidences of indebtedness, other assets or property of the parent or rights, options or warrants to acquire the parent’s share capital or other securities distributed with respect to each ordinary share outstanding on the ex-dividend date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, provision will be made such that each holder of a note shall receive, in respect of each $1,000 principal amount of notes it holds, upon exchange, the amount and kind of share capital, evidences of the parent’s indebtedness, other assets or property of the parent or rights, options or warrants to acquire the parent’s share capital or other securities that such holder would have received if such holder owned a number of ordinary shares equal to the exchange rate in effect on the ex-dividend date for the distribution. Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the exchange rate shall be readjusted to be the exchange rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on ordinary shares of shares or share capital of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of the parent, and such shares, share capital or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of such dividend or other distribution) on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent, which we refer to as a “spin-off,” the exchange rate will be increased based on the following formula:

ER1 = ER0 ×	FMV0 + MP0
MP0

where,

ER0	=	the exchange rate in effect immediately prior to the open of business on the ex-dividend date for such spin-off;

ER1	=	the exchange rate in effect immediately after the open of business on the ex-dividend date for such spin-off;

FMV0	=	the average of the last reported sale prices of the shares, share capital or similar equity interest distributed to holders of ordinary shares applicable to one ordinary share (determined by reference to the definition of “last reported sale price” set forth under “—When the Notes May be Exchanged at the Option of Holders — Exchange upon Satisfaction of Ordinary Share Sale Price Condition” as if references therein to ordinary shares were to such shares, share capital or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0	=	the average of the last reported sale prices per ordinary share over the valuation period.

The adjustment to the exchange rate under the preceding paragraph will be determined on the last trading day of the valuation period, but given effect as of the ex-dividend date for the spin-off; provided that (i) if the exchange settlement date for a note whose exchange is to be settled pursuant to cash settlement or combination settlement occurs on or before the last trading day in such valuation period and any VWAP trading day in the observation period for such exchange occurs on any trading day within such valuation period, then, solely for purposes of determining the consideration due in respect of such exchange, such valuation period will be deemed to be the period from, and including, the ex-dividend date for such spin-off to, and including, the last VWAP trading day in such observation period (or, if such VWAP trading day is not a trading day, the immediately preceding trading day); and (ii) if the exchange settlement date for a note whose exchange is to be settled pursuant to physical settlement occurs on or before the last trading day in such valuation period and the exchange date for such exchange occurs on any trading day within such valuation period, then, solely for purposes of determining the consideration due in respect of such exchange, such valuation period will be deemed to be the period from, and including, the ex-dividend date for such spin-off to, and including, such exchange date (or, if such exchange date is not a trading day, the immediately preceding trading day). If any dividend or distribution that constitutes a spin-off is not so paid, the exchange rate shall be re-adjusted, effective as of the date the parent determines not to pay such dividend or distribution, to the exchange rate that would then be in effect if such dividend or distribution had not been declared.

(4)	If any cash dividend or distribution is made to all or substantially all holders of ordinary shares, the exchange rate will be adjusted based on the following formula:

ER1 = ER0 ×	SP0
SP0 – C

where,

ER0	=	the exchange rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;

ER1	=	the exchange rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;

SP0	=	the last reported sale price per ordinary share on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C	=	the amount in cash per ordinary share that the parent distributes to all or substantially all holders of ordinary shares.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, provision will be made such that each holder of a note shall receive, for each $1,000 principal amount of notes it holds, upon exchange, the amount of cash that such holder would have received if such holder owned a number of ordinary shares equal to the exchange rate on the ex-dividend date for such cash dividend or distribution. Such increase shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the exchange rate shall be decreased to be the exchange rate that would then be in effect if such dividend or distribution had not been declared.

(5)	If the parent or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for ordinary shares, other than odd lot tender offers, to the extent that the cash and value of any other consideration included in the payment per ordinary share exceeds the average of the last reported sale prices per ordinary share over the 10 consecutive trading day period (the “tender/exchange offer valuation period”) commencing on, and including, the trading day next succeeding the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer, the exchange rate will be increased based on the following formula:

ER1 = ER0 ×	AC + (SP1 × OS1)
OS0 × SP1

where,

ER0	=	the exchange rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the expiration date;

ER1	=	the exchange rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the expiration date;

AC	=	the aggregate value, on the expiration date, of all cash and any other consideration (as determined by the parent) paid or payable for ordinary shares purchased in such tender or exchange offer;

OS0	=	the number of ordinary shares outstanding immediately prior to the close of business on the expiration date (prior to giving effect to the purchase of all ordinary shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of ordinary shares outstanding immediately after the close of business on the expiration date (after giving effect to the purchase of all ordinary shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the last reported sale prices per ordinary share over the tender/exchange offer valuation period.

The adjustment to the exchange rate under the preceding paragraph will occur immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the expiration date; provided that (i) if the exchange settlement date for a note whose exchange is to be settled pursuant to cash settlement or combination settlement occurs on or before the last trading day in such tender/exchange offer valuation period and any VWAP trading day in the observation period for such exchange occurs on any trading day within such tender/exchange offer valuation period, then, solely for purposes of determining the consideration due in respect of such exchange, such tender/exchange offer valuation period will be deemed to be the period from, and including, the trading day immediately after the expiration date for such tender or exchange offer to, and including, the last VWAP trading day in such observation period (or, if such VWAP trading day is not a trading day, the immediately preceding trading day); and (ii) if the exchange settlement date for a note whose exchange is to be settled pursuant to physical settlement occurs on or before the last trading day in such tender/exchange offer valuation period and the exchange date for such exchange occurs on any trading day within such tender/exchange offer valuation period, then, solely for purposes of determining the consideration due in respect of such exchange, such tender/exchange offer valuation period will be deemed to be the period from, and including, the trading day immediately after the expiration date to, and including, such exchange date (or, if such exchange date is not a trading day, the immediately preceding trading day).

If the parent or one of its subsidiaries is obligated to purchase ordinary shares pursuant to any such tender or exchange offer described in this clause (5) but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the exchange rate will be readjusted to be the exchange rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

Notwithstanding the foregoing, if (i) an exchange rate adjustment becomes effective on any ex-dividend date as described above; (ii) a note is exchanged and physical settlement or combination settlement applies to such exchange; (iii) the exchange date for such exchange (in the case of physical settlement) or any VWAP trading day in the observation period for such exchange (in the case of combination settlement) occurs on or after such ex-dividend date and on or before the related record date; (iii) the consideration due upon such exchange (in the case of physical settlement) or due with respect to such VWAP trading day (in the case of combination settlement) includes any whole ordinary shares; and (iv) the holder of such note would be treated as the record holder of such ordinary shares as of such related record as described in the last paragraph under “—Exchange Procedures” based on an adjusted exchange rate for such ex-dividend date, then, notwithstanding the foregoing exchange rate adjustment provisions, the exchange rate adjustment relating to such ex-dividend date will not be made for such exchanging holder. Instead, such holder will be treated as if such holder were the record owner of such ordinary shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

The “ex-dividend date” means the first date on which ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the parent or, if applicable, from the seller of ordinary shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

The “effective date” means the first date on which ordinary shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share subdivision or share consolidation, as applicable.

To the extent permitted by applicable law and subject to the applicable stock exchange rules, we are permitted to increase the exchange rate by any amount for a period of at least 20 business days if we determine that such increase would be in our best interest. We may also (but are not required to) increase the exchange rate to avoid or diminish income tax to holders of ordinary shares or rights to purchase ordinary shares in connection with a dividend or distribution of ordinary shares (or rights to acquire ordinary shares) or similar event.

To the extent that the parent has a rights plan applicable to ordinary shares in effect upon exchange of your note, you will receive, in addition to any ordinary shares received in connection with such exchange, the rights under the rights plan. However, if prior to any exchange, the rights have separated from the ordinary shares in accordance with the provisions of the applicable rights plan, the exchange rate will be adjusted at the time of separation as if the parent distributed to all or substantially all holders of ordinary shares, share capital of the parent, evidences of indebtedness, other assets or property of the parent or rights, options or warrants to acquire the parent’s share capital or other securities as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Except as stated herein, we will not adjust the exchange rate for the issuance of ordinary shares or any securities exchangeable into or exchangeable for ordinary shares or the right to purchase ordinary shares or such exchangeable or exchangeable securities.

Notwithstanding any of the foregoing, the exchange rate will not be adjusted:

•

upon the issuance of any ordinary shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the parent’s securities and the investment of additional optional amounts in ordinary shares under any plan;

•

upon the issuance of any ordinary shares or options or rights to purchase those ordinary shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the parent or any of its subsidiaries;

•

upon the issuance of any ordinary shares pursuant to any option, warrant, right or exercisable or exchangeable security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a third-party tender offer other than as described under clause (5) above;

•	for a change solely in the par value of ordinary shares;

•	for accrued and unpaid interest, if any; or

•	for an event otherwise requiring an adjustment as described herein if such event is not consummated.

Adjustments to the exchange rate will be calculated to the nearest 1/10,000th of an ordinary share. Prior to any exchange date, no adjustment in the exchange rate will be required unless the adjustment would require an increase or decrease of at least one percent in the exchange rate. If any adjustment is not required to be made because it would not change the exchange rate by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment regardless of whether such subsequent increase or decrease would change the exchange rate by at least one percent. On the earlier of January 1, 2021, the date we call any notes for redemption, any exchange date or the effective date of a fundamental change or a make-whole fundamental change, adjustments to the exchange rate will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

For the avoidance of doubt, the adjustments made pursuant to the foregoing paragraph will be made, solely to the extent we determine in our good faith judgment that any such adjustment is necessary, without duplication of any adjustment made pursuant to the provision set forth above.

Increase in Exchange Rate in Connection with a Make-Whole Fundamental Change

Generally

If a make-whole fundamental change occurs and the exchange date for the exchange of a note occurs during the related “make-whole fundamental change exchange period” (as defined below), then, subject to the provisions described below, the exchange rate applicable to such exchange will be increased by a number of ordinary shares (the “additional shares”) set forth in the table below corresponding (after interpolation as described below) to the “make-whole fundamental change effective date” (as defined below) and the “stock price” (as defined below) of such make-whole fundamental change:

Stock Price
Make-Whole Fundamental Change Effective Date	$	$	$	$	$	$	$	$

, 2016

July 1, 2017

July 1, 2018

July 1, 2019

July 1, 2020

July 1, 2021

If such make-whole fundamental change effective date or stock price are not set forth in the table above, then:

•

if such stock price is between two stock prices in the table above or the make-whole fundamental change effective date is between two make-whole fundamental change effective dates in the table above, then the number of additional shares will be determined by a straight-line interpolation between the numbers of additional shares set forth for the higher and lower stock prices in the table and the earlier and later make-whole fundamental change effective dates in the table above, as applicable, based on a 365- or 366-day year, as applicable;

•

if the stock price is greater than $             per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above are adjusted, as described below under the caption “—Adjustment of Stock Prices and Number of Additional Shares”), then no additional shares will be added to the exchange rate; and

•

if the stock price is less than $             per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above are adjusted, as described below under the caption “—Adjustment of Stock Prices and Number of Additional Shares”), then no additional shares will be added to the exchange rate.

Notwithstanding anything to the contrary, in no event will the exchange rate be increased to an amount that exceeds              ordinary shares per $1,000 principal amount of notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the exchange rate is required to be adjusted pursuant to the provisions described in clauses (1) through (5) above under the caption “Exchange Rate Adjustments.”

“Make-whole fundamental change” means (i) a fundamental change, determined after giving effect to the proviso immediately after clause (4) of the definition thereof but without giving effect to the exception in clause (3) thereof; or (ii) our providing notice of redemption of the notes as described under “—Redemption of Notes—Redemption at Our Option upon a Change in Tax Law.”

“Make-whole fundamental change effective date” means (i) with respect to a make-whole fundamental change pursuant to clause (i) of the definition thereof, the date on which such make-whole fundamental change occurs or becomes effective; and (ii) with respect to a make-whole fundamental change pursuant to clause (ii) of the definition thereof, the date the notice of the related redemption is sent to holders.

“Make-whole fundamental change exchange period” has the following meaning:

(i)	in the case of a make-whole fundamental change pursuant to clause (i) of the definition thereof, the period from, and including, the make-whole fundamental change effective date of such make-whole fundamental change to, and including, the 35th trading day after such make-whole fundamental change effective date (or, if such make-whole fundamental change also constitutes a fundamental change, to, but excluding, the related fundamental change repurchase date); and

(ii)	in the case of a make-whole fundamental change pursuant to clause (ii) of the definition thereof, the period from, and including, the date we provide the redemption notice for the related redemption to, and including, the business day immediately before the related redemption date.

“Stock price” has the following meaning for any make-whole fundamental change: (i) if the holders of ordinary shares receive only cash in consideration for their ordinary shares in such make-whole fundamental change and such make-whole fundamental change is pursuant to clause (3) of the definition of “fundamental change,” then the stock price is the amount of cash paid per ordinary share in such make-whole fundamental change; and (ii) in all other cases, the stock price is the average of the last reported sale prices per ordinary share for the five consecutive trading days ending on, and including, the trading day immediately before the make-whole fundamental change effective date of such make-whole fundamental change.

Adjustment of Stock Prices and Number of Additional Shares

The stock prices in the first row (i.e., the column headers) of the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the exchange price is adjusted as a result of the operation of the provisions described in clauses (1) through (5) above under the caption “Exchange Rate Adjustments.” The numbers of additional shares in the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the exchange rate is adjusted pursuant to such provisions.

Notice of Make-Whole Fundamental Change

We will provide written notice to holders of each a make-whole fundamental change in accordance with the provisions described above under the caption “—When the Notes May be Exchanged at the Option of Holders — Exchange upon Specified Corporate Events — Certain Corporate Events.”

Enforceability

Our obligation to increase the exchange rate as described above in connection with a make-whole fundamental change could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.

Recapitalizations, Reclassifications and Changes of Ordinary Shares

In the case of:

•	any recapitalization, reclassification or change of ordinary shares (other than changes resulting from a subdivision or consolidation or change in par value),

•	any consolidation, merger, amalgamation, scheme of arrangement or offer or combination involving the parent,

•	any sale, lease or other transfer to a third party of the consolidated assets of the parent and its subsidiaries substantially as an entirety, or

•	any statutory share exchange,

in each case as a result of which the ordinary shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (the “reference property,” and the amount and kind of reference property that a holder of one ordinary share would have received in such transaction, without giving effect to any arrangement to deliver cash in lieu of any fractional unit of any security or other property, a “reference property unit”) (such a transaction, an “ordinary share change event”), then, at and after the effective time of such ordinary share change event, the amount and kind of consideration due upon exchange of any note, and the conditions to the exchangeability thereof described under “—When the Notes May be Exchanged at the Option of Holders” above, will be determined as if each reference in this section titled “—Exchange of the Notes” (or in any related definitions) to any number of ordinary shares were instead a reference to the same number of reference property units. If the ordinary share change event causes the ordinary shares to be exchanged into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the composition of the reference property unit will be deemed to be (i) the weighted average per ordinary share of the types and amounts of consideration received by the holders of ordinary shares that affirmatively make such an election or (ii) if no shareholders affirmatively make such election, the types and amounts of consideration actually received by shareholders. We will notify holders and the trustee of the weighted average as soon as practicable after such determination is made. In addition, following any such ordinary share change event, (x) the last reported sale price of any reference property unit or portion thereof that does not consist of a class of securities will be the fair value of such reference property unit or portion thereof, as applicable, determined in good faith by us (or, in the case of cash denominated in U.S. dollars, the face amount thereof); (y) for purposes of the definition of “fundamental change” and “make-whole fundamental change,” the term “ordinary shares” will be deemed to mean the common equity, if any, forming part of such reference property; and (z) if such reference property unit consists entirely of cash, then we will be deemed to elect cash settlement in respect of all exchanges whose exchange date occurs on or after the effective date of such ordinary share change event and will pay the cash due upon such exchanges no later than the third business day after the relevant exchange date.

Fundamental Change Permits Holders to Require Us to Repurchase Notes

Generally

If a fundamental change occurs, then each holder will have the right (the “fundamental change repurchase right”) to require us to repurchase its notes (or any portion of a note having a principal amount that is an integral multiple of $1,000) for cash on a date (the “fundamental change repurchase date”) of our choosing, which must be a business day that is no more than 35, nor less than 20, business days after the date we provide the related fundamental change notice, as described below.

The repurchase price (the “fundamental change repurchase price”) for a note tendered for repurchase will be the principal amount of such note plus accrued and unpaid interest on such note to, but excluding, the fundamental change repurchase date. However, if the fundamental change repurchase date is after a regular record date and on or before the next interest payment date, then (i) the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such repurchase, to receive, on such fundamental change repurchase date, the unpaid interest that would have accrued on such note to, but excluding, such fundamental change repurchase date; and (ii) the fundamental change repurchase price will not include accrued and unpaid interest on such note to, but excluding, the fundamental change repurchase date.

Notwithstanding anything to the contrary above, we may not repurchase any notes if the principal amount of the notes has been accelerated (other than as a result of our failure to pay the fundamental change repurchase price and any related interest described above on the fundamental change repurchase date) and such acceleration has not been rescinded on or before the fundamental change repurchase date.

A “fundamental change” will be deemed to have occurred at any time after the notes are originally issued upon the occurrence of any of the following:

(1)	the ordinary shares or other common equity securities into which the notes are exchangeable at such time cease to be listed for trading on any of the NYSE, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors);

(2)	any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than the parent, us or any of its or our wholly owned subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the parent’s common equity representing more than 50% of the voting power of the parent’s common equity;

(3)	the consummation of (a) any sale, lease or other transfer of the consolidated assets of the parent’s and the parent’s subsidiaries, substantially as an entirety, to any person (other than us); or (b) any transaction or series of related transactions in connection with which (whether by means of a liquidation, share exchange, tender offer, consolidation, recapitalization, reclassification, amalgamation or merger of the parent or otherwise) all or substantially all of the ordinary shares are exchanged for, converted into or constitute solely the right to receive cash, other securities or other property, except that a transaction or event described in this clause (b) pursuant to which the persons that directly or indirectly “beneficially owned” (as defined above) all classes of the parent’s common equity immediately before such transaction directly or indirectly “beneficially own” (as defined above), immediately after such transaction or event, more than 50% of all classes of common equity of the surviving, continuing or acquiring company or other transferee (or the parent thereof) in substantially the same proportions vis-à-vis each other as immediately before such transaction or event will be deemed not to be a fundamental change pursuant to this clause (3); or

(4)	the parent’s shareholders approve any plan or proposal for the liquidation or dissolution of the parent;

provided, that a transaction or event described under clause (2) or (3) above will not constitute a fundamental change if at least 90% of the consideration received or to be received by the holders of ordinary shares (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common equity listed (or depositary receipts representing shares of common equity, which depositary receipts are listed) on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes an ordinary share change event whose reference property consists of such consideration.

Notice of Fundamental Change

On or before the 20th calendar day after the occurrence of a fundamental change, we will provide to each holder (and to any beneficial owner of a global note, if required by applicable law) notice (the “fundamental change notice”) of such fundamental change containing certain information set forth in the indenture, including the fundamental change repurchase date, the fundamental change repurchase price and the procedures holders must follow to tender their notes for repurchase.

Procedures to Exercise the Fundamental Change Repurchase Right

To exercise its fundamental change repurchase right, the holder thereof must deliver a notice (a “fundamental change repurchase notice”) to the paying agent before the close of business on the business day immediately before the related fundamental change repurchase date (or such later time as may be required by law).

The fundamental change repurchase notice must contain certain information set forth in the indenture, including the certificate number of any physical notes to be repurchased, or must otherwise comply with DTC’s procedures in the case of a global note.

A holder that has delivered a fundamental change repurchase notice with respect to a note may withdraw that notice by delivering a withdrawal notice to the paying agent at any time before the close of business on the business day immediately before the fundamental change repurchase date. The withdrawal notice must contain certain information set forth in the indenture, including the certificate number of any physical notes with respect to which the withdrawal notice is being delivered, or must otherwise comply with DTC’s procedures in the case of a global note.

Notes to be repurchased must be delivered to the paying agent (in the case of certificated notes) or DTC’s procedures must be complied with (in the case of global notes) for the holder of those notes to be entitled to receive the fundamental change repurchase price.

Compliance with Securities Laws

We will comply with all federal and state securities laws in connection with a repurchase following a fundamental change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such repurchase in the manner described above.

Repurchase by Third Party

Notwithstanding anything to the contrary, we will be deemed to satisfy our obligations to repurchase notes pursuant to the provisions described above if one or more third parties conduct the repurchase offer and repurchase tendered notes in a manner that would have satisfied our obligations to do the same if conducted directly by us.

No Repurchase Right in Certain Circumstances

Notwithstanding anything to the contrary, we will not be required to provide a fundamental change notice, or offer to repurchase or repurchase any notes, as described above, in connection with a fundamental change occurring pursuant to clause (3) (or a fundamental change occurring pursuant to clause (3) that also results in a fundamental change occurring pursuant to clause (2)) of the definition thereof, if:

•	such fundamental change constitutes an ordinary share change event whose reference property consists solely of cash in U.S. dollars;

•

immediately after such fundamental change, the notes become exchangeable (pursuant to the provisions described above under the captions “—Exchange of the Notes — Recapitalizations, Reclassifications and Changes of Ordinary Shares” and, if applicable, “—Increase in Exchange Rate in Connection with a Make-Whole Fundamental Change) into solely such cash in an amount per note that equals or exceeds the fundamental change repurchase price per note (calculated assuming that the same includes accrued interest to, but excluding, the latest possible fundamental change repurchase date for such fundamental change); and

•

we timely provide the notice relating to such fundamental change required pursuant the provisions described above under the caption “Exchange of the Notes — When the Notes May be Exchanged at the Option of Holders — Exchange upon Specified Corporate Events — Certain Corporate Events.”

Ability to Pay Fundamental Change Repurchase Price

If a fundamental change occurs, we may not have sufficient funds, or be able to obtain financing, to pay the fundamental change repurchase price for all notes tendered for repurchase. Our failure to pay the fundamental change repurchase price when due will be a default under the indenture, which, in turn, could constitute a default under the terms of our other indebtedness that permits that indebtedness to be accelerated. In addition, the terms of our amended and restated credit agreement and our term loan agreement currently restrict, and the terms of our future indebtedness could further restrict, our ability to pay the fundamental change repurchase price. See “Risk Factors — Risks Relating to the Notes and our Indebtedness — We may not have the ability to raise the funds necessary to settle exchanges of the notes in cash or to repurchase the notes for cash upon a fundamental change, and our existing indebtedness contains, and our future indebtedness may also contain, limitations on our ability to repurchase of the notes.”

Consolidation, Merger, Amalgamation and Sale of Assets

The indenture will provide with respect to the notes that neither we nor any guarantor shall consolidate with or merge or amalgamate into any person or enter into a scheme of arrangement or sell, lease or otherwise transfer our respective consolidated properties and assets, substantially as an entirety, to another person (other than for any guarantor to sell, lease or otherwise transfer such assets or properties to one or more of its direct or indirect wholly owned subsidiaries), unless:

(1)	the person (if other than us or such guarantor, as applicable) formed by such consolidation or into which we are or such guarantor is, as applicable, merged, amalgamated or of which we or such guarantor becomes pursuant to a scheme of arrangement or the person which acquires by sale, lease or other transfer the consolidated properties and assets of us or such guarantor, substantially as an entirety, shall (i) be organized and validly existing as a corporation, limited liability company, partnership, trust or other entity and (ii) expressly assume, by an indenture supplemental to the indenture governing the notes, executed and delivered to the trustee, in form satisfactory to the trustee, the obligations of us or such guarantor, as the case may be, under the notes and the indenture (including, for the avoidance of doubt, the obligation to pay additional amounts as described above under “—Additional Amounts”); and

(2)	after giving effect to such transaction, no event of default or default shall have occurred and be continuing.

Upon any such consolidation, merger, amalgamation or transfer, the resulting, surviving, transferee or successor person (if not us or such guarantor, as the case may be) shall succeed to, and may exercise every right and power of ours or such guarantor under, the indenture, and we or such guarantor, as the case may be, shall be discharged from the obligations under the notes and the indenture except in the case of any such lease.

Events of Default

Generally

Each of the following is an event of default with respect to the notes:

(1)	we fail to pay or cause to be paid when due (whether at maturity, upon redemption, repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any note;

(2)	we fail to pay or cause to be paid an installment of interest, if any, on any of the notes, which failure continues for 30 days after the date when due;

(3)	we or the guarantors, as applicable, fail to deliver when due the consideration deliverable upon exchange of the notes and such failure continues for 10 business days;

(4)	failure by us or the guarantors to comply with our or their respective obligations under “—Consolidation, Merger, Amalgamation and Sale of Assets”;

(5)	failure by us to give notice of the occurrence of a fundamental change or make-whole fundamental change as described above under the captions “—Fundamental Change Permits Holders to Require Us to Repurchase Notes — Notice of Fundamental Change” and “—Exchange of the Notes — When the Notes May be Exchanged at the Option of Holders — Exchange upon Specified Corporate Events — Certain Corporate Events” when due, if such failure is not cured within five days after its occurrence;

(6)	we or the guarantors fail to perform or observe (or obtain a waiver with respect to) any term, covenant or agreement contained in the notes or the indenture and not otherwise explicitly provided for in this section for a period of 60 days after receipt by us of notice of such failure from the trustee or by us and the trustee from the holders of at least 25% of the aggregate principal amount of then outstanding notes;

(7)	certain events of bankruptcy, insolvency, examinership or reorganization of us, any guarantor or any significant subsidiary of the parent; or

(8)	the guarantee of any guarantor ceases to be in full force and effect (except as contemplated by the terms of the indenture) or is declared null and void in a judicial proceeding.

A “significant subsidiary” is a subsidiary that is a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X under the Exchange Act; provided that, in the case of a subsidiary that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such subsidiary shall not be deemed to be a significant subsidiary unless the subsidiary’s income (or loss) from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $100.0 million.

Acceleration

Except as provided below under the caption “—Special Interest as Sole Remedy for Certain Reporting Defaults,” if an event of default occurs and is continuing (other than an event of default arising under clause (7) above with respect to us or any guarantor, in which case no declaration of acceleration or notice shall be required), the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding to become due and payable immediately. Upon such a declaration of acceleration or event of default arising under clause (7) above with respect to us or any guarantor, the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding will automatically become immediately due and payable. The holders of a majority in principal amount of the notes then outstanding by written notice to the trustee and us may waive such default or event of default (other than any default or event of default in the payment of principal or interest when due or failure to deliver consideration due upon exchange). Holders of a majority in principal amount of the then outstanding notes may rescind an acceleration and its consequence if the rescission would not conflict with any judgment or decree and if all existing events of default have been cured or waived.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

Certain Absolute Rights of Holders

Each holder shall have the right to receive payment or delivery, as the case may be, of:

•	principal of, and accrued and unpaid interest, if any, on; and

•	the consideration due upon exchange of,

its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.

Certain Rights and Duties Following an Event of Default

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered and provided to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery, as applicable, of the consideration due upon exchange, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1)	such holder has previously given the trustee written notice that an event of default is continuing;

(2)	holders of at least 25% in principal amount of then outstanding notes have requested the trustee to pursue the remedy;

(3)	such holders have offered and provided to the trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions and the rights of the trustee under the indenture, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.

The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Notice of Defaults

The indenture provides that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of, or interest on, any note or a default in the delivery of the consideration due upon exchange, the trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during such fiscal year.

The trustee shall not be deemed to have notice of any default or event of default (other than a payment default) unless a responsible officer of the trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a responsible officer of the trustee at the corporate trust office of the trustee, and such notice references the notes and the indenture.

Interest on Defaulted Amounts

Payments of principal or interest that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date, to the extent permitted by law.

Special Interest as Sole Remedy for Certain Reporting Defaults

Notwithstanding anything to the contrary described above, we may elect that the sole remedy for any event of default (a “reporting event of default”) pursuant to paragraph (6) above arising from our failure to comply with our obligations described below under the caption “—Exchange Act Reports” or our obligations under Section 314(a)(1) of the Trust Indenture Act with respect to the notes will, for each of the first 180 calendar days on which a reporting event of default has occurred and is continuing, consist exclusively of the accrual of special interest on the notes. If we have made such an election, then (i) the notes will be subject to acceleration as described above on account of the relevant reporting event of default from, and including, the 181st calendar day on which a reporting event of default has occurred and is continuing or if we fail to pay any accrued and unpaid special interest when due; and (ii) special interest will cease to accrue on any notes from, and including, such 181st calendar day.

Any special interest that accrues on a note will be payable on the same dates and in the same manner as the stated interest on such note and will accrue at a rate per annum equal to 0.25% of the principal amount thereof. For the avoidance of doubt, any special interest that accrues on a note will be in addition to the stated interest that accrues on such note.

To make the election to pay special interest as described above, we must provide written notice of such election to holders of notes before the date on which each reporting event of default first occurs. The notice will also, among other things, briefly describe the periods during which and rate at which special interest will accrue and the circumstances under which the notes will be subject to acceleration on account of such reporting event of default.

Modification and Amendment

Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority of the principal amount of then outstanding notes (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority of the principal amount of then outstanding notes (including, without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may:

(1)	alter the manner of calculation or rate of accrual of interest on any note or change the time of payment of any installment of interest on any note;

(2)	make any of the notes payable in money or securities other than that stated in the indenture;

(3)	change the stated maturity of any note;

(4)	reduce the principal amount, fundamental change repurchase price or redemption rice with respect to any of the notes change the times at which, or the circumstances under which, the notes may or will be redeemed or repurchased by the company;

(5)	impair the right to institute suit for the enforcement of any payment on or with respect to any note or with respect to the exchange of any note;

(6)	adversely affect the exchange rights of the notes, including by modifying any of the notice provisions;

(7)	change the percentage in aggregate principal amount of then outstanding notes necessary to modify or amend the indenture or to waive any existing or past default or event of default;

(8)	change the ranking of the notes or any guarantee;

(9)	change our obligation to pay additional amounts in respect of any note;

(10)	reduce the amount of notes whose holders must consent to an amendment or make any other change in the amendment provisions which require each holder’s consent or in the waiver provisions; or

(11)	release any guarantor from its obligations under its guarantee or the indenture.

We, the guarantors and the trustee may modify certain provisions of the indenture without the consent of any holder of the notes, including to:

(1)	evidence a successor to us or any guarantor and the assumption by that successor of our or such guarantor’s respective obligations under the indenture and the notes;

(2)	provide for the exchange of notes into reference property and effect any other changes to the terms of the notes required under the indenture in connection therewith;

(3)	irrevocably elect a settlement method or a specified dollar amount;

(4)	add to our covenants for the benefit of the holders or surrender any right or power conferred upon us;

(5)	secure our obligations in respect of the notes;

(6)	evidence and provide for the acceptance of the appointment of a successor trustee in accordance with the indenture;

(7)	cure any ambiguity, omission, inconsistency or correct or supplement any defective provision contained in the indenture;

(8)	add additional guarantees with respect to the notes;

(9)	comply with the rules of any applicable securities depositary, including DTC;

(10)	comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(11)	permit for the issuance of additional notes in accordance with the indenture;

(12)	make any other changes to the Indenture that would not reasonably be expected to adversely affect the interests of the holders (other than those of a holder that has consented to such change); or

(13)	conform the provisions of the indenture to the “Description of Notes” section in the preliminary prospectus supplement, as supplemented by the related pricing term sheet, to the extent that the trustee has received an officer’s certificate stating that any text to be so conformed constitutes an unintended conflict with the corresponding provision in such “Description of Notes” section.

In addition, the base indenture may be amended or supplemented without the consent of holders of notes in certain circumstances, including, to provide for the establishment of other series of securities to be issued under the indenture.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to provide to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Exchange Act Reports

We will provide to holders copies of all reports that the parent is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within 15 calendar days after the date that the parent is required to so file the same (after giving effect to all applicable grace periods under the Exchange Act). However, we need not provide to any holder any material for which the parent has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC. Any report that is filed with or furnish to the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the holders at the time such report is so filed or furnished via the EDGAR system (or such successor).

Discharge; No Defeasance

We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after all the notes have become due and payable, or have been validly submitted for exchange, whether at the stated maturity or upon repurchase in connection with a fundamental change, redemption or exchange or otherwise, cash (or, solely to satisfy outstanding exchanges of notes, such other consideration as is due upon such exchange) sufficient to pay all sums payable, or deliver all consideration due upon exchange of the notes, under the indenture by us. Such discharge is subject to terms contained in the indenture. The defeasance provisions of the base indenture will not be applicable to the notes.

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to accrued interest payable on the notes and the exchange rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the exchange agent, and each of the trustee and exchange agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the written request of that holder.

Whenever the indenture requires us to calculate the last reported sale prices or the daily VWAPs, or any function thereof, over a span of multiple days (including during an observation period or to calculate the stock price or an adjustment to the exchange rate), we will make appropriate adjustments to account for any adjustment to the exchange rate that becomes effective, or any transaction or other event requiring an adjustment to the exchange rate where the ex-dividend date, effective date or expiration date, as applicable, of such transaction or event occurs, at any time during the period when such last reported sale prices, daily VWAPs or function thereof are to be calculated.

No Personal Liability of Directors, Officers, Employees, Shareholders or Stockholders

None of our or any guarantor’s past, present or future directors, officers, employees, shareholders or stockholders, as such, will have any liability for any of our or any guarantor’s obligations under the notes or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a note, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the notes. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Trustee

Deutsche Bank Trust Company Americas is the trustee, security registrar, paying agent and exchange agent. Deutsche Bank Trust Company Americas, in each of its capacities, including, without limitation, as trustee, security registrar, paying agent and exchange agent assumes no responsibility for the accuracy or completeness of the information concerning us, the guarantors or our affiliates or any other party contained in this document or the related documents or for any failure by us, any guarantor or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

We currently and may in the future maintain banking or other relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law; Submission to Jurisdiction

The indenture provides that it and the notes will be governed by and construed in accordance with the laws of the State of New York. The indenture also provides that we and each guarantor have submitted to jurisdiction of federal courts in New York with respect to disputes or claims made under the indenture.

Book-Entry, Settlement and Clearance

The Global Notes

The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we, the guarantors nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. References to “holders” or “you” in this description are to registered holders unless the context otherwise indicates.

Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the notes represented by a global note will be made by the paying agent to DTC’s nominee as the registered holder of the global note. Neither we, the guarantors nor the paying agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Unless we agree otherwise, notes in physical, certificated form will be issued and delivered to, and registered in the name of, each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•	an event of default with respect to the notes has occurred and is continuing and DTC requests that the notes be issued in physical, certificated form.

DESCRIPTION OF WEATHERFORD IRELAND’S ORDINARY SHARES

The following description is a summary of Weatherford Ireland’s share capital. This summary does not purport to be complete and the statements in this summary are qualified in their entirety by reference to, and are subject to, the detailed provisions of the Irish Companies Act and Weatherford Ireland’s memorandum and articles of association, which is incorporated herein by reference. We encourage you to read those laws and documents carefully.

Capital Structure

Authorized Share Capital

As of May 25, 2016, Weatherford Ireland’s authorized share capital is €40,000 and $1,356,000 divided into 40,000 deferred ordinary shares with a nominal value of €1.00 per share and 1,356,000,000 ordinary shares with a nominal value of $0.001 per share. The authorized share capital includes 40,000 deferred ordinary shares with a nominal value of €1.00 per share in order to satisfy statutory requirements for the incorporation of all Irish public limited companies.

Weatherford Ireland may allot and issue shares subject to the maximum authorized share capital contained in the memorandum and articles of association. The authorized maximum may be increased or reduced by a simple majority of votes cast, in person or by proxy, at a general meeting of shareholders (referred to under Irish law as an “ordinary resolution”). Weatherford Ireland may from time to time issue shares with such preferred or deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as determined by an ordinary resolution of the shareholders.

Under Irish law, the board of directors of a company may issue new ordinary shares having the rights provided for in the articles of association without shareholder approval once authorized to do so by the articles of association or by an ordinary resolution adopted by the shareholders at a general meeting, subject at all times to the maximum authorized share capital. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. Because of this requirement of Irish law, Weatherford Ireland has been authorized in its articles of association and by ordinary resolution to issue new ordinary shares having the rights provided for in the articles of association without shareholder approval for a period of five years from June 6, 2014, up to the maximum authorized, but unissued, share capital. The rights and restrictions to which the ordinary shares are subject are prescribed by the articles of association.

Irish law does not recognize fractional shares held of record. Accordingly, Weatherford Ireland’s articles of association do not provide for the issuance of fractional shares, and the official Irish register does not reflect any fractional shares.

Whenever an alteration or reorganization of Weatherford Ireland’s share capital would result in any shareholder becoming entitled to fractions of a share, Weatherford Ireland’s directors may, on behalf of those shareholders that would become entitled to fractions of a share arrange for the sale of the shares representing fractions and distribute the net proceeds of such sale in due proportion among the shareholders who would have been entitled to the fractions and for this purpose the directors may authorize any person to execute any instruments or other documents required to transfer the shares representing fractions to the transferee thereof. The transferee shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

Issued Share Capital

As of May 25, 2016, Weatherford Ireland’s issued share capital is $895,882, comprised of 895,882,767 ordinary shares with a nominal value of $0.001 per share.

Preemption Rights, Share Warrants and Options

Under Irish law, certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, Weatherford Ireland opted out of these preemption rights in its articles of association and by special resolution as permitted under Irish law. Because Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders, this opt-out must be so renewed in accordance with Irish statutory requirements. A “special resolution” requires the approval of not less than 75% of the votes cast, in person or by proxy, at a general meeting of the shareholders at which a quorum is present. If the opt-out is not renewed, shares to be issued for cash must be offered to the existing shareholders on a pro rata basis to their existing shareholding before the shares may be issued to any new shareholders. Statutory preemption rights do not apply:

•	where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition);

•	to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution); or

•	where shares are issued pursuant to employee equity compensation plans.

Under Irish law, Weatherford Ireland is prohibited from allotting shares without consideration. Accordingly, at least the nominal value of the shares issued underlying any restricted share award, restricted share unit, performance share awards, bonus shares or any other share-based grants must be paid pursuant to the Irish Companies Act.

Weatherford Ireland’s articles of association provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which it is subject, the board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Act provides that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. Weatherford Ireland is subject to the rules of the NYSE and the U.S. federal tax laws that require shareholder approval of certain equity plan and share issuances. Its board of directors may issue shares upon exercise of warrants or options without shareholder approval or authorization (up to the relevant maximum authorized share capital for the time being in effect).

Dividends

Under Irish law, dividends and distributions may only be made from distributable profits. “Distributable profits” generally means accumulated realized profits, so far as not previously utilized by distribution or capitalization, less accumulated realized losses, so far as not previously written off in a reduction or reorganization of capital, duly made, and includes reserves created by way of a court-approved share capital reduction. In addition, no distribution or dividend may be made unless Weatherford Ireland’s net assets are equal to, or in excess of, the aggregate of its paid-up share capital plus undistributable reserves and the distribution or dividend does not reduce its net assets below such aggregate.

Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which Weatherford Ireland’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed its accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not Weatherford Ireland has sufficient distributable profits to fund a dividend must be made by reference to its “relevant entity financial statements.” The “relevant entity financial statements” will be either the last set of unconsolidated annual audited financial statements or “initial” or “interim” financial statements properly prepared in accordance with the Irish Companies Act, which give a “true and fair view” of Weatherford Ireland’s unconsolidated financial position and accord with accepted accounting practice. The relevant entity financial statements are filed in the Companies Registration Office (the official public registry for companies in Ireland).

Weatherford Ireland’s articles of association authorize the board of directors to declare dividends without shareholder approval to the extent that the declaration of such dividends appears justified by profits. Weatherford Ireland’s directors may also recommend a dividend to be approved and declared by the shareholders at an annual general meeting and may direct that the payment be made by distribution of assets, shares or cash. No dividend may exceed the amount recommended by Weatherford Ireland’s directors.

Dividends may be declared and paid in the form of cash, property, stock or other non-cash assets and may be paid in dollars or any other currency.

Weatherford Ireland’s directors may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to it in relation to the ordinary shares.

Share Repurchases, Redemptions and Conversions

Overview

Weatherford Ireland’s articles of association provide that, unless its directors determines otherwise, any ordinary share that it has agreed to acquire shall be automatically converted into a redeemable share. Accordingly, for purposes of Irish law, the repurchase of ordinary shares by Weatherford Ireland may technically be effected as a redemption.

If Weatherford Ireland’s articles of association did not contain such provision, all repurchases by Weatherford Ireland would be subject to many of the same rules that apply to purchases of its shares by subsidiaries described below under “—Purchases by Subsidiaries” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Except where otherwise noted, references elsewhere in this prospectus supplement to repurchasing or buying back shares refer to the redemption of shares by Weatherford Ireland or the purchase of shares of Weatherford Ireland by a subsidiary of Weatherford Ireland, in each case in accordance with Weatherford Ireland’s memorandum and articles of association and Irish law as described below.

Repurchases and Redemptions

Under Irish law, repurchased and redeemed shares may be cancelled or held as treasury shares. The aggregate nominal value of shares held in treasury at any time must not exceed 10% of the aggregate nominal value of issued share capital. Weatherford Ireland may not exercise any voting rights in respect of any shares held as treasury shares. Weatherford Ireland may cancel treasury shares or re-issue them subject to certain conditions.

Weatherford Ireland may also issue redeemable shares and redeem them out of distributable profits or the proceeds of a new issue of shares for that purpose. All redeemable shares must also be fully paid-up and the terms of redemption of the shares must provide for payment on redemption. Weatherford Ireland may also be given authority to purchase its own shares on-market on a recognized stock exchange such as the NYSE or off-market with such authority to be given by its shareholders at a general meeting, which would take effect on the same terms and be subject to the same conditions as applicable to purchases by its subsidiaries.

Purchases by Subsidiaries

Under Irish law, Weatherford Ireland’s subsidiaries may purchase Weatherford Ireland’s ordinary shares on-market on a recognized stock exchange such as NYSE or off-market.

For one of Weatherford Ireland’s subsidiaries to make on-market purchases of ordinary shares, Weatherford Ireland’s shareholders must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase of ordinary shares by one of these subsidiaries is required. For a purchase by a subsidiary of the ordinary shares off-market, the proposed purchase contract must be authorized by special resolution of Weatherford Ireland’s shareholders before the contract is executed. The person whose shares are to be bought back cannot vote in favor of the special resolution, and, for at least 21 days prior to the special resolution being passed, the purchase contract must be on display or must be available for inspection by Weatherford Ireland’s shareholders at its registered office.

The number of shares in Weatherford Ireland’s capital held by its subsidiaries at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of Weatherford Ireland’s issued share capital. While a subsidiary holds shares in Weatherford Ireland’s capital, such subsidiary cannot exercise any voting rights in respect of those shares. The acquisition of ordinary shares by a subsidiary must be funded out of distributable profits of the subsidiary.

Lien on Shares, Calls on Shares and Forfeiture of Shares

Weatherford Ireland’s articles of association provide that it will have a first and paramount lien on every share for all moneys, whether currently due or not, payable in respect of such share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. The provision is a standard inclusion in the articles of association of an Irish public limited company such as Weatherford Ireland and will only be applicable to its shares that have not been fully paid-up.

Consolidation and Division; Subdivision

Weatherford Ireland’s articles of association provide that it may, by ordinary resolution, consolidate and divide all or any of its share capital into shares of larger nominal value than its existing shares, or subdivide its shares into smaller amounts than is fixed by its memorandum of association.

Reduction of Share Capital

Weatherford Ireland may, by ordinary resolution, effect a reduction in its authorized but unissued share capital by cancelling unissued shares. Weatherford Ireland also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any way permitted by the Irish Companies Act.

Annual Meetings of Shareholders

As a matter of Irish law, Weatherford Ireland is required to hold an annual general meeting at intervals of no more than 15 months from the previous annual general meeting, provided that an annual general meeting is held in each calendar year following the first annual general meeting and no more than nine months after its fiscal year-end.

Weatherford Ireland’s articles provide that business may be properly brought before a meeting if directed by a court of competent jurisdiction or if the chairman decides in his discretion that it may be regarded as within the scope of the meeting. The provisions of Weatherford Ireland’s articles of association relating to general meetings shall apply to every general meeting of the holders of any class of shares.

As provided under Irish law, notice of an annual or extraordinary general meeting must be given to all Weatherford Ireland shareholders and to its auditors.

Weatherford Ireland’s articles of association provide for the minimum statutory notice periods of 21 days’ notice in writing for an annual meeting or an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting.

Extraordinary General Meetings of Shareholders

As provided under Irish law, extraordinary general meetings may be convened:

•	by Weatherford Ireland’s directors;

•	on requisition of Weatherford Ireland’s shareholders holding not less than 10% of its paid-up share capital carrying voting rights;

•	on requisition of Weatherford Ireland’s auditors; or

•	in exceptional cases, by court order.

Extraordinary general meetings are typically held for the purpose of approving shareholder resolutions as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

In the case of an extraordinary general meeting convened by Weatherford Ireland’s shareholders, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of any such valid requisition notice, Weatherford Ireland’s directors have 21 days to convene a meeting of its shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If Weatherford Ireland’s directors do not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

If Weatherford Ireland’s directors become aware that Weatherford Ireland’s net assets are not greater than half of the amount of its called-up share capital, they must convene an extraordinary general meeting of Weatherford Ireland’s shareholders not later than 28 days from the date that the directors learn of this fact to consider how to address the situation (the meeting to be held within 56 days of that date).

Quorum for General Meetings

Weatherford Ireland’s articles of association provide that no business shall be transacted at any general meeting unless a quorum is present. A quorum shall be two or more persons holding or representing by proxy more than 50% of the total issued voting rights of Weatherford Ireland’s shares, provided that if Weatherford Ireland only has one shareholder, one shareholder present in person or by proxy shall constitute a quorum.

Voting

Under Weatherford Ireland’s articles of association, each of Weatherford Ireland’s shareholders is entitled to one vote for each ordinary share that he or she holds as of the record date for the meeting. Neither Irish law nor any of Weatherford Ireland’s constituent document places limitations on the right of nonresident or foreign owners to vote or hold shares.

Except where a greater majority is required by the Irish Companies Act or otherwise prescribed by the articles of association, any question, business or resolution proposed at any general meeting shall be decided by an ordinary resolution (i.e., by a simple majority of the votes cast, in person or by proxy, at a general meeting, provided a quorum is present).

At any of Weatherford Ireland’s general meetings, all resolutions will be decided on a show of hands unless a poll is demanded by:

•	the chairman;

•	at least three shareholders present in person or by proxy;

•	any shareholder or shareholders present in person or proxy and holding not less than one-tenth of the total voting rights of all shareholders having the right to vote at such meeting; or

•

any shareholder or shareholders holding shares in Weatherford Ireland’s capital conferring the right to vote at the meeting being shares on which an aggregate sum has been paid-up equal to not less than one tenth of the total sum paid-up on all the shares conferring that right.

Irish law requires approval of certain matters by “special resolutions” of the shareholders at a general meeting (i.e., by not less than 75% of the votes cast, in person or by proxy, at a general meeting, provided a quorum is present). Examples of matters requiring special resolutions include:

•	amending Weatherford Ireland’s objects or memorandum of association;

•	amending Weatherford Ireland’s articles of association;

•	approving a change of Weatherford Ireland’s name;

•	authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•	opting out of preemption rights on the issuance of new shares;

•	re-registration from a public limited company to a private company;

•	variation of class rights attaching to classes of shares (where the memorandum or articles of association do not provide otherwise);

•	repurchase of Weatherford Ireland’s own shares off-market;

•	reduction of Weatherford Ireland’s issued share capital;

•	sanctioning a compromise/scheme of arrangement;

•	resolving that Weatherford Ireland be wound-up by the Irish courts;

•	resolving in favor of a shareholders’ voluntary winding-up; and

•	setting the re-issue price of treasury shares.

Variation of Rights Attaching to a Class or Series of Shares

As a matter of Irish law, unless the memorandum or articles of association provide otherwise, any variation of class rights attaching to Weatherford Ireland’s issued shares must be approved: (i) in writing by the holders of 75% or more of the issued shares in that class or (ii) with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class; provided that, if the relevant class of holders has only one holder, that person present in person or by proxy shall constitute the necessary quorum.

Inspection of Books and Records

Under Irish law, shareholders have the right to:

•	receive a copy of Weatherford Ireland’s memorandum and articles of association and any act of the Irish government that alters Weatherford Ireland’s memorandum of association;

•	inspect and obtain copies of the minutes of Weatherford Ireland’s general meetings and resolutions;

•	inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by Weatherford Ireland;

•	receive copies of balance sheets and directors’ and auditors’ reports that have previously been sent to shareholders prior to an annual general meeting; and

•	receive balance sheets of any of Weatherford Ireland’s subsidiaries that have previously been sent to shareholders prior to an annual general meeting for the preceding 10 years.

The auditors’ report must be circulated to the shareholders with Weatherford Ireland’s financial statements prepared in accordance with Irish law 21 days before the annual general meeting.

Acquisitions

There are two principal methods used to acquire listed Irish public companies: (i) a takeover offer; or (ii) a scheme of arrangement. Each method is subject to the Irish Takeover Panel Act 1997, as amended, and the Irish Takeover Rules made thereunder. See “Anti-Takeover Measures” below.

Under a takeover offer, the bidder will make a general offer to the target shareholders to acquire their shares. The offer must be conditional on the bidder acquiring, or having agreed to acquire (pursuant to the offer, or otherwise) securities conferring more than 50% of the voting rights of the target. The bidder may require any remaining shareholders to transfer their shares on the terms of the offer (i.e., a “squeeze out”) if it has acquired, pursuant to the offer, not less than a specific percentage of the target shares to which the offer relates. The percentage for companies listed on regulated markets in the European Economic Area (“EEA”) is 90%. As Weatherford Ireland is not listed on an EEA regulated market (NYSE only), the relevant applicable percentage for Weatherford Ireland is 80%. Dissenting shareholders have the right to apply to the High Court of Ireland for relief.

A scheme of arrangement is a statutory procedure which can be utilized to acquire an Irish company. A scheme of arrangement involves the target company putting an acquisition proposal to its shareholders, which can be (i) a transfer scheme, pursuant to which their shares are transferred to the bidder in return for the relevant consideration or (ii) a cancellation scheme, pursuant to which their shares are cancelled in return for the relevant consideration, with the result in each case that the bidder will become the 100% owner of the target company. A scheme of arrangement requires the approval of a majority in number of the shareholders of each class, representing not less than 75% of the shares of each class, present and voting, in person or by proxy, at a general, or relevant class, meeting of the target company. The scheme also requires the sanction of the High Court of Ireland. Subject to the requisite shareholder approval and sanction of the High Court, the scheme will be binding on all shareholders. Dissenting shareholders have the right to appear at the High Court hearing and make representations in objection to the scheme.

There is also a statutory procedure under the European Communities (Cross-Border Mergers) Regulations 2008 whereby a variety of business combinations between Irish companies and other EEA incorporated companies (including mergers) can be effected, although, to date, it has been rarely used for listed public company acquisitions. Among other matters, a cross border merger will require the approval of not less than 75% of the votes cast, in person or by proxy, at a general meeting together with the sanction of the High Court of Ireland.

The Irish Companies Act also contains statutory provisions relating to mergers between Irish companies and mergers between Irish companies and companies from different states within the EEA which are based on the European Communities (Cross-Border Mergers) Regulations 2008.

Appraisal Rights

Under a takeover offer, the bidder may require any remaining shareholders to transfer their shares on the terms of the offer (i.e., a “squeeze out”) if it has acquired, pursuant to the offer, not less than 80% of the target shares to which the offer relates (in the case of a company that is not listed on an EEA regulated market). Dissenting shareholders have the right to apply to the High Court of Ireland for relief.

A scheme of arrangement which has been approved by the requisite shareholder majority and sanctioned by the High Court of Ireland will be binding on all shareholders. Dissenting shareholders have the right to appear at the High Court hearing and make representations in objection to the scheme.

Under the European Communities (Cross-Border Mergers) Regulations 2008 governing the merger of an Irish public limited company such as Weatherford Ireland and a company incorporated in the EEA, a shareholder (i) who voted against the special resolution approving the merger or (ii) of a company in which 90% of the shares are held by the other party to the merger, has the right to request that the company acquire his or her shares for cash at a price determined in accordance with the share exchange ratio set out in the merger agreement.

Similar rights apply under the Irish Companies Act in the case of a merger of an Irish public limited company such as Weatherford Ireland into another company to which the provisions of the Irish Companies Act apply.

Disclosure of Interests in Shares

Under the Irish Companies Act, there is a notification requirement for shareholders who acquire or cease to be interested in 3% of the shares of an Irish public limited company. A shareholder therefore must make such a notification to Weatherford Ireland if, as a result of a transaction, the shareholder will be interested in 3% or more of Weatherford Ireland’s relevant share capital; or if, as a result of a transaction, a shareholder who was interested in more than 3% of Weatherford Ireland’s relevant share capital ceases to be so interested. Where a shareholder is interested in more than 3% of Weatherford Ireland’s relevant share capital (i.e., voting shares), any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to Weatherford Ireland.

The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of Weatherford Ireland’s ordinary share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the previous whole number. All such disclosures should be notified to Weatherford Ireland within five business days of the alteration of the shareholder’s interests that gave rise to the requirement to notify.

Where a person fails to comply with the notification requirements described above, no right or interest of any kind whatsoever in respect of any of Weatherford Ireland’s shares, held by such person, shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the High Court of Ireland to have the rights attaching to the shares concerned reinstated.

In addition to the above disclosure requirement, under the Irish Companies Act, Weatherford Ireland may, by notice in writing, require a person whom it knows or has reasonable cause to believe, to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been, interested in shares comprised in Weatherford Ireland’s relevant share capital: (i) to indicate whether or not it is the case and (ii) where such person holds or has during that time held an interest in Weatherford Ireland’s shares, to give such further information as Weatherford Ireland may require, including particulars of such person’s own past or present interests in the shares. Any information given in response to the notice is required to be given in writing within such reasonable time as Weatherford Ireland may specify in the notice.

Where such a notice is served by Weatherford Ireland on a person who is or was interested in Weatherford Ireland’s shares and that person fails to give it any of the requested information within the reasonable time specified, Weatherford Ireland may apply to the High Court of Ireland for an order directing that the affected shares be made subject to certain restrictions. Under the Irish Companies Act, the restrictions that may be placed on the shares by the High Court of Ireland are as follows:

•	any transfer of those shares, or, in the case of unissued shares, any transfer of the right to be issued with shares and any issue of shares, shall be void;

•	no voting rights shall be exercisable in respect of those shares;

•	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

•	no payment shall be made of any sums due from Weatherford Ireland on those shares, whether in respect of capital or otherwise.

Where the shares are subject to these restrictions, the High Court of Ireland may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

Anti-Takeover Measures

A transaction in which a third party seeks to acquire 30% or more of Weatherford Ireland’s voting rights will be subject to the Irish Takeover Panel Act 1997, as amended, and the Irish Takeover Rules made thereunder.

The Irish Takeover Rules regulate the conduct of takeovers of, and certain other transactions affecting, Irish public companies listed on certain stock exchanges (including the NYSE). The Irish Takeover Rules are administered by the Irish Takeover Panel, which has supervisory jurisdiction over such transactions. Among other matters, the Irish Takeover Rules operate to ensure that no offer is frustrated or unfairly prejudiced and, in the case of multiple bidders, that there is a level playing field.

The Irish Takeover Rules are based on the following general principles which will apply to the conduct of takeovers:

•	all holders of securities of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•

the holders of the securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of the target company must give its views on the effects of implementation of the offer on employment, conditions of employment and the locations of the target company’s places of business;

•	the board of the target company must act in the target company’s interests as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

•

false markets must not be created in the securities of the target company, the bidder or of any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

•

a bidder must announce an offer only after ensuring that he or she can fulfill in full any cash consideration, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

•	a target company must not be hindered in the conduct of its affairs for longer than is reasonable by an offer for its securities; and

•

a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

The Irish Takeover Rules include mandatory bid rules, share dealing restrictions, confidentiality objections and restrictions on frustrating actions. In particular, the board of directors of a target is not permitted without shareholder approval at a duly convened general meeting to take certain actions which might frustrate a takeover once the board has received an approach which may lead to an offer or has reason to believe an offer is, or may be, imminent.

Irish law does not expressly authorize or prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure, although the ability of the board of directors to do so would be subject to their fiduciary duties and, during the course of an offer, the Irish Takeover Rules. However, there is no directly relevant case law on this issue.

Corporate Governance

Weatherford Ireland’s articles of association allocate authority over the day-to-day management of its affairs to the board of directors. The board of directors may then delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether directors or not) as it thinks fit, but regardless, the board of directors will remain responsible, as a matter of Irish law, for the proper management of Weatherford Ireland’s affairs. Committees may meet and adjourn as they determine proper. Unless otherwise determined by the board of directors, the quorum necessary for the transaction of business at any committee meeting shall be a majority of the members of such committee then in office unless the committee shall consist of one or two members, in which case one member shall constitute a quorum.

Legal Name; Formation; Fiscal Year; Registered Office

Weatherford Ireland’s current legal and commercial name is Weatherford International public limited company. Weatherford Ireland was incorporated in Ireland on March 3, 2014 as a private limited company with registration number 540406, and re-registered as a public limited company on May 29, 2014. Weatherford Ireland’s fiscal year ends on December 31st and its registered address is 70 Sir Rogerson’s Quay, Dublin 2, Ireland.

Appointment of Directors

Weatherford Ireland’s articles of association provide that the number of directors will not be less than three nor more than 14, subject to (i) automatic increases to accommodate the exercise of the rights of holders of any class or series of shares in issue having special rights to nominate or appoint directors in accordance with the terms of issue of such class or series and/or (ii) any resolution passed increasing the number of directors. The authorized number of directors (within such fixed maximum and fixed minimum numbers) is determined by Weatherford Ireland’s directors.

At each annual general meeting of Weatherford Ireland’s shareholders, all of its directors serving on the board of directors shall retire from office and be re-eligible for re-election. Upon the resignation or termination of office of any director, if a new director shall be appointed to the board he will be designated to fill the vacancy arising.

No person shall be appointed as a director unless nominated as follows:

•	by the affirmative vote of two-thirds of Weatherford Ireland’s board of directors;

•

with respect to election at an annual general meeting, by any shareholder who holds ordinary shares or other shares in Weatherford Ireland’s capital carrying the general right to vote at its general meetings, who is a shareholder at the time of the giving of the notice and at the time of the relevant annual general meeting and who timely complies with the notice procedures set out in Weatherford Ireland’s articles of association;

•

with respect to election at an extraordinary general meeting requisitioned in accordance with section 178 of the Irish Companies Act, by any shareholder or shareholders who holds ordinary shares or other shares in Weatherford Ireland’s capital carrying the general right to vote at its general meetings and who makes such nomination in the written requisition of the extraordinary general meeting and timely complies with the notice procedures set forth in Weatherford Ireland’s articles of association; or

•

by holders of any class or series of Weatherford Ireland’s shares then in issue having special rights to nominate or appoint directors in accordance with the terms of issue of such class or series, but only to the extent provided in such terms of issue.

Directors shall be appointed as follows:

•	by Weatherford Ireland’s shareholders by ordinary resolution at the annual general meeting in each year or at any extraordinary general meeting called for the purpose;

•	by Weatherford Ireland’s board in accordance with its articles of association; and

•

so long as there is in office a sufficient number of directors to constitute a quorum of the board in accordance with Weatherford Ireland’s articles of association, Weatherford Ireland’s directors shall have the power at any time and from time to time to appoint any person to be director, either to fill a vacancy in the board or as an addition to the existing directors provided that the total number of directors shall not at any time exceed the maximum number provided for in the articles of association.

Removal of Directors

Under the Irish Companies Act and notwithstanding anything contained in Weatherford Ireland’s memorandum and articles of association or in any agreement between Weatherford Ireland and a director, shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term, at a shareholders’ meeting at which the director is entitled to be heard. Weatherford Ireland’s articles of association provide that Weatherford Ireland may, by ordinary resolution, remove any director before the expiration of his period of office notwithstanding anything in any agreement between Weatherford Ireland and the removed director. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) that the director may have against Weatherford Ireland in respect of his removal.

Duration; Dissolution; Rights upon Liquidation

Weatherford Ireland’s duration of existence is unlimited. Weatherford Ireland may be dissolved and wound-up at any time by way of a shareholders’ voluntary winding-up or a creditors’ winding-up. In the case of a shareholders’ voluntary winding-up, a special resolution of shareholders is required. Weatherford Ireland may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where it has failed to file certain returns.

The rights of Weatherford Ireland’s shareholders to a return of its assets on dissolution or winding-up, following the settlement of all claims of creditors, may be prescribed in Weatherford Ireland’s articles of association. If Weatherford Ireland’s articles of association contain no specific provisions in respect of a dissolution or winding-up, then, subject to the priorities of any creditors, the assets will be distributed to Weatherford Ireland’s shareholders in proportion to the paid-up nominal value of the shares held. Weatherford Ireland’s articles of association provide that its ordinary shareholders are entitled to participate pro rata in a winding-up.

Stock Exchange Listing

Weatherford Ireland’s ordinary shares are listed on the NYSE under the symbol “WFT.”

No Liability for Further Calls or Assessments

The shares to which the notes issued in this offering are exchangeable will, following valid exchange, be duly and validly issued as fully paid-up.

Transfer and Registration of Shares

Weatherford Ireland’s register of members (the “Official Share Register”), which Weatherford Ireland is required to maintain under the Irish Companies Act, is maintained by its transfer agent. Registration in the Official Share Register will be determinative of membership. A person who holds shares beneficially will not have his, or her, name entered in the Official Share Register, and for the purposes of Irish law, will not be the registered holder of such shares. Instead, any depository or other nominee whose name is entered in the Official Share Register will be the registered holder of such shares. Accordingly, a transfer of shares from a person who holds shares beneficially to a person who also holds shares beneficially through a depository or other nominee will not be registered in Official Share Register, as the depository or other nominee will remain the registered holder of such shares.

A written instrument of transfer is generally required under Irish law in order to effect a transfer of the registered interest in shares and update the Official Share Register. Accordingly, a written instrument of transfer will be required for transfers of shares: (i) from a registered holder of shares to any other person; (ii) from a person who holds shares beneficially (where the registered interest is held by the depository or other nominee) to another person who wishes, on transfer, to be registered as the registered holder of such shares; (iii) from a person who holds shares beneficially to another person who also wishes, on transfer, to hold such shares beneficially but where the transfer involves a change in the depository or other nominee that is the registered holder of the shares to be transferred; or (iv) by a registered holder into his or her own broker account (or vice versa).

Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer in the Official Share Register. However, a registered holder may transfer shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty, provided that there is no change in the beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a subsequent sale of the shares to a third party.

Any transfer of Weatherford Ireland’s ordinary shares that is subject to Irish stamp duty will not be registered in the name of the transferee unless an instrument of transfer is duly stamped and provided to the transfer agent. Weatherford Ireland, in its absolute discretion and insofar as the Irish Companies Act or any other applicable law permit, may, or may provide that a subsidiary of Weatherford Ireland will, pay Irish stamp duty arising on a transfer of ordinary shares on behalf of the transferee of such ordinary shares. If stamp duty resulting from the transfer of ordinary shares which would otherwise be payable by the transferee is paid by Weatherford Ireland or any of its subsidiaries on behalf of the transferee, then in those circumstances, Weatherford Ireland will, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee or the transferor (at its discretion), (ii) set-off the stamp duty against any dividends payable to the transferee of those ordinary shares and (iii) claim a first and permanent lien on the ordinary shares on which stamp duty has been paid by Weatherford Ireland or its subsidiary for the amount of stamp duty paid. Weatherford Ireland’s lien shall extend to all dividends paid on those ordinary shares. Parties to a share transfer may assume that any Irish stamp duty arising in respect of a transaction in Weatherford Ireland’s shares has been paid unless one or both of such parties is otherwise notified by Weatherford Ireland.

Weatherford Ireland’s articles of association delegate to its secretary, any assistant secretary or a relevant authorized delegate the authority to execute an instrument of transfer on behalf of a transferor.

To help ensure that the Official Share Register is regularly updated to reflect trading of Weatherford Ireland’s shares occurring through electronic systems, Weatherford Ireland intends to regularly produce such instruments of transfer as may be required to effect any transfers of registered interests in shares. These may involve transactions for which Weatherford Ireland pays stamp duty, subject to the reimbursement and set-off rights described above. In the event that Weatherford Ireland notifies one or both of the parties to a share transfer that Weatherford Ireland believes stamp duty is required to be paid in connection with such transfer and that Weatherford Ireland will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from Weatherford Ireland for this purpose) or request that Weatherford Ireland execute an instrument of transfer on behalf of the transferring party in a form determined by Weatherford Ireland. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to the transfer agent, the transferee named therein will be registered as the registered holder of the relevant shares on the Official Share Register (subject to the matters described below).

The registration of transfers may be suspended by Weatherford Ireland’s directors at such times and for such period, not exceeding in the whole 30 days in each year, as the directors may from time to time determine.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of material U.S. federal income tax considerations related to the purchase, ownership and disposition of the notes and ordinary shares, but does not purport to be a complete analysis of all potential tax effects. This discussion is limited to consequences relevant to a U.S. holder (as defined below), except for discussions of FATCA (as defined under “—Foreign Account Tax Compliance Act”), and does not address the effects of any U.S. federal tax laws other than U.S. federal income tax laws (such as estate and gift tax laws) or any state, local or non-U.S. tax laws. This discussion is based upon the United States Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations issued thereunder (the “Treasury Regulations”), and judicial and administrative interpretations thereof, each as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. No rulings from the IRS have been or will be sought with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or ordinary shares, nor can there be any assurance that a court will not sustain such a contrary position.

This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder of notes or ordinary shares in light of such holder’s particular circumstances, including the impact of the unearned income Medicare contribution tax, or to holders subject to special rules, such as certain financial institutions, U.S. expatriates, insurance companies, dealers in securities or currencies, traders in securities, U.S. holders whose functional currency is not the United States dollar, tax-exempt entities, regulated investment companies, real estate investment trusts, partnerships or other pass through entities and investors in such entities, persons liable for alternative minimum tax, any person who actually or constructively owns 10% or more of the total combined voting power of all classes of Weatherford Ireland’s stock entitled to vote (and any person that is related to such an owner), U.S. holders that are resident in or have a permanent establishment in a jurisdiction outside the United States, and persons holding the notes or ordinary shares as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. In addition, this discussion is limited to persons who purchase the notes for cash at original issue and at their “issue price” (i.e., the first price at which a substantial amount of the notes is sold to the public for cash, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes and ordinary shares as capital assets within the meaning of Section 1221 of the Code.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of a note or ordinary shares that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation or any entity taxable as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any political subdivision thereof; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if a valid election is in place to treat the trust as a U.S. person.

If any entity treated as a partnership for U.S. federal income tax purposes holds the notes or ordinary shares, the U.S. tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A partnership considering an investment in the notes, and partners in such a partnership, should consult their tax advisors regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes and ordinary shares.

This discussion does not apply to a holder that participated or will participate in a Tender Offer. Such holders should consult their tax advisors regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes and ordinary shares.

Prospective purchasers of the notes should consult their tax advisors concerning the tax consequences of holding notes and ordinary shares in light of their particular circumstances, including the application of the U.S. federal income tax considerations discussed below, as well as the application of other federal, state, local, foreign or other tax laws.

Additional Interest

In certain circumstances (see “Description of the Notes—Additional Amounts”), we may be obligated to pay additional interest on the notes. Our obligation to pay such additional interest may implicate the provisions of the Treasury Regulations relating to “contingent payment debt instruments.” Under these regulations, however, one or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the issue date, such contingencies are, in the aggregate, considered to be remote or incidental. We believe that the potential for payment of additional interest due to the occurrence of an additional interest event is remote or incidental. Our determination that this contingency is remote or incidental is binding on a U.S. holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. However, the IRS may take a different position, which could require a U.S. holder, subject to U.S. federal income tax to accrue income on its notes at a rate in excess of stated interest, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note. In the event an additional interest event occurs, it may affect the amount and timing of the income recognized by a U.S. holder. The remainder of this discussion assumes that the notes will not be considered contingent payment debt instruments. U.S. holders are urged to consult their tax advisors regarding the potential application of the contingent payment debt regulations to the notes and the consequences thereof.

Payments of Stated Interest

Payments of stated interest on the notes (including any additional amounts paid in respect of withholding taxes and without reduction for any amounts withheld) generally will be includible in the gross income of a U.S. holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of Notes

Upon the sale, exchange, retirement, redemption or other taxable disposition of a note (including an exchange of notes for cash, ordinary shares or a combination thereof), a U.S. holder generally will recognize gain or loss equal to the difference, if any, between the amount realized upon such disposition (including the fair market value of ordinary shares received in an exchange but excluding an amount equal to any accrued but unpaid stated interest, which will be taxable as stated interest income as discussed above to the extent not previously included in income by the U.S. holder) and such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note will, in general, be the cost of such note to such U.S. holder. Any gain or loss recognized upon the sale, exchange, retirement, redemption or other taxable disposition of a note generally will be U.S. source gain or loss and generally will be capital gain or loss. Capital gains of non-corporate U.S. holders (including individuals) derived in respect of capital assets held for more than one year are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

A U.S. holder’s adjusted tax basis in ordinary shares received in an exchange will equal their fair market value at the time of the exchange, and the holding period will begin on the day of the exchange.

Constructive Distributions

The exchange rate of the notes will be adjusted in certain circumstances. Adjustments (or failures to make adjustments), in some circumstances, may result in a deemed distribution to the U.S. holder for U.S. federal income tax purposes even though no cash or property is received. Adjustments to the exchange rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not result in a deemed distribution to a U.S. holder. Certain of the possible exchange rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of ordinary shares) may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. holder may be deemed to have received a constructive distribution even though the U.S. holder has not received any cash or property as a result of such exchange rate adjustment. Any deemed distribution will potentially be taxable as a dividend as described below under “—Taxation of Distributions on Ordinary Shares.” However, it is unclear whether a constructive dividend deemed paid to a non-corporate U.S. holder would be eligible for the lower applicable long-term capital gains rates. In addition, a corporate holder would not be entitled to claim the dividends-received deduction with respect to any such constructive dividends as described below under “—Taxation of Distributions on Ordinary Shares.” Generally, a U.S. holder’s adjusted tax basis in a note will be increased to the extent any such constructive distribution is treated as a dividend. U.S. holders should consult their tax advisors on the impact a constructive distribution may have on their holding period in the notes.

On April 12, 2016, the IRS proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the option element of a note immediately after the exchange adjustment over the fair market value of the option element without the exchange adjustment, (ii) the deemed distribution occurs at the earlier of the date the exchange adjustment occurs under the terms of the note and the date of the actual distribution of cash or property that results in the deemed distribution and (iii) we may be required to report the amount of any deemed distributions on our website or to the IRS and all holders of notes (including holders of notes that would otherwise be exempt from reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of notes may rely on them prior to that date under certain circumstances.

Taxation of Distributions on Ordinary Shares

The gross amount of distributions made by Weatherford Ireland with respect to ordinary shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will be includable in a U.S. holder’s gross income in the year received as dividend income, but only to the extent that such distributions are paid out of Weatherford Ireland’s current or accumulated earnings and profits as determined under U.S. federal income tax principles. The dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other corporations. With respect to certain non-corporate U.S. holders (including individuals), dividends may be taxed at the lower capital gains rate applicable to “qualified dividend income,” provided that (i) either the ordinary shares are readily tradable on an established securities market in the United States or Weatherford Ireland qualifies for benefits under the income tax treaty between the U.S. and Switzerland, which we expect to be the case; (ii) Weatherford Ireland is not a PFIC (as defined below) for the taxable year during which the dividend is paid or the immediately preceding taxable year (which Weatherford Ireland does not believe it is, has been or will be, as discussed below under “—Passive Foreign Investment Company Rules”); (iii) certain holding period requirements are met; and (iv) the U.S. holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. Under IRS authority, common or ordinary shares generally are considered, for purposes of clause (i) above, to be readily tradable on an established securities market in the United States if they are listed on the NYSE, as are the ordinary shares.

Sale or Other Taxable Disposition of Ordinary Shares

Upon a sale or other taxable disposition of ordinary shares, a U.S. holder will recognize a capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized (generally, the sum of cash and the fair market value of other property received) and the U.S. holder’s tax basis in such ordinary shares. Any such gain or loss generally will be U.S. source gain or loss and will be treated as long-term capital gain or loss if the U.S. holder’s holding period in the ordinary shares exceeds one year at the time of the disposition. Non-corporate U.S. holders (including individuals) generally will be subject to U.S. federal income tax on long-term capital gain at preferential rates. The deductibility of capital losses is subject to significant limitations.

Foreign Tax Credit

Dividends will generally be foreign source and considered “passive category income,” or, in the case of certain U.S. holders, “general category income,” in computing the foreign tax credit. Non-U.S. taxes withheld therefrom, if any, may be used as a credit against or a deduction (in lieu of credit) in computing the U.S. holder’s U.S. federal income tax liability, subject to applicable limitations. Non-U.S. taxes eligible for credit are calculated separately with respect to specific classes of foreign source income. An election to deduct non-U.S. taxes instead of claiming foreign tax credits applies to all non-U.S. taxes paid or accrued in the taxable year. If Weatherford Ireland is a “United States-owned foreign corporation,” however, a portion of the dividends allocable to its U.S. source earnings and profits may be re-characterized as U.S. source. A “United States-owned foreign corporation” is any foreign corporation in which U.S. persons own, directly or indirectly, 50% or more of the stock (by vote or by value). In general, United States-owned foreign corporations with less than 10% of their earnings and profits attributable to sources within the United States are excepted from these rules.

Stated interest income on a note generally will also constitute foreign source income and generally will be considered “passive category income” or, in the case of certain U.S. holders, “general category income” in computing the foreign tax credit.

The rules governing the treatment of foreign taxes and foreign tax credits are complex, and U.S. holders should consult their tax advisors about the impact of these rules in their particular situations.

Passive Foreign Investment Company Rules

Weatherford Ireland would be classified as a passive foreign investment company (a “PFIC”), for any taxable year if either: (i) at least 75% of its gross income is “passive income” for purposes of the PFIC rules or (ii) at least 50% of the value of its assets (determined on the basis of a quarterly average) produce or are held for the production of passive income. For this purpose, Weatherford Ireland will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other corporation in which it owns, directly or indirectly, 25% or more of the stock (by value). Under the PFIC rules, if Weatherford Ireland were considered a PFIC at any time that a U.S. holder holds ordinary shares, Weatherford Ireland would continue to be treated as a PFIC with respect to such holder’s investment unless (a) it ceases to be a PFIC and (b) the U.S. holder has made a “deemed sale” election under the PFIC rules.

Based on Weatherford Ireland’s current and projected methods of operation, we do not believe that we were a PFIC for our 2015 taxable year and do not expect to be treated as a PFIC for U.S. federal income tax purposes for the current taxable year or in the foreseeable future. This is a factual determination, however, that must be made annually after the close of each taxable year. Therefore, there can be no assurance that Weatherford Ireland will not be classified as a PFIC for the current taxable year or for any future taxable year.

If Weatherford Ireland is treated as a PFIC with respect to a U.S. holder for any taxable year, such holder generally would suffer adverse tax consequences, that may include having gains realized on the disposition of the ordinary shares treated as ordinary income rather than capital gain and being subject to punitive interest charges on the receipt of certain distributions and on the proceeds of the sale or other disposition of the ordinary shares. In addition, the U.S. holder would be deemed to own shares in any of Weatherford Ireland’s subsidiaries that are also PFICs and generally would be subject to the treatment described above with respect to any distribution on or disposition of such shares. If Weatherford Ireland is considered a PFIC, a U.S. holder that holds ordinary shares will also be subject to information reporting requirements on an annual basis. U.S. holders should consult their tax advisors about the potential application of the PFIC rules to ownership of ordinary shares.

U.S. Information Reporting and Backup Withholding

In general, information reporting requirements will apply to payments of stated interest on the notes, distributions with respect to ordinary shares and to the proceeds of the sale or other disposition (including a retirement, redemption or exchange) of a note or ordinary share paid to a U.S. holder unless such U.S. holder is an exempt recipient, and, when required, provides evidence of such exemption. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number or a certification that it is not subject to backup withholding.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. Prospective investors should consult their tax advisors concerning the application of the information reporting and backup withholding rules to their particular circumstances.

Information With Respect to Foreign Financial Assets

Individual U.S. holders may be required to report to the IRS certain information with respect to their beneficial ownership of certain financial assets, such as the notes and ordinary shares. Investors who fail to report required information could be subject to substantial penalties. Under certain circumstances, an entity also may be subject to these reporting requirements. Prospective investors should consult their tax advisors concerning the application of these reporting requirements and any other reporting requirements that may be applicable to their particular circumstances.

Foreign Account Tax Compliance Act

Pursuant to Sections 1471 through 1474 of the Code (provisions commonly known as “FATCA”), a “foreign financial institution” may be required to withhold U.S. tax on certain passthru payments made after December 31, 2018 to the extent such payments are treated as attributable to certain U.S. source payments. Obligations issued on or prior to the date that is six months after the date on which applicable final regulations defining foreign passthru payments are filed generally would be “grandfathered” unless materially modified after such date. Accordingly, if we are treated as a foreign financial institution, FATCA would apply to payments on the notes only if there is a significant modification of the notes for U.S. federal income tax purposes after the expiration of this grandfathering period. However, the ordinary shares would not be treated as obligations, and therefore would not be grandfathered for FATCA purposes. Non-U.S.

governments have entered into agreements with the United States (and additional non-U.S. governments are expected to enter into such agreements) to implement FATCA in a manner that alters the rules described herein. Holders should consult their tax advisors regarding how these rules may apply to their investment in the notes and ordinary shares. In the event any withholding under FATCA is imposed with respect to any payments on the notes or ordinary shares, there will be no additional amounts payable to compensate for the withheld amount.

MATERIAL BERMUDA TAX CONSIDERATIONS

At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by Weatherford Bermuda or by holders of the notes. Weatherford Bermuda has obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to Weatherford Bermuda or to any of its operations or to its shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by Weatherford Bermuda in respect of real property owned or leased by Weatherford Bermuda in Bermuda.

MATERIAL IRISH TAX CONSIDERATIONS

The following is a summary of certain Irish tax consequences of the purchase, ownership and disposition of the notes and the Weatherford Ireland ordinary shares. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase, own or dispose of the notes or the ordinary shares. The summary relates only to the position of persons who are the absolute beneficial owners of the notes or the ordinary shares and may not apply to certain other classes of persons such as dealers in securities or shares.

The summary is based upon current Irish tax laws and practice of the Irish Revenue Commissioners, which are subject to prospective or retroactive change. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Each potential investor in the notes and the ordinary shares should consult their own advisors as to the Irish or other tax consequences of the purchase, beneficial ownership and disposition of the notes and the ordinary shares including, in particular, the effect of any state or local tax laws.

Tax Consequences to Holders

Notes

Sale, Exchange or Other Taxable Disposition of the Notes

Tax on Chargeable Gains

Holders of the notes that are not resident or ordinarily resident in Ireland for Irish tax purposes will not be liable for Irish tax on chargeable gains realized on a subsequent disposal of the notes (including pursuant to the exchange).

Stamp Duty

No Irish stamp duty will arise on the issuance of the notes. After issuance, no Irish stamp duty should arise on any transfer, sale, exchange or other disposition of the notes. There is no Irish stamp duty on the settlement, redemption or cancellation of the notes as part of the exchange of the notes for Weatherford Ireland ordinary shares pursuant to the terms of the notes.

Absent specific relief, stamp duty may arise on a transfer of the notes (prior to an exchange of the notes for Weatherford Ireland ordinary shares pursuant to the terms of the notes) where the consideration for the transfer includes immovable property situated in Ireland or stocks or marketable securities of a company registered in Ireland. The applicable stamp duty would be 1% of the market value or consideration paid (whichever is greater) and is payable by the purchaser.

Capital Acquisitions Tax

Irish capital acquisitions tax (“CAT”) comprises principally gift tax and inheritance tax. CAT could apply to a gift or inheritance of notes if either (i) the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in Ireland; or (ii) the notes are regarded as property situated in Ireland (i.e. if the notes are in bearer form and are physically located in Ireland or if the register of the notes is maintained in Ireland).

CAT is levied at a rate of 33% above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (i) the relationship between the donor and the donee and (ii) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold.

Gifts and inheritances passing between spouses are exempt from CAT. Children have a tax-free threshold of €280,000 in respect of taxable gifts or inheritances received from their parents. Holders of the notes should consult their own tax advisors as to whether CAT is creditable or deductible in computing any domestic tax liabilities.

Interest Withholding Tax

Payments under the notes can be paid by Weatherford Bermuda and any paying agent acting on behalf of Weatherford Bermuda without any withholding or deduction for or on account of Irish income tax.

Irish Encashment Tax

Irish encashment tax may be required to be withheld at the standard rate (currently 20%) from any interest paid in respect of the notes where such interest is paid or collected by a person in Ireland on behalf of any holder of the notes. Holders of the notes should therefore note that the appointment of an Irish collection agent or an Irish paying agent could result in the deduction of 20% encashment tax by such agent from interest payments on the notes. A holder of the notes that is not resident in Ireland for tax purposes may claim an exemption from this withholding tax by submitting an appropriate declaration of non-Irish tax residency to the Irish agent.

The Guarantees

Payments under the guarantees can be paid by Weatherford Ireland or Weatherford Delaware and any paying agent acting on their behalf without any withholding or deduction for or on account of Irish income tax.

Ordinary Shares of Weatherford Ireland Received on Exchange of Notes

Taxation of Dividends

The payment of dividends by Weatherford Ireland will not be subject to any dividend withholding tax in Ireland provided Weatherford Ireland is not a tax resident in Ireland. Weatherford Ireland is not currently a tax resident in Ireland.

Sale, Exchange or Other Taxable Disposition of Ordinary Shares

Tax on Chargeable Gains

Weatherford Ireland shareholders that are not a resident or ordinarily resident in Ireland for Irish tax purposes and do not hold the shares in connection with a trade carried on by such shareholders through an Irish branch or agency will not be liable for Irish tax on chargeable gains realized on a subsequent disposal of the shares. A shareholder of Weatherford Ireland who is an individual and who is temporarily not a resident in Ireland may, under Irish anti-avoidance legislation, still be liable to Irish tax on any chargeable gain realized upon subsequent disposal of the shares.

Stamp Duty

There is no Irish stamp duty on the issuance of new shares of an Irish incorporated company. The rate of stamp duty (where applicable) on transfers of shares of Irish incorporated companies is 1% of the price paid or the market value of the shares acquired, whichever is greater. Where Irish stamp duty arises it is generally a liability of the transferee. The Irish stamp duty treatment will vary depending on whether the shares are held through The Depository Trust Company (“DTC”) or not.

Shares Held Through DTC

A transfer of Weatherford Ireland shares effected by means of the transfer of book-entry interests in DTC will not be subject to Irish stamp duty. On the basis that most shares in Weatherford Ireland are expected to be held through DTC, it is anticipated that most transfers of shares will be exempt from Irish stamp duty.

Shares Held Outside of DTC or Transferred Into or Out of DTC

A transfer of Weatherford Ireland shares where any party to the transfer holds such shares outside of DTC may be subject to Irish stamp duty. Shareholders wishing to transfer their shares into (or out of) DTC may do so without giving rise to Irish stamp duty provided:

•	there is no change in the beneficial ownership of such shares as a result of the transfer; and

•	the transfer into (or out of) DTC is not effected in contemplation of a subsequent sale of such shares by a beneficial owner to a third party.

A registered holder may transfer shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty, provided that there is no change in the beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a subsequent sale of the shares to a third party.

Any transfer of Weatherford Ireland’s ordinary shares that is subject to Irish stamp duty will not be registered in the name of the transferee unless an instrument of transfer is duly stamped and provided to the transfer agent. Weatherford Ireland, in its absolute discretion and insofar as the Irish Companies Act or any other applicable law permit, may, or may provide that a subsidiary of Weatherford Ireland will, pay Irish stamp duty arising on a transfer of ordinary shares on behalf of the transferee of such ordinary shares. If stamp duty resulting from the transfer of ordinary shares which would otherwise be payable by the transferee is paid by Weatherford Ireland or any of its subsidiaries on behalf of the transferee, then in those circumstances, Weatherford Ireland will, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee or the transferor (at its discretion), (ii) set-off the stamp duty against any dividends payable to the transferee of those ordinary shares and (iii) claim a first and permanent lien on the ordinary shares on which stamp duty has been paid by Weatherford Ireland or its subsidiary for the amount of stamp duty paid. Weatherford Ireland’s lien shall extend to all dividends paid on those ordinary shares. Parties to a share transfer may assume that any Irish stamp duty arising in respect of a transaction in Weatherford’s shares has been paid unless one or both of such parties is otherwise notified by Weatherford Ireland.

Capital Acquisitions Tax

CAT comprises principally gift tax and inheritance tax. CAT could apply to a gift or inheritance of Weatherford Ireland shares irrespective of the place of residence, ordinary residence or domicile of the parties. This is because Weatherford Ireland shares are regarded as property situated in Ireland as the share register of Weatherford Ireland must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.

CAT is levied at a rate of 33% above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (i) the relationship between the donor and the donee and (ii) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT. Children have a tax-free threshold of €280,000 in respect of taxable gifts or inheritances received from their parents. Weatherford Ireland shareholders should consult their own tax advisors as to whether CAT is creditable or deductible in computing any domestic tax liabilities.

EACH HOLDER OF NOTES OR SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH HOLDER OF NOTES OR SHAREHOLDER.

MATERIAL SWISS TAX CONSIDERATIONS

The following is a summary of certain Swiss tax consequences to non-Swiss holders under present law of the purchase, ownership and disposition (including the exchange) of the notes and the ordinary shares acquired upon the exchange of the notes. The summary does not purport to be a comprehensive description of all of the Swiss tax considerations that may be relevant to a decision to purchase, own or dispose of such notes or shares.

The summary is based upon current Swiss tax laws, applicable court decisions and practice of the relevant Swiss tax administrations, which are subject to prospective or retroactive change. The summary does not constitute tax or legal advice and the comments below are of a general nature only.

The Swiss tax consequences to potential Swiss holders (Swiss tax residents or holders with any other taxable presence in Switzerland) of notes or shares in Weatherford Ireland are not covered in this summary, and the Swiss tax consequences for non-Swiss holders discussed below are not a complete analysis or listing of all the possible Swiss tax consequences that may be relevant to you.

PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE APPLICATION OF THE SWISS TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE SWISS FEDERAL AND CANTONAL/COMMUNAL TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP, DISPOSITION AND EXCHANGE OF THE NOTES AND OF THE OWNERSHIP AND DISPOSITION OF THE ORDINARY SHARES THEY ACQUIRE IN AN EXCHANGE OF THE NOTES.

Purchase, Ownership and Disposition of Notes and Exchange (Conversion) into Shares

Swiss Income Tax on Interest Payments

A non-Swiss holder will not be subject to Swiss income taxes on interest income in respect of the notes, unless the notes are attributable to a permanent establishment, a fixed place of business maintained in Switzerland or another taxable presence in Switzerland of such non-Swiss holder.

Swiss Wealth Tax

A non-Swiss holder will not be subject to Swiss wealth taxes unless the holder’s notes are attributable to a permanent establishment, a fixed place of business maintained in Switzerland or another taxable presence in Switzerland of such non-Swiss holder.

Swiss Income Tax on Capital Gains upon Disposal, Exchange or Other Disposition of the Notes

A non-Swiss holder will not be subject to Swiss income tax on capital gains upon disposal, exchange or other disposition of the notes (including an exchange of the notes for the ordinary shares) unless the holder’s notes are attributable to a permanent establishment, a fixed place of business maintained in Switzerland or another taxable presence in Switzerland of such non-Swiss holder.

Swiss Income Tax on Cash Payments in lieu of Shares and/or Fractional Shares upon Exchange of the Notes according to the applicable Exchange Rate

A non-Swiss holder will not be subject to Swiss income taxes on cash payments received in lieu of shares and/or fractional shares upon exchange of the notes in accordance with the applicable exchange rate, unless such cash payments are attributable to a permanent establishment, a fixed place of business maintained in Switzerland or another taxable presence in Switzerland of such non-Swiss holder.

Swiss Withholding Tax on Interest Payments on the Note

We use our best efforts to ensure that proceeds from the note are used in a way that payments of interest on the notes are not expected to be subject to Swiss federal withholding tax. More specifically, we intend to ensure that none of the proceeds from the offer of this note will be used in a manner that would trigger a harmful flow back of the funds to Switzerland, and, as such, the notes are not expected to constitute Swiss bonds or bond like instruments subject to Swiss withholding tax. In the unlikely case the notes would nevertheless be subject to Swiss withholding tax, and subject to certain exceptions, we will pay additional amounts such that the note holders receive the agreed interest payment without reduction for any Swiss withholding tax.

Final Withholding Tax

Switzerland concluded agreements with the United Kingdom and Austria on a final withholding tax (Abgeltungssteuer). The agreements with the United Kingdom and Austria entered into force on January 1, 2013. Persons resident in the United Kingdom or Austria receiving investment income (such as, among others, payment of interest on the notes) or realizing capital gains (such as, among others, on the disposal of notes) on their Swiss bank accounts can either opt for a voluntary disclosure of their Swiss bank accounts and the assets held with Swiss banks (for this purpose, including similar financial institutions) to the competent tax authorities of the United Kingdom or Austria, as applicable, or opt for a final withholding tax that is deducted by the Swiss bank on such investment income or capital gains. In the latter case, the Swiss bank has to remit the final withholding tax to the Swiss Federal Tax Administration, which, in turn, will remit the final withholding tax to the competent tax authorities of the United Kingdom or Austria, as applicable. A similar agreement regarding interest payments has been concluded between Switzerland and the EU which follows the European Council Directive 2003/48/EC (Zinsbesteuerungsabkommen).

Switzerland might conclude further similar agreements on final withholding taxes.

Swiss Federal Stamp Duties

The issuance of the notes will not be subject to Swiss federal issuance stamp duty or Swiss federal stamp duty on the dealing in securities. Dealings in the notes in the secondary markets where a Swiss domestic bank or a Swiss domestic securities dealer (as defined in the Swiss Federal Stamp Duty Act) acts as a party or as an intermediary to the transaction may be subject to Swiss federal stamp duty on dealing in securities. The applicable stamp duty rate would be 0.15% for each of the two parties to a transaction, provided that no (partial) exemption applies, and is calculated based on the purchase price or sale proceeds. If the transaction does not involve cash consideration, the transfer stamp duty is computed on the basis of the market value of the consideration.

The cancellation of the notes as part of the exchange into Weatherford Ireland shares will not be subject to Swiss federal stamp duty on dealing in securities. However, the proceeds paid to Weatherford Ireland for the issuance of new shares as a result of the exchange, to the extent no exemption applies, will be subject to Swiss federal issuance stamp duty levied at 1%. Weatherford Ireland will be liable for the issuance stamp duty.

EACH PROSPECTIVE PURCHASER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH PURCHASER.

Ownership and Disposition of Shares

Swiss Income Tax on Dividends and Similar Distributions

A non-Swiss holder will not be subject to Swiss income taxes on dividend income and similar distributions in respect of its Weatherford Ireland shares unless the shares are attributable to a permanent establishment, a fixed place of business maintained in Switzerland or another taxable presence in Switzerland of such non-Swiss holder. However, dividends and similar distributions are subject to Swiss withholding tax. See “—Swiss Withholding Tax on Distributions to Shareholders.”

Swiss Wealth Tax

A non-Swiss holder will not be subject to Swiss wealth taxes unless the holder’s shares are attributable to a permanent establishment, a fixed place of business maintained in Switzerland or another taxable presence in Switzerland of such non-Swiss holder.

Swiss Income Tax on Capital Gains upon Disposal, Exchange or other Disposition of Weatherford Ireland shares

A non-Swiss holder will not be subject to Swiss income tax on capital gains upon disposal, exchange or other disposition of the ordinary shares unless the holder’s shares are attributable to a permanent establishment, a fixed place of business maintained in Switzerland or another taxable presence in Switzerland of such non-Swiss holder.

Swiss Withholding Tax on Distributions to Shareholders

Swiss withholding tax of 35% is due on dividends and similar distributions to the shareholders of Weatherford Ireland, regardless of the place of residency of such shareholders (subject to the exceptions discussed under “—Exemption from Swiss Withholding Tax on Distributions to Shareholders” below). Weatherford Ireland, as a Swiss tax resident company, will be required to withhold at such rate and remit on a net basis any payments made to a holder of Weatherford Ireland shares and pay such withheld amounts to the Swiss federal tax authorities. See “—Refund of Swiss Withholding Tax on Dividends and Other Distributions.”

Exemption from Swiss Withholding Tax on Distributions to Shareholders

Under present Swiss tax law, distributions to shareholders in relation to a reduction of par value are exempt from Swiss withholding tax. Also exempt from Swiss withholding tax are distributions to shareholders that are made out of qualifying capital contribution reserves (Kapitaleinlagereserven) according to the relevant Swiss tax laws (often called “qualifying additional paid-in capital”).

Repurchases of Shares

Based on the present Swiss tax laws, repurchases of shares for the purposes of capital reduction are treated as a partial liquidation subject to the 35% Swiss withholding tax. However, for shares repurchased for capital reduction, the portion of the repurchase price attributable to (i) the par value of the shares repurchased, and (ii) qualifying capital contribution reserves according to the applicable Swiss tax laws, will not be subject to the Swiss withholding tax.

Weatherford Ireland is required to remit on a net basis the purchase price with the Swiss withholding tax deducted to a holder of Weatherford Ireland shares and pay the withholding tax to the Swiss federal tax authorities.

With respect to the refund of Swiss withholding tax from the repurchase of shares, see “—Refund of Swiss Withholding Tax on Dividends and Other Distributions” below.

The repurchase of shares for purposes other than capital reduction, such as to retain shares as treasury shares, will generally not be subject to Swiss withholding tax provided that a certain maximum percentage threshold for treasury shares (typically 10%) is observed and that the treasury shares are re-sold or used within certain time limits as foreseen by the applicable Swiss tax laws.

Refund of Swiss Withholding Tax on Dividends and Other Distributions

Non-Swiss Holders: If the shareholder that receives a distribution from Weatherford Ireland is not a Swiss tax resident, does not hold the Weatherford Ireland shares in connection with a permanent establishment or a fixed place of business maintained in Switzerland, and resides in a country that has concluded a treaty for the avoidance of double taxation with Switzerland for which the conditions for the application and protection of and by the treaty are met, then the shareholder may be entitled to a full or partial refund of the withholding tax described above. The procedures for claiming treaty refunds (and the time frame required for obtaining a refund) may differ from country to country.

Switzerland has entered into bilateral treaties for the avoidance of double taxation with respect to income taxes with numerous countries, including the United States, whereby under certain circumstances all or part of the withholding tax may be refunded.

U.S. Holders: The Swiss-U.S. tax treaty provides that U.S. residents eligible for benefits under the treaty can seek a refund of the Swiss withholding tax on dividends for the portion exceeding 15% (leading to a refund of 20%) or a 100% refund in the case of qualified pension funds. For sake of completeness, it shall be mentioned that a 5% treaty rate would apply for a U.S. corporate shareholder holding a qualifying investment of at least 10% in Weatherford Ireland.

As a general rule, the refund will be granted under the treaty if the U.S. resident can show evidence of:

•	beneficial ownership;

•	U.S. residency; and

•	meeting the U.S.-Swiss tax treaty’s limitation on benefits requirements.

The claim for refund must be filed with the Swiss federal tax authorities (Eigerstrasse 65, 3003 Berne, Switzerland), not later than December 31 of the third year following the year in which the dividend payments became due. The relevant Swiss tax form is Form 82C for companies, 82E for other entities, 82I for individuals and 82R for regulated investment companies. These forms can be obtained from any Swiss Consulate General in the United States or from the Swiss federal tax authorities at the address mentioned above. Each form needs to be filled out in triplicate, with each copy duly completed and signed before a notary public in the United States. You must also include evidence that the withholding tax was withheld at the source.

Swiss Federal Stamp Duties

Stamp Duties in Relation to the Transfer of Weatherford Ireland Shares. The purchase or sale of Weatherford Ireland shares may be subject to Swiss federal stamp duties on the dealing in securities irrespective of the place of residency of the purchaser or seller if the transaction takes place through or with a Swiss bank or other Swiss securities dealer, as those terms are defined in the Swiss Federal Stamp Tax Act and no exemption applies in the specific case. If a purchase or sale is not entered into through or with a Swiss bank or other Swiss securities dealer, then no Swiss federal stamp duty on the dealing in securities will be due. The applicable stamp duty rate would be 0.15% for each of the two parties to a transaction, provided that no (partial) exemption applies, and is calculated based on the purchase price or sale proceeds. If the transaction does not involve cash consideration, the Swiss federal stamp duty on the dealing in securities is computed on the basis of the market value of the consideration.

EACH PROSPECTIVE PURCHASER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH PURCHASER.

UNDERWRITING

RBC Capital Markets, LLC and Citigroup Global Markets Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount of Notes
RBC Capital Markets, LLC	$
Citigroup Global Markets Inc.

Total		$1,000,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes (other than those covered by the over-allotment option described below) if they purchase any of the notes.

Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the public offering price not to exceed $         per note. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the public offering price not to exceed $         per note. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to $150 million additional aggregate principal amount of notes at the public offering price less the discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any. To the extent the option is exercised, each underwriter must purchase an additional aggregate principal amount of notes approximately proportionate to that underwriter’s initial purchase commitment. Any notes issued or sold under the option will be issued and sold on the same terms and conditions as the other notes that are the subject of this offering.

We, Weatherford Ireland and Weatherford Delaware have agreed that, for a period of 60 days from the date of this prospectus supplement and subject to certain exceptions, none of us will, without the prior written consent of RBC Capital Markets, LLC, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition by us, Weatherford Ireland, Weatherford Bermuda or any of our or their affiliates, directly or indirectly, of) any ordinary shares of Weatherford Ireland or any securities convertible into or exercisable or exchangeable for ordinary shares of Weatherford Ireland, or publicly announce an intention to effect any such transaction. RBC Capital Markets, LLC in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. Each of the directors and executive officers of Weatherford Ireland has, subject to certain excepts, agreed to substantially similar restrictions.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes). These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

Paid by Weatherford Ireland
	No Exercise		Full Exercise
Per Note		%		%

We estimate that our total expenses for this offering will be $1,000,000.

In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering.

•	“Covered” short sales are sales of notes in an amount up to the number of notes represented by the underwriters’ over-allotment option.

•	“Naked” short sales are sales of notes in an amount in excess of the number of notes represented by the underwriters’ over-allotment option.

•

Covering transactions involve purchases of notes either pursuant to the underwriters’ over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

•

To close a naked short position, the underwriters must purchase notes in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

•

To close a covered short position, the underwriters must purchase notes in the open market after the distribution has been completed or must exercise their over-allotment option. In determining the source of notes to close the covered short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes by exercising their over-allotment option.

•	Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

In connection with this offering, the underwriters (or their affiliates) may, for their own accounts, enter into asset swaps, credit derivatives or other derivative transactions relating to the notes and/or the ordinary shares issuable upon conversion of the notes at the same time as the offer and sale of the notes or in secondary market transactions. Such transactions may be entered into with our affiliates. As a result of such transactions, the underwriters may hold long or short positions in such notes or derivatives or in the ordinary shares issuable upon conversion of the notes. These transactions may comprise a substantial portion of the offering and no disclosure will be made of any such positions. In addition, the underwriters (or their affiliates) may have purchased notes and been allocated the notes for asset management and/or proprietary purposes and not with a view to distribution.

Other Relationships

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Affiliates of some of the underwriters are lenders, and in some cases agents or managers for the lenders, under our Revolving Credit Agreement and other credit facilities. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of notes described in this prospectus supplement may not be made to the public in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in each relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

The sellers of the notes have not authorized and do not authorize the making of any offer of notes through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the notes as contemplated in this prospectus supplement. Accordingly, no purchaser of the notes, other than the underwriters, is authorized to make any further offer of the notes on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the notes to the public in France.

•	Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and the notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Notice to Prospective Investors in Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, which we refer to as SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the company or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, which we refer to as CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Notice to Prospective Investors in Ireland

No action may be taken with respect to the notes in Ireland otherwise than in conformity with the provisions of (a) the European Communities (Markets in Financial Instruments) Regulations 2007 (Nos. 1

to 3) (as amended), including, without limitation, Regulations 7 and 152 thereof or any codes of conduct used in connection therewith and the provisions of the Investor Compensation Act 1998, (b) the Companies Act 2014 (as amended) (the “2014 Act”), the Central Bank Acts 1942 to 2015 (as amended) and any codes of conduct rules made under Section 117(1) of the Central Bank Act 1989 and (c) the Prospectus (Directive 2003/71/EC) Regulations 2005 (as amended) and any rules issued under Section 1363 of the 2014 Act by the Central Bank of Ireland.

LEGAL MATTERS

The validity of the notes being offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Latham & Watkins LLP. Certain matters of Irish law relating to the notes will be passed upon for us by Matheson and certain matters of Bermuda law relating to the notes will be passed upon for us by Conyers Dill & Pearman Limited. Certain legal matters will be passed on for the underwriters by Vinson & Elkins L.L.P., Houston, Texas. Certain legal matters of Bermuda law relating to the notes will be passed upon for the underwriters by Appleby (Bermuda) Limited and certain legal matters of Irish law relating to the notes will be passed upon for the underwriters by A&L Goodbody.

EXPERTS

The consolidated financial statements and schedule of Weatherford International plc as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings also are available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

Weatherford Ireland’s ordinary shares are listed on the NYSE under the symbol “WFT.” Our reports and other information filed with the SEC can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

We also make available free of charge on our Internet website at www.weatherford.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider information contained on our website as part of this prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information in this prospectus supplement. Except to the extent that therein information is deemed furnished and not filed pursuant to securities laws and regulations, this prospectus supplement incorporates by reference the documents set forth below that we previously filed with the SEC. You should not assume that the information in this prospectus supplement is current as of the date other than the date on the cover page of this prospectus supplement. These documents contain important information about us. Information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference in this prospectus supplement the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC), until all the notes offered hereby are sold:

•	Weatherford Ireland’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on February 16, 2016;

•	Weatherford Ireland’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 as filed with the SEC on May 5, 2016;

•	Weatherford Ireland’s Definitive Proxy Statement on Schedule 14A filed on April 26, 2016; and

•

Weatherford Ireland’s Current Reports on Form 8-K as filed with the SEC on February 4, 2016, March 3, 2016, May 10, 2016 and May 27, 2016 (in each case, excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

You may request a copy of any document incorporated by reference in this prospectus supplement and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

Weatherford International plc

Attention: Investor Relations

2000 St. James Place

Houston, Texas 77056

(713) 836-4000

PROSPECTUS

Weatherford International plc

(an Irish public limited company)

Ordinary Shares

Guarantees of Debt Securities

Weatherford International Ltd. (a Bermuda exempted company ) Debt Securities Guarantees of Debt Securities	Weatherford International, LLC (a Delaware limited liability company) Debt Securities Guarantees of Debt Securities

Weatherford International plc, a public limited company organized under the laws of Ireland (“Weatherford Ireland”), Weatherford International Ltd., a Bermuda exempted company (“Weatherford Bermuda”), and Weatherford International, LLC, a Delaware limited liability company (“Weatherford Delaware”), may offer the above listed securities, or any combination thereof, and sell from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering. Weatherford Ireland, Weatherford Bermuda and Weatherford Delaware may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, selling securityholders may sell these securities, from time to time, on terms described in the applicable prospectus supplement.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision. This prospectus may not be used to consummate sales of securities of Weatherford Ireland, Weatherford Bermuda or Weatherford Delaware, unless it is accompanied by a prospectus supplement.

The ordinary shares of Weatherford Ireland are traded under the symbol “WFT” on the New York Stock Exchange.

Investing in our securities involves risk. You should carefully review the risks and uncertainties described under the headings “Forward-Looking Statements” on page 3 and “Risk Factors” on page 5 herein and in the applicable prospectus supplement and any related free writing prospectus and under similar headings in the other documents incorporated by reference into this prospectus and the accompanying prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 17, 2014.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, which we refer to as the “SEC,” under the U.S. Securities Act of 1933, as amended, which we refer to as the “Securities Act,” using a “shelf” registration process. Under this shelf registration process, Weatherford Ireland, Weatherford Bermuda or Weatherford Delaware may, over time, offer and sell an indeterminate amount of the securities described in this prospectus in one or more offerings. This prospectus describes some of the general terms that may apply to the securities that Weatherford Ireland, Weatherford Bermuda or Weatherford Delaware may offer and the general manner in which the securities may be offered. Each time Weatherford Ireland, Weatherford Bermuda or Weatherford Delaware offer securities, Weatherford Ireland, Weatherford Bermuda or Weatherford Delaware will provide one or more prospectus supplements that will contain specific information about the terms of the securities being offered and the manner in which they may be offered. A prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. We urge you to read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” You should rely only on the information incorporated by reference or provided in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer to sell in any jurisdiction in which the offer is not permitted.

You should not assume that the information in this prospectus, any prospectus supplement, any related free writing prospectus and any document incorporated by reference is accurate as of any date other than the dates of those documents. Neither the delivery of this prospectus or any applicable prospectus supplement or other offering material (including any free writing prospectus) nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or other offering material or in our affairs since the date of this prospectus or any applicable prospectus supplement or other offering material.

Unless the context requires otherwise or unless otherwise noted, as used in this prospectus or any prospectus supplement:

•	“Weatherford Ireland” refers to Weatherford International plc, an Irish public limited company.

•	“Weatherford Bermuda” refers to Weatherford International Ltd., a Bermuda exempted company and wholly owned, indirect subsidiary of Weatherford Ireland.

•	“Weatherford Delaware” refers to Weatherford International, LLC, a Delaware limited liability company and wholly owned, indirect subsidiary of Weatherford Ireland.

•	“We,” “us” or “our” refers to Weatherford Ireland and its subsidiaries (including Weatherford Bermuda and Weatherford Delaware) on a consolidated basis.

Consent under the Exchange Control Act of 1972 (and its related regulations) has been granted by the Bermuda Monetary Authority for the issue and transfer of securities of Bermuda companies (other than equity securities) to and between non-residents of Bermuda for exchange control purposes. In granting such consent, the Bermuda Monetary Authority accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus or any accompanying prospectus supplement.

ABOUT US

We are one of the world’s leading providers of equipment and services used in the drilling, evaluation, completion, production and intervention of oil and natural gas wells. We conduct operations in over 100 countries and have service and sales locations in nearly all of the oil and natural gas producing regions in the world.

Weatherford Ireland is incorporated in Ireland and is the ultimate parent company of the Weatherford group. Each of Weatherford Bermuda and Weatherford Delaware is an indirect, wholly owned subsidiary of Weatherford Ireland. Weatherford Ireland currently conducts all of its operations through its subsidiaries, including Weatherford Bermuda and Weatherford Delaware.

Our principal executive offices are located at Bahnhofstrasse 1, 6340 Baar, Switzerland and our telephone number at that location is +41.22.816.1500.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and at our website at www.weatherford.com. Information on our website is not incorporated by reference in this prospectus. You may also access, read and copy at prescribed rates any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. In addition, our SEC filings may be read and copied at the New York Stock Exchange at 11 Wall Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information that we file with the SEC into this prospectus, which means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

•	Weatherford Switzerland’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC on February 25, 2014;

•	Weatherford Switzerland’s Amendment No. 1 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC on April 16, 2014;

•	Weatherford Switzerland’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, as filed with the SEC on April 29, 2014;

•

Weatherford Switzerland’s Current Reports on Form 8-K (other than information furnished rather than filed and corresponding information furnished under Item 9.01 or included as an exhibit thereto) filed with the SEC on February 3, 2014, February 25, 2014, March 4, 2014, April 2, 2014, April 10, 2014, April 24, 2014 and June 17, 2014;

•

Weatherford Ireland’s Current Report on Form 8-K (other than information furnished rather than filed and corresponding information furnished under Item 9.01 or included as an exhibit thereto), as filed with the SEC on June 17, 2014; and

•	The description of Weatherford Ireland’s Ordinary Shares contained in Item 8.01 of Weatherford Ireland’s Current Report on Form 8-K, as filed with the SEC on June 17, 2014.

In addition, all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” (other than information furnished rather than filed and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit thereto), shall be deemed to be incorporated by reference into this prospectus.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at our U.S. Investor Relations Department at the following address or calling the following number:

Weatherford International Ltd.

Attention: Investor Relations

2000 St. James Place

Houston, Texas 77056

(713) 836-4000

FORWARD-LOOKING STATEMENTS

This prospectus includes, and any accompanying prospectus supplement may include, various statements relating to future financial performance and results, including certain projections, business trends and other statements that are not historical facts. These statements constitute “Forward-Looking Statements” as defined in the Securities Act and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “budget,” “intend,” “strategy,” “plan,” “guidance,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, although not all forward-looking statements contain these identifying words.

Forward-looking statements reflect our beliefs and expectations based on current estimates and projections. While we believe these expectations, and the estimates and projections on which they are based, are reasonable and were made in good faith, these statements are subject to numerous risks and uncertainties. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecasted in the forward-looking statements. Furthermore, from time to time, we update the various factors we consider in making our forward-looking statements and the assumptions we use in those statements. However, we undertake no obligation to correct, update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required under federal securities laws. The following sets forth various assumptions we use in our forward-looking statements, as well as risks and uncertainties relating to those statements. Certain of the risks and uncertainties may cause actual results to be materially different from projected results contained in forward-looking statements in this prospectus and in our other disclosures. These risks and uncertainties include, but are not limited to, those described below under “Risk Factors” and the following:

•	global political, economic and market conditions, political disturbances, war, or terrorist attacks, changes in global trade policies, and international currency fluctuations;

•	our inability to realize expected revenues and profitability levels from current and future contracts;

•	our ability to manage our workforce, supply chain and business processes, information technology systems, and technological innovation and commercialization;

•	increases in the prices and availability of our raw materials;

•	nonrealization of expected reductions in our effective tax rate;

•	nonrealization of expected benefits from our acquisitions or business dispositions;

•	downturns in our industry which could affect the carrying value of our goodwill;

•	member country quota compliance within Organization of Petroleum Exporting Countries;

•	adverse weather conditions in certain regions of our operations;

•	failure to ensure on-going compliance with current and future laws and government regulations, including but not limited to environmental and tax and accounting laws, rules and regulations; and

•	limited access to capital or significantly higher cost of capital related to liquidity or uncertainty in the domestic or international financial markets.

Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in our other filings with the SEC under the Exchange Act, and the Securities Act. For additional information regarding risks and uncertainties, see “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves risk. There are important factors that could cause our actual results, level of activity or performance to differ materially from our past results of operations or from the results, level of activity or performance implied by the forward-looking statements contained in this prospectus or in any prospectus supplement. In particular, you should carefully consider the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, as amended, which is incorporated by reference into this prospectus. Other sections of this prospectus, any prospectus supplement and the documents incorporated by reference may include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. These risks could materially and adversely affect our business, financial condition or operating results and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, we will use the net proceeds received by us from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes. We may invest funds not required immediately for such purposes in marketable securities and short-term investments. We will not receive any of the proceeds from the sale of our securities by selling securityholders offered by this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Three Months Ended March 31, 2014		Years Ended
			2013		2012		2011	2010	2009
Ratio of earnings to fixed charges	—	(1)	—	(1)	—	(1)	2.30x	1.34x	1.51x

(1)	For the three months ended March 31, 2014 and for the years ended December 31, 2013 and 2012, earnings before fixed charges were inadequate to cover fixed charges by $7 million, $211 million and $349 million, respectively.

For purposes of computing the ratio of earnings to fixed charges, earnings are divided by fixed charges. “Earnings” represent the aggregate of (a) our earnings (loss) before income taxes, minority interest, discontinued operations and equity in earnings of unconsolidated investees and (b) fixed charges, net of interest capitalized plus (c) distributed income from equity investments. “Fixed charges” represent interest (whether expensed or capitalized), the amortization of capitalized debt costs and original issue discount and that portion of rental expense on operating leases deemed to be the equivalent of interest.

DESCRIPTION OF SECURITIES

We will set forth in the applicable prospectus supplement a description of the ordinary shares, debt securities and guarantees that may be offered under this prospectus.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated herein by reference.

PLAN OF DISTRIBUTION

We or selling securityholders may offer and sell the securities that may be offered pursuant to this prospectus to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will set forth in the applicable prospectus supplement a description of the specific plan of distribution of the securities that may be offered pursuant to this prospectus.

LEGAL MATTERS

Certain U.S. legal matters in connection with the securities will be passed upon for us by Baker & McKenzie LLP. Certain Bermuda legal matters in connection with the securities will be passed upon for us by our special Bermuda counsel, Conyers Dill & Pearman Limited. Certain Irish legal matters in connection with the securities will be passed upon for us by our special Irish counsel, Matheson. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the accompanying prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of Weatherford Switzerland as of December 31, 2013, and for the year ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Weatherford International Switzerland as of December 31, 2012, and for each of the two years in the period then ended, included in Weatherford Switzerland’s Annual Report (Form 10-K) for the year ended December 31, 2013 (including the schedule for each of the two years in the period ended December 31, 2012 appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

Interests of Named Experts and Counsel

Certain Bermuda legal matters in connection with the debt securities or guarantees that Weatherford Bermuda may issue under a prospectus supplement will be passed upon for Weatherford Bermuda by its special Bermuda counsel, Conyers Dill & Pearman Limited. An employee of that firm’s affiliated company, Codan Services Limited, is Weatherford Bermuda’s secretary.

Weatherford International Ltd.

$1,000,000,000

    % Exchangeable Senior Notes due 2021

Guaranteed on an unsecured basis by Weatherford International plc and Weatherford International, LLC

Exchangeable for ordinary shares of Weatherford International plc

Joint Book-Running Managers

RBC Capital Markets	Citigroup

P R E L I M I N A R Y    P R O S P E C T U S    S U P P L E M E N T

                    , 2016